                                                                   EXHIBIT 10.04

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                     KCD-TX I INVESTMENT LIMITED PARTNERSHIP

                                   AS LANDLORD

                                       AND

                          LACERTE SOFTWARE CORPORATION

                                    AS TENANT

                            DATED: February 22, 2000

                                  LEASE INDEX


ARTICLE 1 - LEASE .........................................................2
        Section 1.01 Property .............................................2
        Section 1.02 Rentable Area ........................................3

ARTICLE 2 - CONSTRUCTION OF THE BUILDING ..................................3
        Section 2.01 Development Schedule .................................3
        Section 2.02 Base Building Work ...................................3
        Section 2.03 Tenant Improvements ..................................5
        Section 2.04 Bidding ..............................................6
        Section 2.05 Construction .........................................6
        Section 2.06 Substantial Completion ...............................7
        Section 2.07 Inspection ...........................................7
        Section 2.08 Reports ..............................................8
        Section 2.09 Compliance with Laws .................................8
        Section 2.10 Insurance and Restoration ............................8
        Section 2.11 Indemnity ............................................9
        Section 2.12 Correction of Construction Defects ...................9
        Section 2.13 Schedule ............................................10
        Section 2.14 Change Orders .......................................10
        Section 2.15 Force Majeure .......................................12
        Section 2.16 Landlord and Tenant Delay ...........................12
        Section 2.17 Building Materials ..................................13
        Section 2.18 Signage .............................................13
        Section 2.19 Access ..............................................13

ARTICLE 3 - COSTS OF CONSTRUCTION OF THE BUILDING
        AND THE TENANT IMPROVEMENTS ......................................14
        Section 3.01 Base Building Work ..................................14
        Section 3.02 Tenant Improvement Allowances .......................14
        Section 3.03 Payment .............................................15
        Section 3.04 Supplemental Allowance ..............................16

ARTICLE 4 - TERM AND RENEWALS ............................................16
        Section 4.01 Term ................................................16
        Section 4.02 Renewal Options .....................................17
        Section 4.03 Refurbishment Allowance .............................18

                             OFFICE LEASE AGREEMENT

                                     BETWEEN

                     KCD-TX I INVESTMENT LIMITED PARTNERSHIP

                                   AS LANDLORD

                                       AND

                          LACERATE SOFTWARE CORPORATION

                                    AS TENANT

                            DATED: February 22, 2000

                                  LEASE INDEX

ARTICLE 1 - LEASE .........................................................2
        Section 1.01 Property .............................................2
        Section 1.02 Rentable Area ........................................3

ARTICLE 2 - CONSTRUCTION OF THE BUILDING ..................................3
        Section 2.01 Development Schedule .................................3
        Section 2.02 Base Building Work ...................................3
        Section 2.03 Tenant Improvements ..................................5
        Section 2.04 Bidding ..............................................6
        Section 2.05 Construction .........................................6
        Section 2.06 Substantial Completion ...............................7
        Section 2.07 Inspection ...........................................7
        Section 2.08 Reports ..............................................8
        Section 2.09 Compliance with Laws .................................8
        Section 2.10 Insurance and Restoration ............................8
        Section 2.11 Indemnity ............................................9
        Section 2.12 Correction of Construction Defects ...................9
        Section 2.13 Schedule ............................................10
        Section 2.14 Change Orders .......................................10
        Section 2.15 Force Majeure .......................................12
        Section 2.16 Landlord and Tenant Delay ...........................12
        Section 2.17 Building Materials ..................................13
        Section 2.18 Signage .............................................13
        Section 2.19 Access ..............................................13

ARTICLE 3 - COSTS OF CONSTRUCTION OF THE BUILDING
        AND THE TENANT IMPROVEMENTS ......................................14
        Section 3.01 Base Building Work ..................................14
        Section 3.02 Tenant Improvement Allowances .......................14
        Section 3.03 Payment .............................................15
        Section 3.04 Supplemental Allowance ..............................16

ARTICLE 4 - TERM AND RENEWALS ............................................16
        Section 4.01 Term ................................................16
        Section 4.02 Renewal Options .....................................17
        Section 4.03 Refurbishment Allowance .............................18

ARTICLE 5 - RENT .........................................................18
        Section 5.01 Rent ................................................18
        Section 5.02 Late Charge .........................................19
        Section 5.03 Net Lease ...........................................19
        Section 5.04 Additional Rent .....................................20

ARTICLE 6 - HOLDING OVER .................................................20
        Section 6.01 Holding Over ........................................20

ARTICLE 7 - QUIET POSSESSION .............................................20
        Section 7.01 Quiet Possession ....................................20

ARTICLE 8 - USE OF BUILDING ..............................................20
        Section 8.01 Use .................................................20
        Section 8.02 Maintenance .........................................21

ARTICLE 9 - TAXES ........................................................22
        Section 9.01 Personal Property Taxes .............................22
        Section 9.02 Ad Valorem Taxes ....................................22
        Section 9.03 Delinquency of Payment ..............................23

ARTICLE 10 - INSURANCE ...................................................23
        Section 10.01 Tenant's Insurance .................................23
        Section 10.02 Policy Requirements ................................23
        Section 10.03 Landlord's Insurance ...............................25

ARTICLE 11 - INDEMNIFICATION .............................................26
        Section 11.01 Tenant's and Landlord's Indemnities ................26

ARTICLE 12 - LANDLORD'S LIABILITY ........................................26
        Section 12.01 Limited Liability ..................................26

ARTICLE 13 - UTILITIES AND SERVICES ......................................27
        Section 13.01 Utilities and Services .............................27
        Section 13.02 Association Fees ...................................27

ARTICLE 14 - ALTERATIONS .................................................27
        Section 14.01 Alterations ........................................27

ARTICLE 15 - REPAIR AND MAINTENANCE ......................................28
        Section 15.01 Tenant's Obligations ...............................28
        Section 15.02 Landlord's Obligations .............................29
        Section 15.03 Removal of Fixtures ................................29

ARTICLE 16 - DAMAGE AND DESTRUCTION ......................................29
        Section 16.01 Fire and Other Casualty ............................29
        Section 16.02 Third-Party Architect ..............................30

ARTICLE 17 - CONDEMNATION ................................................31
        Section 17.01 Takings ............................................31

ARTICLE 18 - ENTRY BY LANDLORD ...........................................31
        Section 18.01 Reasonable Access ..................................31

ARTICLE 19 - ASSIGNMENT AND SUBLETTING ...................................32
        Section 19.01 Assignment and Subletting ..........................32
        Section 19.02 Assignment by Landlord .............................33
        Section 19.03 No Right to Right of Assignment/Sublease
        Independent of Lease .............................................33
        Section 19.04 No Right to Seek Extension Under
        11 U.S.C. section 365(d) .........................................33

ARTICLE 20 - SUBORDINATION AND LENDER AGREEMENTS .........................33
        Section 20.01 Lender and Mortgages ...............................33
        Section 20.02 Estoppel ...........................................34

ARTICLE 21 - DEFAULT AND REMEDIES ........................................35
        Section 21.01 Defaults ...........................................35
        Section 21.02 Remedies ...........................................36
        Section 21.03 Landlord's Default .................................40
        Section 21.04 Waiver .............................................42

ARTICLE 22 - NOTICES .....................................................43

ARTICLE 23 - BROKER'S COMMISSIONS ........................................44
        Section 23.01 Broker's Commission ................................44

ARTICLE 24 - ENVIRONMENTAL MATTERS .......................................44
        Section 24.01 Hazardous Substances Contamination .................44

ARTICLE 25 - PROJECT EXPANSIONS ..........................................46
        Section 25.01 Expansion Notice ...................................46
        Section 25.02 Specification Notice ...............................47
        Section 25.03 Governing Provisions ...............................47

ARTICLE 26 - MISCELLANEOUS ...............................................53
        Section 26.01 Miscellaneous Terms ................................53
        Section 26.02 Landlord's Representations .........................55
        Section 26.03 Tenant's Representations ...........................56
        Section 26.04 Landlord's Cooperation .............................56
        Section 26.05 Confidentiality ....................................56
        Section 26.06 Memorandum of Lease ................................56


EXHIBITS:
Exhibit "A" Phase I Property
Exhibit "A-1" Future Development Property
Exhibit "A-2" Acquisition Contract
Exhibit "B" Development Schedule
Exhibit "C" Base Building Outline Specifications
Exhibit "C-1" Site Plan
Exhibit "D" Completion Guaranty
Exhibit "D-1" Intuit Guaranty
Exhibit "E" Weather Standard
Exhibit "F" Subordination and Non-Disturbance Agreement
Exhibit "G" Commission Agreement
Exhibit "H" Base Rent Example
Exhibit "I" Permitted Exceptions

                             OFFICE LEASE AGREEMENT

        THIS OFFICE LEASE AGREEMENT (this "LEASE"), dated to be effective as of this 22nd day of February, 2000, is made by and between KCD-TX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership ("LANDLORD OR KCD"), and LACERTE SOFTWARE CORPORATION, a Delaware corporation ("TENANT" or "LACERTE").

                              PRELIMINARY RECITALS

        A. Electronic Data Systems Corporation ("EDS") is the owner of (i) a certain tract of unimproved real property containing approximately 10.7 acres located in the Legacy Park development in the City of Plano, Texas, which real property is generally described on Exhibit "A," attached hereto and made a part hereof, and which shall be used for Phase I of the Project (the "PHASE I PROPERTY"); and (ii) a tract containing approximately 8.8 acres of land which may be used for additional phases and/or expansions of the Project (the "FUTURE DEVELOPMENT PROPERTY") which is generally described on Exhibit "A-1" attached hereto (the Phase I Property and the Future Development Property are hereinafter collectively referred to as the "REAL PROPERTY").

        B. Landlord warrants that it shall acquire those portions of the Real Property from EDS as necessary to satisfy the requirement to develop the Project and any Project Expansion as contemplated herein, in accordance with the terms of that certain Contract for the Purchase and Sale of Real Estate to be executed by Landlord and EDS (the "ACQUISITION CONTRACT"), and when so executed, a copy of which shall be attached hereto as Exhibit "A-2" in accordance with Section 1.01(b). Landlord also warrants that, so long as Lacerte has not committed an uncured Event of Default, Landlord will not amend the provisions of the Acquisition Contract without Lacerte's consent, which shall not be unreasonably withheld.

        C. When Landlord acquires the Phase I Property, it shall construct on the Phase I Property an office building containing approximately 165,000 square feet of gross building area (the "BUILDING") as well as a minimum of seven hundred fifty (750) parking spaces, or such greater amount as may be necessary to satisfy applicable ordinances with respect to the parking required for the Building (the "PARKING") (the Building and Parking are collectively sometimes referred to herein as "PHASE I"). The Building, Parking and the Phase I Property, if and when constructed, are collectively hereinafter referred to as the "PROJECT"). The development of the Future Development Property shall be controlled by the provisions of Article 25 hereof, and upon the acquisition of any portion of the Future Development Property, such property shall become part of the Project for purposes of this Lease.

        D. Tenant desires to lease the Project on the terms and conditions hereinafter provided.

        E. To induce Landlord to execute this Lease, Tenant has caused, and Intuit Inc. (the "GUARANTOR" or "INTUIT") has agreed to execute, that certain guaranty agreement (the "INTUIT GUARANTY") attached hereto as Exhibit "D-1." For purposes of this Lease, the term "Guarantor" shall include any "Substitute Guarantor" as provided in the Intuit Guaranty, unless expressly stated to the contrary herein.

        NOW, THEREFORE, for and consideration of the rent herein after reserved and the mutual covenants hereinafter contained, Landlord and Tenant agree as follows:

                                ARTICLE 1 - LEASE

        SECTION 1.01 PROPERTY.

        (a) Subject to Landlord's acquisition of the Phase I Property and completion of the Project in accordance with the terms of this Lease, Landlord hereby leases and demises the Project to Tenant and Tenant hereby hires, leases and accepts the Project from Landlord, for the Term (as defined in Section 4.01) and subject to the agreements, conditions and provisions contained herein.

        (b) Title to the Real Property shall be burdened by certain title exceptions which exist as of the date hereof and which are required to be established by the Landlord in connection with the Acquisition Contract and the development of the Project. Upon receipt thereof by Landlord, Landlord shall deliver to Tenant (i) a commitment for title insurance covering the Real Property and legible copies of all exception documents shown therein for Tenant's review and approval, (ii) an on the ground boundary survey of the Real Property showing the location of any easements and other encumbrances to title, and (iii) the final form of Acquisition Contract to be executed-by Landlord and EDS. Tenant will receive an opportunity to review and approve the Supplemental Declaration referred to in Section 14.04(b) of the Acquisition Contract, the Option Supplemental Declaration referred to in Section 14.05, as well as any other restrictions or instruments that will be recorded pursuant to the terms of the Acquisition Contract, including the terms and provisions of the Special Warranty Deed. Within ten (10) business days following receipt by Tenant of all of the foregoing materials, Tenant shall either approve the Acquisition Contract, the exceptions to title shown in such title commitment, the additional title documents referenced above, and the survey (the "PERMITTED EXCEPTIONS"), or Tenant shall deliver written notice to Landlord terminating this Lease. If Tenant fails to deliver such notice, Tenant shall be deemed to have waived any objection to title to the Real Property and shall have accepted the Acquisition Contract and Permitted Exceptions. Upon approval of the Permitted Exceptions, Landlord and Tenant agree that same shall be described on Exhibit "I" to the Lease which shall be incorporated herein by reference for all purposes. Upon approval of the Acquisition Contract, a fully executed copy of same shall be attached to this Lease as Exhibit "A-2" which shall be incorporated herein by reference for all purposes. Landlord covenants that it shall not permit any additional easements and exceptions other than the Permitted Exceptions to title to be recorded against title to the Real Property except those easements and exceptions which are necessary in connection with the development of the Project, and in any event such additional exceptions and easements shall not impair Tenant's use of the Project. As soon as possible after the

Substantial completion of construction of the shell of the Building, Landlord's architect, HKS, Inc. ("ARCHITECT"), shall compute the Rentable Area (hereafter defined) contained in the Building. For purposes of calculating rentals due hereunder, the good faith calculations of Architect made in accordance with
Section 1.02 hereof shall, subject to the review and approval thereof by Tenant and Landlord, determine the Rentable Area contained in the Building. If Tenant and Landlord are unable to agree on the Rentable Area contained in the Building, the President of the Dallas Chapter of the AIA shall be appointed (and compensated equally by Landlord and Tenant, unless the Architect's determination of the total square feet of area contained in the Building exceeds the amount of total square feet of area contained in the Building as determined by the President of the Dallas Chapter of the AIA by more than 5%, in which case such compensation shall be paid by Landlord) as the final arbiter of the Rentable Area in the Building.

        SECTION 1.02 RENTABLE AREA. The measurement for the total square feet of gross building area contained in the Building (which shall, for purposes of this Lease, be referred to as "RENTABLE AREA") shall be made in accordance with the method of measuring gross building area of office space in a single tenant occupied building as specified in the Standard Method for Measuring Floor Area in Office Buildings published by the Building Owners and Managers Association International in ANSI Z 65.1-1996, revised and readopted June 7, 1996.

                    ARTICLE 2 - CONSTRUCTION OF THE BUILDING

        SECTION 2.01 DEVELOPMENT SCHEDULE. Attached hereto as Exhibit "B" and incorporated herein by reference is a development schedule (the "DEVELOPMENT SCHEDULE") detailing the Project's construction process, responsibilities of Landlord and Tenant and the time periods within which each party's obligations are to be performed. Both parties acknowledge that strict adherence to the Development Schedule is essential for an orderly and timely completion of construction of the Project, including the Base Building Work (as hereinafter defined) and all Tenant Improvements (as hereinafter defined); provided, however, each construction period obligation which is to be performed shall be extended in the event of a delay in a prior date [whether caused by Landlord, Tenant, a third party, or Force Majeure (as hereinafter defined)] by the number of days of such delay. Phase I of the Project shall consist of the construction and occupancy of approximately 165,000 square feet of Rentable Area and shall contain a minimum of seven hundred fifty (750) parking spaces or such greater amount as may be required to satisfy Laws based upon a building which contains 165,000 square feet, as shown on the site plan attached hereto as Exhibit "C-1" (the "SITE PLAN"). Landlord and Tenant agree that construction of the Project may occur in multiple phases and such future phases and/or expansions of the Project (each, a "PROJECT EXPANSION") may consist of the construction and occupancy of an additional amount of square feet of Rentable Area as described in Article 25 of this Lease. Any Project Expansion shall be constructed and occupied, and Base Rent shall commence to accrue thereon, all in accordance with the provisions of Article 25.

        Section 2.02 BASE BUILDING WORK. Landlord and Tenant agree that the construction specifications attached hereto as Exhibit "C" (the "BASE BUILDING OUTLINE SPECIFICATIONS") constitute the outline specifications for the Landlord's work in the development of the Project. The

Base Building Outline Specifications shall be deemed to include such additional detail as may be necessary to satisfy the intent of the parties that such specifications are sufficient, as drafted, to permit the Architect to prepare the Base Building Final Plans and Specifications (as hereinafter defined) without the addition of substantive design elements not described therein (hereinafter referred to as "Additional Detail"). The Base Building Outline Specifications incorporate the Site Plan for the Project which is attached hereto as Exhibit "C-l," which Site Plan is hereby approved by Landlord and Tenant. Landlord and Tenant acknowledge that the Site Plan is merely illustrative of the conceptual layout of the Project and is not intended to provide the scope or detail which is shown in the Base Building Outline Specifications. Landlord shall provide all utilities and off-site improvements for the construction of the Building, and shall construct or cause the Project to be constructed: (i) substantially in accordance with the Base Building Final Plans and Specifications; (ii) in a good and workmanlike manner; and (iii) in a timely manner in accordance with the Development Schedule (subject to Force Majeure, as described in Section 2.15, and Tenant Delays, as described in
Section 2.16) at no cost to Tenant, except for costs related to Tenant Changes as described in Section 2.14 and Tenant Delays. The scope of the physical improvements which constitute the Project excluding the Tenant Improvements shall be limited to the improvements described in the Base Building Outline Specifications. Landlord's undertakings described in this Section 2.02 shall be referred to collectively as the "BASE BUILDING WORK." Landlord shall solicit one
(1) or more bids from, or may negotiate directly with one or more, general contractors unaffiliated with Landlord or Tenant and shall contract with (with Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed) a general contractor to construct the Base Building Work (the "CONTRACTOR"), shall cause the Base Building Work to be constructed, and shall cause the Project to be constructed in accordance with Laws (as defined in Section 8.01) and Covenants (as defined in Section 13.02). The Tenant may, at its election, cause the Contractor to solicit bids from subcontractors to provide any of the work for the Project as required by the Tenant. Any cost increases attributable to any contractor selected by the Tenant, shall be considered a Tenant Change pursuant to Section 2.14. Any delay attributable to materials or finishes not timely installed or delivered by any contractor selected by the Tenant which is providing services directly to the Tenant or the Contractor shall be considered a Tenant Delay for purposes of this Lease. All preliminary plans and specifications for construction of the Base Building Work shall be prepared by Architect at Landlord's sole cost and expense in accordance with the budget established for the Project by the Landlord, shall be based upon the Base Building Outline Specifications and shall be completed in accordance with the terms of the Development Schedule. Preliminary and final drafts of the final plans shall be promptly submitted by Landlord to Tenant. If within fifteen
(15) days after receipt by Tenant of any plans and specifications for the Project, Tenant informs Landlord, in writing, that such plans and specifications are not substantially in conformance with the Base Building Outline Specifications and how such plans and specifications deviate from the Base Building Outline Specifications, then Landlord shall promptly cause the plans and specifications to be modified so as to conform to the Base Building Outline Specifications. If Tenant has not so notified Landlord within fifteen (15) days after receipt by Tenant of any plans and specifications for the Project, such plans and specifications shall be deemed to be approved. Once the plans and specifications have been approved by Tenant, or deemed to have been approved by Tenant due to its non-response to any submission for approval, such set shall then become the final plans and specifications ("BASE BUILDING FINAL PLANS AND SPECIFICATIONS"). It is agreed that the Base Building Final Plans and Specifications shall be deemed to include the Additional Detail, whether or not specifically identified therein, as such Base Building Outline Specifications may have been modified with Tenant's consent. It is expressly understood and agreed by Landlord and Tenant that the Base Building Final Plans and Specifications shall, when approved, supersede the Base Building Outline Specifications for purposes of the completion of the Base Building Work.

        Section 2.03 TENANT IMPROVEMENTS. Prior to the date specified in the Development Schedule for preparation of the Tenant Improvements design work, as such date may be extended in accordance with the terms of this Lease, Landlord, Tenant's representative and the architect retained by Tenant to design the Tenant Improvements, who may also be the Architect at Tenant's election (such architect providing design services in connection with the Tenant Improvements shall be referred to herein as the "TI ARCHITECT") shall meet to discuss the design and construction of those improvements to the Building desired by Tenant other than the Base Building Work (the "TENANT IMPROVEMENTS"). All improvements not part of the Base Building Work shall be considered Tenant Improvements. Tenant shall contract directly with the TI Architect to provide architectural services in connection with the design and installation of the Tenant Improvements. Such agreement with the TI Architect for the Tenant Improvements shall be in a form reasonably acceptable to the Landlord and shall name Landlord's representative as a party to whom all correspondence shall be copied under the terms of the such agreement and shall also entitle Landlord's representative to be present at all design and development meetings coordinating completion of the Tenant Improvements. Tenant shall deliver to TI Architect reasonably sufficient information and instructions to enable TI Architect to prepare preliminary plans and specifications for construction of the Tenant Improvements desired by Tenant. All fees and expenses charged by the TI Architect in connection with the Tenant Improvements shall be charged against the improvement Allowance described in Section 3.02. All preliminary and final plans and specifications for the Tenant Improvements shall be subject to Tenant's and Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant and TI Architect shall develop the final plans and specifications for the Tenant Improvements (the "TENANT IMPROVEMENTS FINAL PLANS AND SPECIFICATIONS"). Tenant and TI Architect shall use their best efforts to complete the plan preparation and approval process within the time periods shown on the Development Schedule. Failure by either Tenant or TI Architect to comply with the plan preparation and approval process within the time periods shown on the Development Schedule will constitute a Tenant Delay. Concurrently with preparation of the Tenant Improvements Final Plans and Specifications, the TI Contractor (hereinafter defined) shall prepare for Tenant's review and approval an estimated budget for the Tenant Improvements. Upon receipt of Tenant's written comments with respect to the estimated budget, the TI Contractor shall promptly modify the estimated budget and deliver a revised budget to Tenant for its approval. In addition, TI Architect shall promptly modify the Tenant Improvements Final Plans and Specifications to accommodate the requested changes to the estimated budget. From time to time during the design, bidding and construction stages, upon Tenant's request, Landlord, TI Architect and the TI Contractor shall make value engineering recommendations and shall otherwise advise Tenant with regard to methods of reducing the total cost of construction of the Tenant Improvements. Tenant shall have the sole option of whether to accept or reject any value engineering recommendations. All costs involved in approving, drafting and preparing the Tenant Improvements Final Plans and Specifications shall be charged against the Improvement Allowance described in
Section 3.02 hereof.

        Section 2.04 BIDDING. After final, written approval by Tenant of the estimated budget for the Tenant Improvements and of the Tenant Improvements Final Plans and Specifications, the Landlord shall solicit at least three (3) bids (or as many as reasonably practical) from general contractors unaffiliated with Landlord or Tenant (some of whom may be recommended by Tenant) and shall contract (with Tenant's approval, which approval shall not be unreasonably withheld, conditioned or delayed) with a general contractor (the "TI CONTRACTOR"), which shall act as the general contractor for the Tenant Improvements work. Tenant shall be entitled to supply to Landlord, for use by the TI Contractor, a list of approved subcontractors to whom the Tenant wishes to be delivered bid packages in connection with certain components of the Tenant Improvements. All fees, supervision, costs and charges relating to the Tenant Improvements including, without limitation, all architectural and engineering fees and other "soft costs," shall be charged against the Improvement Allowance described in Section 3.02 hereof. TI Contractor, with the advice and consent of Landlord and Tenant, shall select the respective subcontractors within seven (7) days after its receipt of all of the bids for the respective work; however, if all of the subcontractors' bids received for any portion of the Tenant Improvements work exceed the estimated budget for such work, or if some or all of the bids which have been received are within the budget but are otherwise unsatisfactory to Landlord or Tenant, then Landlord or Tenant may, in writing, within seven (7) days after the receipt of the respective bids, either request modification of the plans and specifications for the subject portion of the Tenant Improvements or request that the TI Contractor solicit additional subcontractor bids. If such modifications or requests for solicitation of additional bids are made by Tenant and will result in delays in completion of construction of the Tenant Improvements, Landlord shall immediately notify Tenant, in writing, of the amount of anticipated delay, which shall be deemed a Tenant Delay (as hereinafter defined). If Landlord fails to notify Tenant of any delay which may result from such modifications or solicitation of additional bids within seven (7) days of Tenant's request therefor, then any delay resulting therefrom shall not be deemed a Tenant Delay.

        SECTION 2.05 CONSTRUCTION. The Contractor shall construct the Base Building Work promptly, and in accordance with the requirements of all Covenants and Laws and the standards expressed in Section 2.02. The TI Contractor shall construct the Tenant Improvements promptly, in a good and workmanlike manner and in substantial accordance with the Tenant Improvements Final Plans and Specifications. Landlord shall be responsible for causing the Contractor, TI Contractor and Architect (but not the TI Architect) to perform all of their respective obligations described in this Lease pursuant to written contracts, the terns of which shall be in accordance with the terns and provisions hereof and the requirements of all Covenants and Laws. In addition, an affiliate of Landlord, Koll Development Company, LLC ("KOLL") shall guarantee the Landlord's obligations under this Section 2.05 by execution of the Completion Guaranty attached hereto as Exhibit "D." Landlord shall use commercially reasonable efforts to work with the City of Plano, Texas to assist Tenant and Tenant's broker in acquiring the municipal incentives which may reduce the cost of Tenant's occupancy of the Project. Any municipal incentives which are achieved through the efforts of Landlord, Tenant or Tenant's broker shall inure to the benefit of the Tenant, to the extent that the Tenant continues to occupy the Project.

        Section 2.06 SUBSTANTIAL COMPLETION. The Base Building Work and Tenant Improvements shall be deemed substantially completed (hereinafter, "SUBSTANTIALLY COMPLETED" or "SUBSTANTIAL COMPLETION") upon the completion of the Base Building Work and the Tenant Improvements, such that only minor or insubstantial details of construction or mechanical adjustment remain to be performed, the existence of which do not materially interfere with Tenant's occupancy and use of the Building for the conduct of Tenant's business, and upon the issuance of a temporary or permanent certificate of occupancy by the governing local authority for the Building. A certificate furnished by Architect as to the date of Substantial Completion shall be conclusive and binding upon both parties. Notwithstanding the delivery of such certificate of Substantial Completion by the Architect, Substantial Completion shall be deemed not to have occurred with respect to the Base Building Work and Tenant Improvements until Landlord has provided Tenant prior written notice and at least sixty (60) days of reasonably unrestricted physical access to the Building for purposes of Tenant's installation of furniture, fixtures and equipment. Within ninety (90) days after the date of Substantial Completion, Tenant shall notify Landlord in writing of any remaining "punch list" or other corrective work to be completed by Landlord through the Contractor and TI Contractor. Such "punch list" or other corrective work shall be commenced by Landlord and completed within sixty (60) days following receipt of such notification from Tenant, or such longer period of time as is reasonably necessary to permit Landlord to complete such work in the event that the completion of same is not possible within such sixty (60) day period with the exercise of reasonable diligence. Upon completion of such "punch list" and other corrective work to Tenant's, TI Architect's and Architect's reasonable satisfaction, and upon Tenant's installation of its furniture, fixtures and equipment, Landlord shall obtain the issuance of a permanent certificate of occupancy, unless such certificate has previously been obtained. Landlord shall have no other obligation to perform other work except with regard to Landlord's obligations to correct construction defects and deficiencies as provided in Section 2.12 and to maintain certain structural and other elements of the Project as set forth in Section 15.02. Tenant shall reasonably cooperate with Landlord in obtaining the temporary and permanent certificates of occupancy.

        SECTION 2.07 INSPECTION. Tenant may, at its election, perform on-site inspections of the Base Building Work and the Tenant Improvements from time to time, provided that such inspections do not interfere with the completion of the Project by the Landlord. The Tenant agrees to indemnify, defend and hold Landlord harmless from any loss, cost, liability or damage resulting from any
(i) installation of furniture, fixtures and equipment pursuant to Section 2.06, and (ii) personal injury resulting from any inspection of the Project by the Tenant, its employees or agents prior to Substantial Completion, unless arising out of Landlord's negligence. Landlord shall be responsible for inspecting the construction work for the Base Building Work and the Tenant Improvements. In addition, Tenant and its designated agents and representatives shall, upon Landlord's request (which may occur at regular intervals), inspect a specifically identified element of the construction work of the Base Building Work or the Tenant Improvements and Landlord shall cooperate fully with Tenant and/or its designated agents and representatives during any such inspections. If Tenant's inspections of a specific element of the Project requested by Landlord result in Tenant recognizing any occurrence of material deviations from the Base Building Final Plans and Specifications or from the Tenant Improvements Final Plans and Specifications approved by Tenant, Tenant shall notify Landlord in writing of such deviations within seven (7) days of such inspection, and Landlord shall, upon receipt of such written notice, either respond in writing to objections to the claim or correct such deviations promptly. However, if Tenant fails to notify Landlord of any such material deviations within seven (7) days after an inspection specifically requested by Landlord, Tenant shall be deemed to have accepted all work relating to the item specifically inspected by Tenant which has been completed to the date of Tenant's inspection. Landlord shall not be obligated to uncover work already in place, except upon written request by Tenant in connection with an inspection of the Building by Tenant. If a material deviation from the plans and specifications is thereby uncovered, Landlord shall cause such deviation to be corrected and the costs of the tests, uncovering and correction, as well as delays caused thereby, shall be Landlord's sole responsibility. If no material deviation is found, all testing, uncovering and recovering costs, as well as any delays caused thereby, shall be Tenant's sole responsibility and sums due therefor shall be payable within twenty (20) days following written demand by Landlord. Tenant's failure to detect a deviation from plans or specifications shall not relieve Landlord from its obligation to cause the Project to be constructed free of design (as to the Base Building Work only) and construction defects (as to the Base Building Work and the Tenant Improvements) and in accordance with the approved final plans and specifications, and to correct any unsafe, illegal or latent defective conditions in accordance with Section 2.12.

        SECTION 2.08 REPORTS. Landlord shall provide to Tenant periodic construction reports as the construction of the Project progresses, but no less frequently than once every thirty (30) days.

        SECTION 2.09 COMPLIANCE WITH LAWS. The Building, including, but not limited to, the Base Building Work and the Tenant Improvements, shall be constructed in accordance with Laws (as defined in Section 8.01) and the Covenants (as defined in Section 13.02). After the Term Commencement Date (as defined in Section 4.01) for Phase I, and the Project Expansion Commencement Date for any Project Expansion (as such terms are defined in Article 25), Tenant shall have sole responsibility for ongoing compliance with all Laws and Covenants, except to the extent Landlord has responsibility for any such compliance as set forth in Sections 2.12 or 15.02, in which event Tenant shall have no responsibility therefor.

        SECTION 2.10 INSURANCE AND RESTORATION. At Landlord's sole cost and expense and as part of the cost of construction Landlord shall procure or cause to be procured and maintained during the construction of the Project (including, without limitation, the construction of Tenant Improvements), builder's risk insurance insuring the Building and all other improvements constructed on the Real Property against fire, the perils insured under the standard form extended coverage endorsement, vandalism, and malicious mischief in the full amount of the cost of construction. In the event the Building or Tenant Improvements shall be damaged or destroyed by fire or other insured casualty, Landlord shall repair or restore the damaged Building, upon Tenant's reaffirmation of the Lease or giving of such other comfort to Landlord and Lender (as defined in Article 20) as may be reasonably agreed to between Tenant, Landlord and Lender, which shall be subject to the conditions provided in this Section 2.10. Landlord shall promptly commence such repairs and this Lease shall be unaffected except that the Term Commencement Date (as hereinafter defined) and the Project Expansion Commencement Date for any Project Expansion shall be extended until the Building is Substantially Completed; provided, however, in the event (a) the damage is such that restoration and completion is not reasonably possible within nine (9) months after the date of the casualty in the opinion of the Third-Party Architect (as defined in Section 16.02), or (b) Landlord has not Substantially Completed the restoration of the Building in accordance with the terms hereunder, including, but not limited to, Tenant Improvements, within twelve (12) months after the date of the casualty (such time period being extended by up to six (6) additional months by Force Majeure), then Tenant shall have the right to terminate this Lease within thirty (30) days thereafter by giving written notice of such termination to Landlord and, upon such termination, the parties shall have no further obligations hereunder, one to the other, except for obligations arising under Section 2.11 hereof. In no event shall Landlord be responsible for any loss or damage to Tenant's personal property or to improvements installed or stored by Tenant other than as may be contained within the Tenant Improvements. The insurance coverage required in this Section 2.10 shall terminate on the Term Commencement Date for Phase I and the Project Expansion Commencement Date for any Project Expansion.

        SECTION 2.11 INDEMNITY. Prior to the Term Commencement Date for Phase I, and the Project Expansion Commencement Date for any Project Expansion, Landlord shall indemnify, defend and hold Tenant, its officers, directors, agents, employees, contractors, licensees and invitees, harmless from and against any and all claims, losses, damages, injuries and liabilities (including the costs of audit or attorney's fees) arising (a) from the death or injury of any person or persons, including, but not limited to, the employees of Landlord, Architect or the Contractor or any subcontractor, and/or (b) from damage or destruction of any property or properties, where such injuries, death or .damage are caused by Landlord's sole negligence or the joint negligence of Landlord and any other person or entity (excluding the Tenant). In addition to the Tenant indemnity provided in Section 2.07, Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, losses, damages, injuries and liabilities (including the reasonable costs of suit and attorneys' fees) arising from (a) replacement of defective work relating to the TI Architect's design work in connection with the Tenant Improvements, in the event that the TI Architect fails to correct and/or replace such defective work at TI Architect's sole cost and expense in accordance with Section 2.12, and (b) any mechanic's lien or materialmen's lien filed as a result of Tenant's failure to pay sums due directly by Tenant to the TI Architect with respect to the Tenant Improvements and to any contractors or subcontractors, if any.

        SECTION 2.12 CORRECTION OF CONSTRUCTION DEFECTS. Landlord, at its sole cost and expense, shall repair, or cause to be repaired, any deviations, defects or deficiencies, whether patent or latent, in the Project (as well as any Project Expansion) and/or Tenant Improvements (including, without limitation, air conditioning, plumbing, electrical and heating systems) installed by Landlord or its agents or contractors which are due to faulty design (except with respect to the design of the Tenant Improvements, for which Tenant shall be responsible to replace work necessitated by a defective design of any of the Tenant Improvements, in the event that the TI Architect fails to replace work necessitated by its defective design in accordance with this provision), defective materials or workmanship in construction thereof for a period of one (1) year following the Term Commencement Date for Phase I and for a period of one (1) year following the Project Expansion Commencement Date for each Project Expansion. Tenant covenants that it shall use commercially reasonable efforts to cause the TI Architect, in such architect's agreement with Tenant, to indemnify and hold Landlord harmless from any defective design in the Tenant Improvements which causes any loss, damage, cost or liability to the Landlord in construction of the Project. The TI Architect's agreement shall identify the Landlord as a third-party beneficiary of such agreement to the extent of the indemnity contained therein. Landlord's primary recourse for design defects in the Tenant improvements shall be against the TI Architect. In the event that the architect's agreement with the TI Architect fails to contain the indemnity of Landlord described in this Section 2.12, or, in the event Landlord is unsuccessful in recovering all of its losses, costs, liability or damage from the TI Architect after exercising reasonable efforts, Tenant shall be responsible for the unrecovered costs of correcting any defective work resulting from errors in the Tenant Improvements Final Plans and Specifications caused by the TI Architect. Any and all rights of Landlord in and to any guaranties or warranties in effect on the first anniversary of the Term Commencement Date for items, the repair, replacement and/or maintenance of which Tenant has assumed responsibility under Section 15.01 hereof shall be assigned to Tenant. This Section shall not limit Landlord's repair requirements for so-called "punch list" items in accordance with Section 2.06 hereof or its obligation to maintain Structural Elements as provided in Section 15.02 hereof.

        SECTION 2.13 SCHEDULE. Notwithstanding anything contained in this
Article 2 to the contrary, the right of Tenant hereunder to any review, approval, or modification of plans, or additional bidding, shall comply with the Development Schedule [as may be extended for acts of third parties, Landlord Delays (as defined in Section 2.16) or by Force Majeure], and any delay in the Development Schedule resulting from Tenant's exercise of such rights in excess of any time periods specified in this Lease shall be deemed a Tenant Delay.

        SECTION 2.14 CHANGE ORDERS.

        (a) Net Increased Costs. All Net Increased Costs (hereinafter defined) associated with Change Orders (hereinafter defined) resulting from Tenant Changes in the Base Building Work or Tenant Improvements shall be Tenant's sole expense and any delays caused by such Change Orders shall be deemed to be Tenant Delays. For purposes of this Lease, the term "NET INCREASED COSTS" shall mean the aggregate positive difference expressed in dollars resulting from Change Orders approved by Tenant which result in an increase in the cost of the Base Building Work or Tenant Improvements. Any Change Orders initiated and approved by Tenant resulting in cost savings shall be credited against those changes resulting in cost increases for purposes of determining Net Increased Costs. For purpose of this Lease, the TERM "CHANGE ORDER" SHALL mean (i) a Tenant requested and approved modification in scope, quality or materials or a change in the Development Schedule to either the Base Building Work or the Tenant Improvements or (ii) corrections to the Base Building Final Plans or the Tenant Improvement Final Plans and Specifications necessitated because of Tenant's errors, inconsistencies or omissions in its submissions to Landlord. Change Orders shall not include work due to changes in the Base Building Final Plans and Specifications resulting from Additional Detail, unless modifications to the Base Building Outline Specifications were necessitated because of Tenant's errors, inconsistencies or omissions or because the Base Building Outline Specifications were modified at Tenant's request. Net cost savings in the Base Building Work or Tenant Improvements below the final bid price for the Base Building Work or Tenant Improvements due to Change Orders shall reduce the amount of Base Rent payable in accordance with Section 5.01(c). Change Orders to the Base Building Work or Tenant Improvements resulting from either of the events described in subsections (i) or (ii) above shall be referred to herein as "TENANT CHANGES."

        (b) Base Building Work Tenant Changes. In the event of Net Increased Costs in the Base Building Work due to Tenant Changes, the actual costs of construction associated with Tenant Changes, including, but not limited to, (i) Landlord's overhead administration costs equal to five percent (5%) of the cost of Tenant Changes, and (ii) reasonable and actual associated soft costs of Tenant Changes including, but not limited to, title charges, financing costs and legal expenses, shall be Tenant's sole expense and payable by Tenant to Landlord within twenty (20) days after Substantial Completion and Tenant's receipt of an invoice therefor, and any delays caused by such Tenant Changes shall be deemed to be Tenant Delays. Notwithstanding the foregoing, Tenant may elect to cause Landlord to fund a certain amount of Net Increased Costs out of the Supplemental Allowance as set forth in Section 3.04.

        (c) Tenant Improvements Tenant Changes. All Net Increased Costs associated with Change Orders resulting from Tenant Changes in the Tenant Improvements in excess of the Improvement Allowance shall be Tenant's sole expense and any delays caused by such Change Orders shall be Tenant Delays. In the event of Net Increased Costs in the Tenant Improvements due to Tenant Changes, the actual costs of such Tenant Changes, including, but not limited to,
(i) Landlord's overhead administration costs equal to five percent (5%) of the cost of Tenant Changes, and (ii) reasonable and actual associated soft costs of Tenant Changes including, but not limited to, title charges, financing costs and legal expenses, shall be Tenant's sole expense and payable by Tenant to Landlord within twenty (20) days after Substantial Completion and Tenant's receipt of an invoice therefor, and any delays caused by such Tenant Changes shall be deemed to be Tenant Delays. Notwithstanding the foregoing, the Tenant may elect to either (i) cause Landlord to fund a certain amount of Net Increased Costs in excess of the Improvement Allowance out of the Supplemental Allowance as set forth in Section 3.04, or (ii) reallocate any items of costs allocated for Tenant Improvements in the Improvement Allowance to satisfy any increased costs for which the Tenant may be obligated to pay to Landlord hereunder.

        (d) Classification. All Change Orders requested by Tenant shall be delivered to Landlord in writing and Architect and TI Architect shall determine the portion thereof that constitutes Base Building Work and the portion thereof that constitutes Tenant Improvements. Upon receipt of any

Change Order, Landlord shall, as soon as possible but within fourteen (14) days following receipt thereof. apprise the Tenant in writing of any Tenant Changes outlined therein, the cost associated with such Change Order and if and to the extent such Change Order will result in a Tenant Delay.

        SECTION 2.15 FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by either party hereto, such party shall not be responsible for and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, act of God. inclement weather in excess of the days set forth in Exhibit "E." war, governmental laws, or regulations or restrictions ("FORCE MAJEURE"). Any claim of a "Force Majeure" must be made in writing, by the party making such claim delivered to the other party within thirty (30) days after the event causing such Force Majeure delay. In calculating the amount of Force Majeure delays, the parties agree that the total amount of Force Majeure delays shall include both the actual number of days resulting from the event and constituting the Force Majeure delays and the additional number of days resulting in the contractor being unable to recommence work on the site following the delay due to the fact that the Real Property is physically inaccessible. The parties further agree that in calculating delays due to weather, that they shall rely upon the attached Exhibit "E" to determine if the weather events in question are beyond the standard weather conditions expected for the site (herein the "WEATHER STANDARD"), and the weather events within the Weather Standard shall not constitute a Force Majeure delay hereunder. Force Majeure shall not apply to the payment of any debt or other sum of money then due or owing hereunder including Base Rent and Additional Rent.

        SECTION 2.16 LANDLORD AND TENANT DELAY.

        (a) The terms "LANDLORD DELAY," "Delays caused by Landlord," "TENANT DELAY" or "Delays caused by Tenant" shall mean delay in completion of construction of the Building, the Tenant Improvements and/or the Base Building Work caused by:

               (i) Unless and to the extent due to the acts or omissions of the other party or such party's agents, employees or contractors, the respective party's failure to perform its construction period obligations by the dates or within the term periods shown in the Development Schedule; subject, however, to Force Majeure;

               (ii) Any subsequent changes, modifications or alterations to the final plans and specifications for the Base Building Work and/or Tenant Improvements initiated by the respective party after final approval by Landlord and Tenant, except to the extent any such changes, modifications or alterations are required (a) by Laws enacted after the date of approval of the final plans and specifications for the Base Building Work and/or Tenant Improvements; or (b) for work resulting from Additional Detail.

               (iii) Any other act required to be timely performed in accordance with the provisions of this Lease which is not timely performed by the respective party; and

               (iv) Any other act or omission stated in this Lease to be a Landlord or Tenant Delay.

        (b) For purposes of determining delay, the terms Landlord and Tenant shall include their respective contractors, agents and employees; and any delay caused by a contractor selected or hired by Landlord shall be considered a Landlord Delay, and any delay caused by a contractor selected and hired by Tenant pursuant to Section 2.04 shall be considered a Tenant Delay.

        SECTION 2.17 BUILDING MATERIALS. Tenant shall use reasonable efforts not to request specially fabricated or exotic materials or equipment ("SPECIAL ORDER") which will delay Landlord's timely construction of the Base Building Work and the Tenant Improvements and any delay resulting therefrom shall be deemed to be a Tenant Delay. Within ten (10) days following receipt from Tenant of a request for a Special Order, Landlord shall give written notice to Tenant, prior to acceptance of a Special Order, specifying the approximate time of delay, and the parties shall negotiate in good faith to seek a mutual agreement as to whether such Special Order will be accepted.

        SECTION 2.18 SIGNAGE. During the Term of this Lease, Tenant shall have the exclusive right to Tenant's corporation identification on the Building and monument signage (to the extent permitted by Laws and Covenants) located on the Real Property. To the extent installation of Tenant's signage adversely affects the structural integrity of the Project or any component thereof, such signage is subject to Landlord's consent, which consent shall not be unreasonably withheld. All such signage shall comply with Laws and Covenants.

        SECTION 2.19 ACCESS. During the Term of this Lease, Tenant may use the roof of the Building to install communications equipment, and the roof and easements located within the Project to connect cabling under the Building for telecommunication equipment (including satellite disk, antenna, microwave dish and fiber optics), at Tenant's expense, provided such use complies with Laws and does not violate Covenants. Tenant shall be permitted to place communications equipment on the roof, as long as the equipment does not exceed the structural capacity of the roof, and is approved as to size and location by Landlord, which approval shall not be unreasonably withheld. Upon receipt of Tenant's request to place communications equipment on the roof of the Building, in the event Landlord fails to respond within thirty (30) days thereafter, such request of Tenant shall be deemed approved. Tenant shall be solely responsible for any damage caused by the placement of communications equipment on the roof. Any penetrations of the roof membrane necessitated by the installation of such equipment shall be made by the roofing contractor (including related maintenance, repair and replacement) who installed the roof system, or such other roofing contractor authorized by the manufacturer to perform warranty work on the roof system installed at the Project, and any damage or loss of warranty resulting therefrom shall be Tenant's responsibility, notwithstanding the provisions of Section 15.02.

                ARTICLE 3 - COSTS OF CONSTRUCTION OF THE BUILDING
                           AND THE TENANT IMPROVEMENTS

        SECTION 3.01 BASE BUILDING WORK. All costs and expenses of construction of the Base Building Work (excluding costs related to Net Increased Costs of Tenant Changes and Tenant Delays and the cost of payment and performance bonds if requested by Tenant) shall be borne by Landlord. All preliminary and final cost estimates submitted for Tenant's approval by the Contractor, TI Contractor and/or Landlord shall specifically identify which costs constitute Tenant Improvements costs which shall be the subject of the Improvement Allowance provided in Section 3.02.

        SECTION 3.02 TENANT IMPROVEMENT ALLOWANCES. Tenant shall bear the costs and expenses of planning and constructing the Tenant Improvements; provided, however, that Landlord shall provide Tenant with an improvement allowance of Thirty and No/100 Dollars ($30.00) per square foot of Rentable Area of the Building as determined pursuant to Section 1.02 (the "IMPROVEMENT ALLOWANCE"). Any portion of the Improvement Allowance which is not applied to Tenant Improvements construction or design costs shall, subject to finalization by Landlord and Tenant of invoices for all Tenant Improvements work, if Tenant is not then in default beyond applicable grace periods, be paid to Tenant within thirty (30) days of Tenant's written request therefor, or in Tenant's sole discretion, may be applied by Tenant to other costs in connection herewith; provided, however, Tenant agrees to reimburse Landlord for any additional bills that are subsequently received by Landlord within ninety (90) days following Substantial Completion for Tenant Improvements work. Such reimbursement shall be made by Tenant within twenty (20) days after receipt of Landlord's written request therefor accompanied by a certified invoice from Landlord accompanied by applicable bills received. Construction costs on Tenant Improvements in excess of the Improvement Allowance shall be paid for by Tenant in accordance with
Section 2.14(c) and Section 3.03. Landlord shall provide Tenant with an accounting (unaudited), certified by an officer of the general partner of Landlord, together with copies of applicable invoices for the construction costs of the Tenant Improvements within ninety (90) days after Substantial Completion of the Project and each Project Expansion. Notwithstanding anything herein to the contrary, if performance or payment bonds are required by Tenant in connection with the Tenant Improvements, such bonds shall be at Tenant's expense, and such expense shall be charged against the Improvement Allowance. Notwithstanding anything contained herein to the contrary, the following amounts shall not be charged against the Improvement Allowance:

        (i) payment for any work which is a portion of the Base Building Work, including all soft costs related to same;

        (ii) utility costs expended by Landlord during the installation of the Tenant Improvements and any work associated with hazardous substances not introduced by Tenant;

        (iii) any TI Contractor costs and claimed damages resulting from Landlord Delays;

        (iv) demolition and removal of non-conforming work installed by the TI Contractor including but not limited to replacement of defective materials and workmanship (unless necessitated by an error or omission of the TI Architect, in which event the provisions of
               Section 2.12 shall control payment of the costs incurred in replacement of defective materials and workmanship);

        (v) expediting and overtime costs specifically due to Landlord's or TI Contractor's negligence or Landlord Delays;

        (vi) Landlord's overhead administration costs, title charges, financing costs and legal expenses (except costs relating to Change Orders, Tenant Delays or costs in excess of the Improvement Allowance);

        (vii)  use and reasonable access to vertical transportation;

        (viii) repair or correction to Building equipment systems unless caused by Tenant;

        (ix) removal of debris or stored materials from the Project except in connection with Tenant Improvements work;

        (x)    performance and payment bonds if required by Landlord;

        (xi)   builders risk insurance; and

        (xii) premiums associated with liquidated damage requirements of Landlord.

        SECTION 3.03 PAYMENT. Payments of amounts up to but not in excess of the Improvement Allowance shall be made and disbursed by Landlord to (i) the TI Contractor in accordance with the provisions of the contract with the TI Contractor or (ii) to Tenant or to any subcontractor directly contracting with Tenant which has been approved by Landlord. Prior to the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion, if applicable, Tenant shall not be entitled to draw more than twenty percent (20%) of the Improvement Allowance for items which are not shown in the Tenant Improvements Final Plans and Specifications. Disbursements of the Improvement Allowance to any party, including the TI Contractor or to any subcontractor who contracts directly with the Tenant, shall be made thirty (30) days following delivery of a draw request and supporting documentation and must satisfy any documentation requirements reasonably imposed by the Lender, including, but not limited to, partial and/or final lien waivers and releases. Landlord shall provide Tenant the right and opportunity, upon reasonable request, to review Landlord's records and accounting for disbursements of amounts paid or payable under the Improvement Allowance and shall report to Tenant, in a form reasonably acceptable to Tenant, the amounts expended during the course of completion of the Tenant Improvements. Within thirty (30) days of receipt of a certified invoice therefor from Landlord together with copies of applicable bills, Tenant shall pay those costs of construction of the Tenant Improvements in excess of the Improvement Allowance, if any. If Tenant fails to pay the invoiced costs within such thirty (30) day period, then interest shall commence accruing on the thirty-first (31st) day and shall continue until paid at the lesser of (i) two percent (2%) per annum in excess of the prime rate of interest of Bank One, Texas, N.A. or (ii) the maximum rate of nonusurious interest permitted by Texas law (the "SPECIFIED RATE"). All invoiced costs and accrued interest shall be deemed Additional Rent (as defined in Section 5.04) for purposes of this Lease.

        SECTION 3.04 SUPPLEMENTAL ALLOWANCE. Upon the election of Tenant (which may only be exercised with respect to Phase I and must be done prior to the Term Commencement Date), and written verification from the Guarantor that it consents to such election by Tenant and Guarantor agrees to be bound thereby, Landlord shall provide a supplementary improvement allowance (the "SUPPLEMENTAL ALLOWANCE") of up to Two Million and No/100 Dollars ($2,000,000.00) to cover Change Orders or Tenant Changes in the Base Building Work or the Tenant Improvements. The Tenant may not elect to receive such money directly in cash. In addition, the Supplemental Allowance may be used for payment of, without limitation, architectural and engineering fees and other third party payments for professional services incurred in connection with the completion of the Project. All fundings of the Supplemental Allowance will include Landlord's overhead administration costs equal to five percent (5%) of the amount of Supplemental Allowance expended, and additional reasonable costs actually incurred by Landlord as a result of Tenant's utilization of the Supplemental Allowance, such as incremental costs of borrowing (e.g., interest carry incurred by Landlord from the time of such draw of the applicable portion of the Supplemental Allowance until the commencement of the payment of increase in the Base Rent related thereto, additional title premiums, legal expenses and similar costs relating to additional borrowings). In the event Tenant elects to receive the Supplemental Allowance, the Base Rent shall increase as provided in Section 5.01(c).

                          ARTICLE 4 - TERM AND RENEWALS

        SECTION 4.01 TERM. The term of this Lease (the "TERM") shall be for a period often (10) years commencing on the earliest to occur of (a) the date of Tenant's occupancy of all or any part of the Phase I Building for the conduct of its business; (b) ten (10) days after the date the Base Building Work and the Tenant Improvements for Phase I are Substantially Completed; or (c) the date the Base Building Work and the Tenant Improvements for Phase I would have been Substantially Completed but for Tenant Delays (the "TERM COMMENCEMENT DATE"). The Term shall be extended by the exercise by the Tenant of its rights under Sections 4.02 and 25.03(e). Base Rent, Additional Rent, and other costs described herein for Phase I which are associated with the use of the Building shall commence on the Term Commencement Date, but in no event earlier than June 1, 2001. Tenant shall have the right for a period of sixty (60) days prior to Substantial Completion, or earlier if in Landlord's reasonable judgment such entry and installation would not interfere with the progress of construction, to enter the Building and install Tenant's furniture, equipment, communications cabling and fixtures, and may equip completed portions of the Project at an earlier date if any of such activity

Would not unreasonably interfere with remaining construction activities. Landlord shall use its best efforts to give Tenant twenty (20) days advance written notice of the date on which Tenant may commence installation of its furniture and equipment. Once the Term Commencement Date is ascertained, Landlord and Tenant shall promptly execute a letter specifying such date.

        SECTION 4.02 RENEWAL OPTIONS.

        (a) Tenant, at its option, may, if it has not committed an uncured Event of Default (as defined in Article 21), either at the time it gives its notice hereunder to Landlord or at the time of commencement of the respective extended term, extend the Term of this Lease for the Project for up to two (2) additional five (5) year terms. Notwithstanding anything in this Lease to the contrary, if the Term of this Lease, as extended by the provisions of this Section 4.02 or
Section 25.03(e), shall exceed twenty (20) years, Base Rent payable for each year of this Lease beyond such twenty (20) year period shall increase by two percent (2%) per annum. A schedule of Base Rent per square foot of Rentable Area for the maximum permissible Term of this Lease, including periods beyond such twenty (20) year period, is attached hereto as Exhibit "H." This Lease shall be extended effective upon (i) the expiration of the previous respective term, and
(ii) Landlord's receipt of written verification that the Guarantor agrees to the exercise of such renewal options and that the Guarantor shall guarantee the obligations of the Tenant with respect thereto. Within thirty (30) days after the receipt by Landlord of Tenant's notice and Guarantor's verification, Landlord and Tenant covenant that they shall execute an agreement memorializing the exercise of the First Renewal Term or Second Renewal Term. The first such extended term (the "FIRST RENEWAL TERM") shall commence upon the expiration date of the initial term of this Lease, expire upon the fifth (5th) anniversary of said date, and be upon the same terms, covenants and conditions as provided in this Lease for the initial term, except that the Base Rent payable during the First Renewal Term for Phase I and each Project Expansion, if any, shall be calculated in accordance with Exhibit "H." as modified by Section 5.01 (c) and
Article 25. The second such extended term (the "SECOND RENEWAL TERM"), if exercised by Tenant and conditioned upon Tenant's exercise of its first option to extend, shall commence upon the expiration date of the First Renewal Term of this Lease and expire upon the fifth (5th) anniversary of said date, and be upon the same terms, covenants and conditions as provided in this Lease for the initial term, except that the Base Rent payable during the Second Renewal Term for Phase I and each Project Expansion, if any, shall be calculated in accordance with Exhibit "H." as modified by Section 5.01(c)and Article 25.

        (b) In order to exercise such renewal options, Tenant shall advise Landlord in writing at least twelve (12) months prior to the end of the initial term, or First Renewal Term, as the case may be, that Tenant intends to exercise its option to renew this Lease.

        (c) Payment of all Additional Rent and other payments required to be made by Tenant as provided in this Lease for the initial term shall continue to be made during such extended term. Any termination of this Lease during the initial term shall terminate all rights of extension hereunder.

        SECTION 4.03 REFURBISHMENT ALLOWANCE. Provided Tenant has not committed an uncured Event of Default at the time it gives notice hereunder. upon the election of the Tenant (which may only be exercised with respect to Phase I and which must be elected simultaneously with the delivery of the renewal notice for the First Renewal Term with respect to the Project), Landlord shall provide to Tenant, within thirty (30) days following the execution by Landlord and Tenant of an agreement memorializing the exercise of the First Renewal Term, and written verification from the Guarantor that it consents to such election by Tenant and Guarantor agrees to be bound thereby, a refurbishment allowance (the "REFURBISHMENT ALLOWANCE") of up to Ten and No/100 Dollars ($10.00) per square foot of Rentable Area in Phase I, which may be used by Tenant for cleaning, replacements, renovations, repairs and upgrades to the Project in accordance with Tenant's discretion. Upon the funding of the Refurbishment Allowance, Base Rent shall increase as provided in Section 5.01(c). Notwithstanding anything contained herein to the contrary, the Refurbishment Allowance may only be used by the Tenant to improve, renovate and/or redecorate the Project and Tenant may not elect to receive such money directly in cash.

                                ARTICLE 5 - RENT

        SECTION 5.01 RENT.

        (a) Tenant covenants and agrees to pay to Landlord at its address for notice, in lawful money of the United States, without demand, abatement, offset or deduction, except as expressly permitted by the terms of this Lease, base annual rentals for Phase I (the "BASE RENT") equal to the product of Fourteen and 81/100 Dollars ($14.81) times the Rentable Area of the Building for years 1 through 5 ("LEASE PERIOD 1"); and the product of Sixteen and 29/100 Dollars ($16.29) times the Rentable Area for years 6 through 10 ("LEASE PERIOD 2"). Such Base Rent shall be payable in advance in equal monthly installments during the initial term of this Lease commencing on the Term Commencement Date. Any partial month's Base Rent shall be prorated based on the actual number of days in the partial month Base Rent is payable. Upon final measurement of Phase I, as provided for in Section 1.01, Landlord and Tenant shall promptly execute amendments to this Lease specifically setting forth the aggregate amounts of Base Rent payable hereunder.

        (b) Base Rent for any Project Expansion shall be calculated in accordance with Article 25 of this Lease.

        (c) (i) In the event that Tenant elects to utilize the Supplemental Allowance for payment of any of the Change Orders or Tenant Changes associated with Base Building Work or the Tenant Improvements (as described in Section 3.04), the Base Rent shall increase in Lease Period 1 by the amount of Ten Cents (10(cent)) per square foot of Rentable Area per year for each One Dollar ($1.00) per square foot of Supplemental Allowance utilized, Eleven Cents (11(cent)) per square foot of Rentable Area per year for Lease Period 2, Twelve Cents (12(cent)) per square foot of Rentable Area per year for the First Renewal Term and Thirteen Cents (13(cent)) per square foot of Rentable Area per year for the Second Renewal Term. In other words, if Tenant elects to receive a Supplemental Allowance of Three Dollars and No/100 Dollars ($3.00) per square foot of Rentable Area. the initial Base Rent shall increase by the amount of Thirty Cents (30(cent)) per square foot of Rentable Area per year for Lease Period 1, and shall increase correspondingly for Lease Period 2, the First Renewal Term and Second Renewal Term.

                (ii) In the event that the Tenant elects to utilize the Refurbishment Allowance for renovation of any of the Project (as defined in Section 4.03), the Base Rent shall increase during the First Renewal Term by the amount of Twelve Cents ($0.12) per square foot of Rentable Area per year for each One and No/100 Dollars ($1.00) per square foot of Refurbishment Allowance utilized and Thirteen Cents ($0.13) per square foot of Rentable Area per year for the Second Renewal Term.

                (iii) In the event that any of the Tenant approved Change Orders reduce the cost of the Base Building Work below the final bid price approved by Landlord and Tenant or the final funded amount of the Improvement Allowance is less than Thirty and No/100 Dollars ($30.00) per square foot of Rentable Area, the Base Rent shall be reduced during the Term by the amount of Ten Cents ($0.10) per square foot of Rentable Area per year for each One Dollar and No/100 Dollars ($1.00) per square foot that (i) the final bid price for the Base Building Work is reduced by Tenant approved Change Orders or (ii) the funded Improvement Allowance is less than Thirty and No/100 Dollars ($30.00) per square foot of Rentable Area.

        SECTION 5.02 LATE CHARGE. If Tenant fails to pay when due any installment of Base Rent or Additional Rent within ten (10) days after the date the payment is due, Tenant shall pay a late charge equal to five percent (5%) of the delinquent rent payment. For the first occurrence of a late payment of Base Rent or Additional Rent. in any lease year during the Term of this Lease and provided Tenant is not otherwise in default of its obligations under this Lease, Landlord agrees it will waive receipt of such late charge and such late charge payment will be made by Tenant for the second and any subsequent late payments of Base Rent or Additional Rent. Such late charge shall be paid with the next accruing rental installment and shall be deemed rent for purposes of this Lease. Base Rent that is more than fifteen (15) days past due shall also accrue interest at the Specified Rate (as defined in Section 3.03).

        SECTION 5.03 NET LEASE. It is the intention of Landlord and Tenant that, except for the obligations, costs and expenses expressly assumed by Landlord in this Lease, including but not limited to the requirements of Section 15.02, all rentals paid to Landlord in accordance with the terms of this Lease shall be absolutely net; that is, except as specifically provided for herein to the contrary, all costs, expenses and obligations of every kind relating directly or indirectly in any way, foreseen or unforeseen, to Tenant's use, occupancy and possession of the Project, which may arise or become due during the Term shall be paid by Tenant and Landlord shall be indemnified by Tenant therefrom, including, without limitation, all taxes, assessments, excises, levies and other charges by any public authority which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind and nature whatsoever, except as expressly set forth to the contrary in Section 9.02, and which shall or may, during or in respect to the Term, be assessed levied, charged, confirmed or enforced upon, or become due and payable out of, or become a lien on the Project, or appurtenances or facilities used in connection with the Project.

        SECTION 5.04 ADDITIONAL RENT. Any and all payments of any kind (including, without limitation. taxes, insurance premiums, maintenance obligations and utilities) required to be made by Tenant under this Lease, other than Base Rent, shall be classified as additional rent due and owing hereunder ("ADDITIONAL RENT"), and failure to pay Additional Rent when due shall constitute an Event of Default. Landlord shall provide to Tenant written notice of the requirement of payment of amounts deemed Additional Rent hereunder and failure of Tenant to pay such amounts within thirty (30} days following receipt of such notice from Landlord shall constitute an Event of Default.

                            ARTICLE 6 - HOLDING OVER

        SECTION 6.01 HOLDING OVER. Any holding over by Tenant after the expiration of the Term, or any extension thereof, shall be construed as a tenancy from month-to-month upon the same terms and conditions as set forth herein, except that monthly installments of Base Rent shall be equal to one hundred twenty-five (125%) percent of the monthly installments of Base Rent in effect during the last calendar month prior to the expiration of the Term or any extension, as appropriate, for the first six (6) months following expiration of the Term, with such amount then increasing to one hundred fifty (150%) percent of the monthly installments of Base Rent in effect during the last calendar month prior to expiration of the Term or extension, as appropriate. Either Landlord or Tenant may terminate such month-to-month tenancy upon thirty (30) days written notice to the other.

                          ARTICLE 7 - QUIET POSSESSION

        SECTION 7.01 QUIET POSSESSION. Provided Tenant is not then in default beyond applicable cure periods, Landlord covenants and agrees, subject to the Permitted Exceptions, to keep Tenant in quiet possession and enjoyment of the Project during the Term and any extensions thereof and warrants that it has full power and authority to lease the Project to Tenant for the Term and any extensions thereof.

                           ARTICLE 8 - USE OF BUILDING

        SECTION 8.01 USE. Tenant shall specifically have the right to use the Building only for any lawful business purposes in accordance with applicable laws, statutes, ordinances, codes, rules and regulations of all governmental bodies (state, federal and municipal) (collectively, the "LAWS"), the Permitted Exceptions and permitted by the Covenants (as defined in Section 13.02) affecting the Building. Landlord hereby represents as of the date hereof that the Laws and Covenants would not prohibit the use of the Building for general office purposes. Landlord represents and covenants that, as of the date hereof and throughout the Term of this Lease, it shall not file, cause to be filed, or consent to the filing of, any additional Covenants which restrict Tenant's use of the Building or the Project, or otherwise increase or affect Tenant's rights hereunder without Tenant's prior written consent, which consent may be withheld in Tenant's sole discretion.

        SECTION 8.02 MAINTENANCE.

        (a) Tenant shall use the Project in a careful, safe, and proper manner; and Tenant covenants, except as provided herein to the contrary, to keep, maintain and be responsible for routine maintenance and repair and replacement of all elements (except Structural Elements, as defined in Section 15.02) of the Project and to keep such elements in reasonably good condition and repair, including, without limitation, HVAC, plumbing, mechanical and electrical; and, with respect to Tenant's use of the Project, the Building and appurtenances, Tenant covenants to comply with all applicable Covenants and Laws, including, without limitation, the Americans with Disabilities Act of 1990, and any and all Environmental Laws (as defined in Section 24.01(a)(ii)). After Substantial Completion, Tenant, at its cost, shall manage all aspects of the Project (it being understood that Landlord shall have no management responsibility hereunder) and shall maintain the Project in compliance with all Covenants and Laws; provided, that alterations to the Project required by Covenants and Laws which involve Structural Elements shall be Landlord's cost and responsibility, unless such modification to a Structural Element is necessitated by Tenant's special or unique use of the Project, or Tenant's change in use of the Project which requires alterations to the Project or any part thereof. Tenant shall be liable for and shall promptly cause the repair of any damage to the Project to the extent caused by Tenant, its employees, contractors, agents or invitees, unless such damage is specifically required herein to be repaired by Landlord and, to the extent that Landlord, its employees, contractors, agents or invitees have caused the damage, Landlord shall cause it to be repaired. Tenant shall not commit waste or suffer or permit waste to be committed or to allow or permit any nuisance in the Project. Tenant shall not use the Building or allow or permit the Building to be used for any purposes which may render the Building uninsurable at normal rates by responsible insurance carriers authorized to do business in the State of Texas unless Tenant shall pay the extra cost thereof, or which may render void or voidable any insurance on the Building. Except as provided herein, Tenant shall not erect, place, allow to be placed any sign, advertising matter, stand, booth, or showcase in or upon the doorsteps, vestibules, doors, exterior walls, windows, or pavement of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, or which may violate any of the Covenants. Tenant covenants and agrees that it shall not overload the floors or surpass the utility specifications of the Building, as reasonably determined by Landlord.

        (b) Notwithstanding anything contained above to the contrary, if Tenant is required to make a capital improvement in satisfaction of its obligations hereunder to any item that is described in the Base Building Final Plans and Specifications, and if the useful life of such capital improvement as provided by the Internal Revenue Code and Regulations cannot be fully amortized over the remainder of the Term, Tenant shall so notify Landlord. Upon receipt of such notice, Landlord shall either (i) direct Tenant that Landlord elects not to cause Tenant to make such capital expenditure and Tenant shall thereby be relieved of any liability for such replacement obligation, in which event Tenant may repair such item without, except as hereinafter provided in subsection (ii) hereof, reimbursement from Landlord and satisfy its obligations under this Lease, or (ii) direct Tenant to make such capital expenditure, in which event Tenant shall be reimbursed by Landlord (unless Tenant caused such damage to occur, in which event Tenant shall not be reimbursed by Landlord) at the end of the Term for that portion of the replacement cost that is represented by the extent to which the useful life (determined in accordance with the Internal Revenue Code and Regulations) thereof extends beyond the expiration of the Term, which portion shall be determined by dividing the number of months of useful life of the replacement that extend beyond the expiration of the Term by the total number months of useful life of the replacement and multiplying the resultant percentage calculation against the total cost of the replacement. If the cost of repairing any item described in the Base Building Final Plans and Specifications by Tenant as required under this Section 8.02(b) (i) is so extensive that the cost would, in the opinion of the Third Party Architect (as defined in Section 16.02), exceed seventy-five percent (75%) of the cost to replace such item, then Tenant shall replace such item and the provisions of subsection (ii) herein shall apply with respect to said replacement costs.

                                ARTICLE 9 - TAXES

        SECTION 9.01 PERSONAL PROPERTY TAXES. Tenant shall pay before delinquency all taxes and assessments, special or otherwise, of any nature that become payable during the Term and/or any extension thereof which are levied or assessed upon Tenant's equipment, furniture, fixtures and Tenant's other personal property installed or located in or on the Project.

        SECTION 9.02 AD VALOREM TAXES. All ad valorem taxes, assessments, business taxes, impact fees, rental taxes ("RENTAL TAXES") or other similar rates and taxes levied or imposed upon the Project, or any part thereof, shall be paid by Tenant, and shall be considered Additional Rent hereunder. Tenant's sole obligation to pay Rental Taxes shall arise only in the event such taxes are imposed upon the gross income of the Project and are not denominated as an "income tax" or other tax imposed on the net income of the Landlord, giving credit for deduction, depreciation and other reductions to the gross income attributable to the Project. Nothing contained in this Lease shall require Tenant to pay any local, county, municipal, state or federal income, franchise, corporate, estate, inheritance, succession or transfer tax of Landlord. Upon receipt by Landlord from any association, governmental agency or authority of statements for ad valorem taxes and assessments against the Project during the Term and any extension thereof, Landlord shall promptly submit to Tenant an invoice for such taxes and assessments, together with copies of the original statements from each taxing authority. Tenant shall pay such invoice to Landlord no later than twenty (20) days prior to the delinquency date as shown on each tax statement, but in no event shall it be required to pay the invoice earlier than thirty (30) days after its receipt; provided, however, Tenant may, in good faith, contest the assessed valuation of such taxes or assessments, and, receive a refund from the appropriate governmental authority, if successful, provided that Tenant shall pay all taxes and amounts due and owing hereunder in accordance with all applicable laws. Landlord shall reasonably cooperate with Tenant, at no cost to Landlord, in Tenant's appeal. If the Term Commencement Date or the Project Expansion Commencement Date is on a date other than January 1, the taxes, assessments, fees or other rates for the first and last year of the Term shall be prorated. Any and all property tax refunds accruing to the project shall, during the Term, belong exclusively to Tenant.

        SECTION 9.03 DELINQUENCY OF PAYMENT. If Tenant fails to pay any real or personal property taxes or assessments in accordance with the terms of this Article, Landlord shall have the right, after providing thirty (30) days written notice to Tenant of such failure, to thereafter pay any or all of such taxes and assessments and Tenant shall reimburse Landlord, within thirty (30) days of receipt of Landlord's invoice for the amount of such real and personal property taxes and assessments paid by Landlord together with interest on the amount paid by Landlord from the date advanced until reimbursed at the Specified Rate. Such sums shall become rent for the purposes hereof and shall be payable with the next monthly installment of Base Rent.

                             ARTICLE 10 - INSURANCE

        SECTION 10.01 TENANT'S INSURANCE. Tenant covenants and agrees that from and after the Term Commencement Date for Phase I and the Project Expansion Commencement Date for any Project Expansion, Tenant will carry and maintain, at its sole cost and expense, the following types of insurance, in the amounts specified and in the forms hereinafter provided for:

        (a) Liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Project and Tenant's use thereof against claims for bodily injury or death, third party property damage and product liability occurring upon, in or about the Project, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limit amounts not less than $5,000,000 and to have general aggregate limits of not less than $10,000,000 for each policy year. The insurance coverage required under this Section 10.01 shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11.01 and, if necessary, the policy shall contain a contractual endorsement to that effect; and

        (b) Insurance covering all of the Tenant's items located in the Building, including, but not limited to, furniture, fixtures and equipment from time to time in, on or upon the Project, in an amount not less than one hundred percent (100%) of their full replacement value from time to time during the Term, providing protection against perils included within the standard form of "all-risk" property insurance policy, together with insurance against vandalism and malicious mischief. Any policy proceeds from such insurance relating to the Building shall be used solely for the repair, construction and restoration or replacement of such property damaged or destroyed unless this Lease shall cease and terminate under the provisions of Article 16.

        SECTION 10.02 POLICY REQUIREMENTS. All policies of the insurance provided for in Section 10.01 shall be issued in form and content reasonably acceptable to Landlord by insurance companies with a rating of not less than "A-" and financial size of not less than Class VII, in the most current available "Best's Insurance Reports," and licensed to do business in Texas. Tenant shall provide Landlord with a certificate for each such policy of insurance required by this Lease. Any insurance coverage required of the Tenant hereunder may be provided by the Guarantor, as long as such coverage otherwise satisfies the provisions of this Article 10. Each and every such policy (as evidenced by the certificate):

       (i) shall name Landlord as well as Lender, as defined in Article 20, and any other party reasonably designated by Landlord, who has an insurable interest, as an additional insured. In addition, the coverage described in
Section 10.01(b) relating to the Building shall also name Landlord as loss payee;

       (ii) shall be delivered to Landlord prior to the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion and thereafter within ten (10) days prior to the scheduled expiration date of each such policy, within, and, as often as any such policy shall expire or terminate. Renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent;

       (iii) shall contain a provision that the insurer will give to Landlord and such other parties in interest at least thirty (30) days notice in writing in advance of any material change, cancellation, termination or lapse, or the effective date of any reduction in the amounts of insurance; and

       (iv) shall be written as a primary policy which does not contribute to and is not in excess of coverage which Landlord may carry;

       (v) Landlord and Tenant hereby waive any rights each may have against the other on account of any loss or damage occasioned to Landlord or Tenant, as the case may be, their respective property, the Project, its contents or to the other portions of the Building, arising from any risk covered by "all risk" property coverage insurance and commercial general liability of the type and amount required to be carried hereunder, provided that such waiver does not invalidate such policies or prohibit recovery thereunder and is applicable only to the extent of receipt of the insurance proceeds. The parties hereto each agree to use reasonable efforts to cause their respective insurance companies insuring the property of either Landlord or Tenant against any such loss, to waive any right of subrogation that such insurers may have against Landlord or Tenant, as the case may be.

       (vi) Neither Landlord nor Tenant shall take any action that will cause the premiums for insurance coverage to rise.

       (vii) Any insurance coverage enumerated above may be satisfied by a blanket policy or policies of insurance or under so-called "all risk" or "Multi-peril" insurance policies provided that the total amounts of insurance available with respect to the Project and Tenant's liability hereunder shall be at least the equivalent of separate policies in the amount herein required, and provided further that in all other respects any such policy or policies shall comply with the provisions of this Section 10.02. Tenant shall not, unless expressly set forth herein to the contrary, have the right to, self-insure against any of the risks recited herein, except for the amount of any commercially reasonable deductible (for purposes of this Lease, a deductible amount of $100,000 shall be deemed to be reasonable). An increased coverage or "umbrella" policy may be provided and utilized by other parties to increase the coverage provided by individual or blanket policies in lower amounts and the aggregate coverage provided by all such policies with respect to the limits required herein shall be satisfactory, provided that such policies shall otherwise comply with the provisions of this Section 10.02.

       (viii) Upon receipt of the Landlord's and its Lender's consent, which consent shall not be unreasonably withheld, conditioned or delayed, the Tenant may self-insure against any of the risks or portions thereof set forth in this
Section 10.02, provided that the Tenant or Guarantor has an Investment Grade Credit Rating (as defined in Section 19.01(a)). Landlord and Lender may not withhold their consent in the event that the Tenant or Guarantor satisfy the net worth requirements set forth herein and have provided to Landlord and Lender evidence of a program of self insurance which has been properly adopted and implemented by the Tenant or Guarantor and which satisfies prudent risk underwriting practices.

       SECTION 10.03 LANDLORD'S INSURANCE.

       (a) During the Term, Landlord shall maintain, at its sole expense, liability insurance in the Commercial General Liability form (or reasonable equivalent thereto) covering the Project and Landlord's use thereof against claims for bodily injury or death, third party property damage and product liability occurring upon, in or about the Project, such insurance to be written on an occurrence basis (not a claims made basis), to be in combined single limit amounts not less than $3,000,000 and to have general aggregate limits of not less than $5,000,000 for each policy year. The insurance coverage required under this Section 10.03 shall, in addition, extend to any liability of Landlord arising out of the indemnities provided for in Section 11.01 and, if necessary, the policy shall contain a contractual endorsement to that effect.

       (b) During the Term Landlord shall keep the Project insured against loss or damage by fire and the perils covered under standard "all-risk," "special form" coverage in the amount of the full replacement cost of the Building, exclusive of excavation, footings and foundation, with a commercially reasonable deductible for which Tenant shall be fully responsible (for purposes of this Lease, a deductible amount of $100,000 shall be deemed to be reasonable). Lender and Tenant shall be named in such policy or policies as additional insureds as their respective interests may appear. All cost of such insurance and payment of any deductible under such coverage shall be Tenant's expense and shall be deemed to be Additional Rent under this Lease. Landlord's insurance coverage required hereunder shall comply with the provisions of Section 10.02 above.

       (c) Upon prior written notice to Landlord and Lender, Lacerte or Intuit may provide the casualty coverage required by the provisions of Section 10.03(b), at their sole cost and expense. Landlord and its Lender shall be named as loss payees under the provisions of such coverage and such coverage must otherwise satisfy the requirements of this Article 10. Neither Lacerte nor Intuit may self insure against the risks described in Section 10.03(c).

                           ARTICLE 11 -INDEMNIFICATION

       Section 11.01 Tenant's and Landlord's Indemnities. Tenant shall defend, indemnify and hold harmless landlord, its agents, employees, officers, directors, partners and shareholders from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs, arising out of the acts, willful misconduct or negligence of tenant, its officers, contractors, licensees, agents, servants or employees, in or about the building and/or the project. This indemnification shall survive the expiration or earlier termination of this lease, and shall inure to the benefit of landlord and landlord's successors and assigns. This provision shall not be construed to make tenant responsible for and landlord hereby agrees to defend, indemnify and hold tenant, its agents, employees, officers, directors, partners and shareholders harmless from and against any and all liabilities, judgments, demands, causes of action, claims, losses, damages, costs and expenses, including reasonable attorneys' fees and costs arising out of the acts, negligence or willful misconduct of landlord or its officers, contractors, licensees, agents, servants or employees. The indemnities contained in this Article 11 shall begin on the date of execution of this lease, and shall continue after the expiration of the term or earlier termination of this lease. this indemnification shall survive the expiration or earlier termination of this lease, and shall inure to the benefit of tenant and tenant's successors and assigns.

                        ARTICLE 12 - LANDLORD'S LIABILITY

       SECTION 12.01 LIMITED LIABILITY. Except as provided herein with respect to Koll, neither Landlord nor any officer, director, shareholder, attorney, agent, partner or principal of Landlord, whether disclosed or undisclosed, shall be under any personal liability with respect to any of the provisions of this Lease, except for Landlord's failure to apply insurance proceeds or condemnation awards as herein required in the Lease. In the event Landlord is in breach or default with respect to Landlord's obligations or otherwise under this Lease, except for Landlord's failure to apply insurance proceeds or condemnation awards as herein required in the Lease, Tenant shall look solely to the equity of Landlord in the Project and all rents, revenues and profits arising from the Project for the satisfaction of Tenant's remedies. Notwithstanding Koll's liability under the Completion Guaranty, it is expressly understood and agreed that Landlord's liability under the terms, covenants, conditions, warranties and obligations of this Lease shall in no event exceed the loss of Landlord's equity interest, rents, revenues and profits in the Project. Nothing contained herein shall be construed to limit Koll's liability under the Completion Guaranty. Koll's liability thereunder shall be strictly construed in accordance with the provisions of the Completion Guaranty.

                       ARTICLE 13 - UTILITIES AND SERVICES

       SECTION 13.01 UTILITIES AND SERVICES. From and after the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion, Tenant shall pay the costs and all deposits for all telephone, water, gas, electricity, sewage, garbage and other services required by Tenant or supplied to the Project (collectively, the "UTILITY BILLS"). Landlord, at no expense to Landlord, shall cooperate fully with Tenant in the manner and to the extent reasonably required by Tenant in obtaining such services for the Project during the Term. Following the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion, Tenant shall have the right to select the entities which will provide utility services, to the extent applicable, in its reasonable discretion. If Tenant fails to pay any Utility Bills when due, Landlord shall have the right, after giving Tenant thirty (30) days written notice of its failure to pay such Utility Bills, to thereafter pay such delinquent Utility Bills. Tenant shall reimburse Landlord, within twenty
(20) days of receipt of Landlord's invoice, for the amount of such delinquent Utility Bills paid by Landlord together with interest on the sums advanced at the Specified Rate. Such sums shall be considered Additional Rent.

       SECTION 13.02 ASSOCIATION FEES. From and after the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion, Tenant shall pay, prior to delinquency, any assessments and fees assessed against the Project during the Term and any extension thereof pursuant to that certain Declaration of Covenants, Conditions and Restrictions dated October 16, 1986, affecting the Project, as recorded in Volume 2481, Page 784 of the real property records of Collin County, Texas, as well as all additional amendments thereto and additional covenants which affect the Real Property (collectively, the "COVENANTS"). If invoices issued by the applicable association are delivered to Landlord as owner of the Project, Landlord shall, within thirty (30) days following receipt thereof, promptly deliver same to Tenant.

                            ARTICLE 14 - ALTERATIONS

       SECTION 14.01 ALTERATIONS. From and after the Term Commencement Date and the Project Expansion Commencement Date for any Project Expansion, Tenant shall have the right to make non-structural alterations to the interior of any of the Building, in order to conduct Tenant's business in the Building, provided such alterations are of a quality which is equal to or greater than the Base Building Work, and provided further that Tenant shall make no alterations, other than as provided below, to the electrical, plumbing or HVAC systems, nor shall any such alterations require drilling through the Building's slab floors or foundation or penetrating their roofs without Landlord's consent, such consent not to be unreasonably withheld. Tenant's request to make alterations to the Building shall be made in writing and shall describe in sufficient detail the nature of such proposed alterations and Tenant shall provide Landlord with a complete set of plans for any proposed structural alterations for its review and approval. Tenant shall not make or suffer to be made any structural alterations of any kind, on or to the Project, or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Landlord shall, within thirty (30) days following Tenant's notice of proposed alterations to the Building, either approve such alterations to the Building or state the reasons for any disapproval with such additional modifications, which, if remedied by Tenant, shall result in the Landlord's approval of such proposed alterations. If the Landlord fails to respond to such notice delivered by Tenant within thirty (30) days following receipt thereof, Landlord shall be deemed to have approved Tenant's proposed alterations to the Building. Tenant shall furnish Landlord with plans and specifications for all alterations, additions or improvements which require Landlord's consent. All alterations, additions, or improvements constructed by Tenant shall be constructed in compliance with all Laws and Covenants. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant in connection with such alterations and, prior to the commencement of any such structural alterations, in the event the Intuit Guaranty is not in full force and effect, Tenant must furnish Landlord with payment and performance bonds for Tenant's contractor(s) in amounts reasonably satisfactory to Landlord, from sureties reasonably acceptable to Landlord. Tenant may, in good faith, contest the validity of any mechanic's or materialman's lien and, pending the conclusion of such contest, Tenant shall not be deemed in default hereunder unless it fails to either pay the sums due on the lien as determined by the contest or it fails to provide to Landlord a bond or other acceptable security such that the lien is, by law, removed from the Project. Landlord shall have the right, but not the obligation, to post and keep posted on the Project any notice which Landlord may reasonably deem proper for the protection of Landlord and the Project from such liens.

                       ARTICLE 15 - REPAIR AND MAINTENANCE

       SECTION 15.01 TENANT'S OBLIGATIONS. Except as otherwise specifically contained within this Lease, including, but not limited to, Section 8.02 hereof, and in addition to the payment of its monthly installments of Base Rent, Tenant, at its sole cost and expense, shall cause to be performed all repairs (other than repairs required herein to be made by Landlord), maintenance, replacements and, except with respect to Structural Elements (as defined in Section 15.02) for which Landlord has responsibility, required capital improvements of every kind, nature or description now or hereafter needed in, on or about the Project and each part thereof (including, but not limited to, repairs, replacements and maintenance of the major building systems), whether inside or outside, foreseen or unforeseen, and Tenant shall keep and maintain both the inside and outside of the Building and the Project in a first class condition, ordinary wear and tear and insured casualty excepted. There shall be no abatement, diminution or reduction of the fixed monthly rental because of any inconvenience, interruption, cessation or loss of business caused directly or indirectly by Tenant's obligations hereunder unless Tenant's inability to meet such obligations is caused by the acts, omissions or negligence of Landlord, its agents, contractors or employees. In addition to the foregoing, the Landlord shall be obligated to enforce all contractors' warranties and to pursue all rights and remedies which the Landlord may have against contractors for work performed by such contractors, even though pursuit of such warranty obligations may include a maintenance obligation of the Tenant under this Lease.

       SECTION 15.02 LANDLORD'S OBLIGATIONS. Landlord, at its sole cost and expense, shall maintain in good condition the structural elements of the Building and shall make all structural repairs and replacements to the Building, including the structural elements of any parking deck constructed by Landlord as a portion of the Base Building Work, the roof structure (excluding the roof membrane), structural elements of the building facade, and the foundation and load bearing walls (as well as any building and utility systems, including, without limitation, plumbing, electrical and water systems located beneath or within the foundation or which are imbedded in any load bearing walls) (collectively referred to herein as the "STRUCTURAL ELEMENTS"), as Landlord's sole maintenance, repair or replacement obligation under this Lease (except as expressly set forth in Section 2.12 to the contrary), unless any such maintenance, repairs or replacements are necessitated by the acts, omissions or negligence of Tenant or its agents, contractors or invitees, in which case such obligations shall be satisfied by Tenant. Landlord shall be obligated to satisfy all Laws and Covenants with respect to the Structural Elements of the Project, unless compliance with such Laws and Covenants is Tenant's obligation, as described in Section 8.02. To the extent that the cause of any of the Landlord's maintenance, repair or replacement obligations set forth in Section 15.02 also causes any damage to related portions of the Building which would otherwise be maintained by Tenant (for example, in the event that the failure of a Structural Element necessitates a building system repair which would otherwise be the obligation of the Tenant), then such related damage shall be the obligation of the Landlord.

       SECTION 15.03 REMOVAL OF FIXTURES. So long as Tenant is not in default beyond applicable grace periods, Tenant shall have the right at its option to remove any trade fixtures, machinery, equipment and tenant improvements installed by Tenant, at its cost (and not those charged against the Supplemental Allowance or the Improvement Allowance), in the Building at any time during the Term or when vacating the Building. Tenant shall not remove any Tenant Improvements unless agreed to in writing by both Landlord and Tenant, which agreement of Landlord shall not be unreasonably withheld. Tenant shall repair any damage caused to the Building by reason of the removal of such trade fixtures, machinery, equipment and tenant improvements. Any trade fixtures, machinery, equipment or tenant improvements not removed by Tenant shall be deemed the property of Landlord.

                       ARTICLE 16 - DAMAGE AND DESTRUCTION

       SECTION 16.01 FIRE AND OTHER CASUALTY. In the event that any Building is damaged by fire or other casualty, Landlord agrees to promptly restore and repair the Building, including the Tenant Improvements, at Landlord's expense, but only to the extent Landlord actually receives sufficient insurance proceeds therefor, from the insurance required to be carried by Landlord and Tenant hereunder. Tenant agrees to immediately make available to Landlord all proceeds of any insurance policies covering the Project, excluding that portion of insurance proceeds applicable to Tenant's personal property and Tenant shall also be obligated to pay to any insurer providing coverage the amount of any deductible, retained risk or self insurance amount. Notwithstanding the foregoing, in the event that the Building is (i) in the reasonable opinion of Third-Party Architect (as hereinafter defined), so destroyed that it cannot be repaired or rebuilt within three hundred sixty-five (365) days after the date of such damage (subject to Force Majeure and Tenant Delays); (ii) destroyed by a casualty which is not covered by insurance, the proceeds of which are made available to Landlord in accordance with this Section 16.01, or if such casualty is covered by insurance but such proceeds are insufficient for restoration of the Project, and only if the Project is thus rendered untenantable, as determined in the reasonable discretion of Landlord and Tenant; or (iii) damaged by a casualty event during the last year of the Term which destroys more than twenty-five percent (25%) of the Rentable Area, and upon receipt by Landlord of the deductible amount and all insurance proceeds under the coverages to be provided for casualty damage under Article 10, then Landlord or Tenant may terminate and cancel this Lease effective as of the date of such casualty by giving written notice to the other party within thirty (30) days of the date of such casualty. Upon the giving of such notice, all obligations hereunder with respect to periods from and after the effective date of termination shall thereupon cease and terminate except as expressly provided to the contrary in this Lease. Tenant may obviate Landlord's right to terminate this Lease in accordance with the provisions of Section 16.01 (iii) in the event that the Tenant properly exercises a right to renew the Term expressly granted in accordance with the terms of this Lease. If no such notice is given, Landlord shall, to the extent of the available insurance proceeds, make such repair or restoration of the Building to substantially the same condition existing prior to such casualty, promptly and in such manner as not to unreasonably interfere with Tenant's use and occupancy of the Project (if Tenant is still occupying the Project). Base Rent and all Additional Rent and other charges shall abate during the time that the Building or any part thereof is unusable by reason of any such damage thereto (and for sixty (60) days following completion of restoration for the purpose of Tenant refixturing), but only to the extent of any proceeds of rental loss insurance received by Landlord on account thereof. Tenant shall not be entitled to any compensation or damages for loss of use of the whole or any part of the Project and/or any inconvenience or annoyance caused by such damage, repair or restoration. Notwithstanding anything to the contrary contained herein, proceeds of any rental loss insurance policies shall be paid to Landlord, and Tenant shall have no claim therefor.

       SECTION 16.02 THIRD-PARTY ARCHITECT. For purposes of this Lease, the term "THIRD-PARTY ARCHITECT" shall mean an AIA designated architect licensed in the State of Texas selected reasonably in good faith by Landlord and Tenant solely for the purpose of determining certain time periods for restoration or costs in question under this Lease including, but not limited to, the provisions of this
Article 16. The cost of such Third-Party Architect shall be shared equally by Landlord and Tenant. In the event that the Landlord and Tenant cannot agree upon the identity of the Third-Party Architect within fifteen (15) days following a request for determination by the Third-Party Architect issued by either Landlord or Tenant, then, upon request of either Landlord or Tenant, the president of the local chapter of the AIA representative board shall appoint the Third-Party Architect who shall not be affiliated with either Landlord or Tenant and shall be experienced in commercial construction for purposes of determining the cost or period of time required for such restoration or replacement, which appointment shall be binding upon Landlord and Tenant. The Third-Party Architect shall be directed, upon request to determine any period of time or cost hereunder to make such determination within fifteen (15) days following receipt of such request for a determination by Landlord or Tenant. Any decision rendered by the Third-Party Architect requested in accordance with this Lease shall be binding upon the Landlord and Tenant.

                            ARTICLE 17 - CONDEMNATION

       SECTION 17.01 TAKINGS.

       (a) If all of the Project is taken or condemned for a public or quasi-public use, or if a material portion (defined as twenty percent (20%) or more of the Project and/or the parking area) of the Project is taken or condemned for a public or quasi-public use and the remaining portion thereof is not usable by Tenant in the reasonable opinion of Landlord and Tenant, this Lease shall terminate on the sixtieth (60th) day following such taking. In such event, the Base Rent herein reserved and all additional rent and other sums payable hereunder shall be apportioned and paid in full by Tenant to Landlord to that date and all Base Rent, additional rent and other sums payable hereunder prepaid for periods beyond that date shall forthwith be repaid by Landlord to Tenant, and neither party shall thereafter have any liability hereunder, except that any obligation or liability of either party, actual or contingent, under this Lease which has accrued on or prior to such termination date shall survive.

       (b) If less than twenty percent (20%) of the Project and/or the Parking is taken or condemned for a public or quasi-public use and this Lease does not terminate pursuant to Section 17.01 (a) and Tenant can occupy and reasonably use for its intended purposes the remaining portion of the Project, Landlord, to the extent of the award it receives, shall restore the Project to a condition and to a size as nearly comparable as reasonably possible to the condition and size thereof immediately prior to the taking, and there shall be a proportionate reduction to the Base Rent according to the size of the Project before and after the taking.

       (c) Landlord shall be entitled to receive the entire award in any proceeding with respect to any taking provided for in this Section 17.01, without deduction therefrom for any estate vested in Tenant by this Lease, and Tenant shall receive no part of such award, except any part of the award specifically designed to compensate Tenant's costs of moving and business interruption. Nothing herein contained shall be deemed to prohibit Tenant from making a separate claim, against the condemnor, to the extent permitted by law, for Tenant's moveable trade fixtures, machinery and moving expenses, provided that the making of such claim shall not and does not adversely affect or diminish Landlord's award.

       (d) Landlord has no actual or constructive knowledge of any pending or threatened condemnation proceeding.

                         ARTICLE 18 - ENTRY BY LANDLORD

       SECTION 18.01 REASONABLE ACCESS. Subject to Tenant's reasonable security procedures, Tenant agrees to permit Landlord and the authorized representatives of Landlord and of Lender to enter upon the Project during normal business hours (except in the event of emergency) for the purposes of inspecting the Project and Tenant's compliance with this Lease, and making any necessary repairs thereto; provided that, except in the case of an emergency, Landlord shall give

Tenant twenty-four (24) hours prior written notice of Landlord's intended entry upon the Project. Nothing herein shall imply any duty upon the part of Landlord to do any work required of Tenant hereunder, and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform it. Except in the event of negligence by Landlord, its agents, employees or contractors, Landlord shall not be liable for inconvenience, annoyance, disturbance or other damage to Tenant by reason of making such repairs or the performance of such work in the Project or on account of bringing materials, supplies and equipment into or through the Project during the course thereof, and the obligations of Tenant under this Lease shall not thereby be affected; provided, however that Landlord shall use reasonable efforts not to annoy, disturb or otherwise interfere with Tenant's operations in the Building in making such repairs or performing such work. Landlord also shall have the right to enter the Project at all reasonable times to exhibit the Project to any prospective purchaser or lender thereof, after reasonable prior written notice to Tenant.

                     ARTICLE 19 - ASSIGNMENT AND SUBLETTING

       SECTION 19.01 ASSIGNMENT AND SUBLETTING.

       (a) Upon the receipt of Landlord's consent which shall not be unreasonably withheld, Tenant shall have the right to assign or sublet all or any part of the Project provided that such assignee assumes in writing the obligations of Tenant under this Lease, or in the event of a sublease, the sublessee agrees to subordinate to and be subject to the terms of this Lease. Tenant shall provide Landlord written notice of any proposed assignment or subletting, with sufficient detail to apprise Landlord of the material terms of such assignment of subletting transaction. Within thirty (30) days following receipt of such written notice, Landlord shall either disapprove or approve such proposed assignment or subletting transaction, which approval shall not be unreasonably withheld. In the event that Landlord fails to respond to such notice delivered by the Tenant within thirty (30) days following receipt of such written notice, Landlord shall be deemed to have approved the proposed assignment or subletting transaction proposed by the Tenant. Notwithstanding any assignment or subletting hereunder, unless expressly set forth in this Article 19 to the contrary, Lacerte and Intuit shall remain liable for the performance of all of the obligations of Tenant hereunder. Such right of assignment or subletting by Tenant may also be exercised by any subtenant or assignee of Tenant which has been previously approved by the Landlord, provided at the time of exercise of such assignment or subletting Guarantor has an "Investment Grade Credit Rating." For purpose of this Lease the term "INVESTMENT GRADE CREDIT RATING" shall mean a credit rating, either on corporate credit or issuances of indebtedness, for the four (4) most recent fiscal year quarters, as issued by
(i) Standard & Poor's Rating Services equal to or greater than BBB or (ii) Moody's Investors Services, Inc. equal to or greater than Baa.

       (b) Notwithstanding the foregoing, Tenant shall have the right to assign this Lease or sublet all or any part of the Project to any entity which controls, is controlled by, or is in common control of, Lacerte or Intuit (hereinafter referred to as a "Related Party"). Any assignment or subletting to such Related Party shall not require consent of the Landlord, but Tenant shall be obligated to supply Landlord with written notice of such assignment or subletting, and evidence of the assumption of Tenant's obligations under this Lease. Such Related Party assignment or subletting shall not relieve Lacerte or Intuit, or their legal successor or acquiring company, of any liability or obligations under this Lease. If, at any time during the Term of this Lease, Intuit ceases to exist, Landlord shall have the right to approve any assignment or subletting transaction entered into thereafter unless the Guarantor has an Investment Grade Credit Rating, in which event no approval by Landlord is required. Any purported assignment or subletting which requires Landlord's consent shall be null and void if made without such consent.

       SECTION 19.02 ASSIGNMENT BY LANDLORD. Landlord covenants that it shall not sell or assign its interest in the Project prior to Substantial Completion, except for any collateral assignment to the Lender. Upon Substantial
Completion, Landlord shall have the right to sell, transfer or assign its interest hereunder without the prior consent of Tenant, provided that such purchaser, transferee or assignee assumes, in writing, Landlord's obligations and liabilities, including any then unfulfilled financial obligation of Landlord to Tenant hereunder. After such sale, transfer or assignment, Tenant shall attorn to the new landlord and KCD and Koll shall be released from all obligations hereunder accruing after the date of such sale, transfer or assignment.

       SECTION 19.03 NO RIGHT TO RIGHT OF ASSIGNMENT/SUBLEASE INDEPENDENT OF LEASE. Tenant's (or any subtenant's or assignee's) right to sublease or assign the Lease shall not be conveyed independently of an assignment or sublease without the consent of Landlord.

       SECTION 19.04 NO RIGHT TO SEEK EXTENSION UNDER 11 U.S.C. Section 365(d). Tenant agrees not to seek any extension of time to assume or reject the Lease in the event of Tenant's (or any subtenant's or assignee's) bankruptcy proceeding without the consent of Landlord greater than sixty (60) days from the date of filing any bankruptcy petition.

                ARTICLE 20 - SUBORDINATION AND LENDER AGREEMENTS.

       SECTION 20.01 LENDER AND MORTGAGES.

       (a) For purposes of this Lease:

                  (i) "LENDER" as used herein means the current holder of a Mortgage;

                  (ii) "MORTGAGE" as used herein means any or all mortgages, deeds to secure debt, deeds of trust or other instruments in the nature thereof which may now or hereafter affect or encumber Landlord's title to the Project, and any amendments, modifications, extensions or renewals thereof.

       (b) This Lease and all rights of Tenant hereunder are and shall be subject and subordinate to the lien and security interest of any Mortgage. Tenant recognizes and acknowledges the right of Lender to foreclose or exercise the power of sale against the Project under any Mortgage, provided that Tenant's right of quiet enjoyment shall not be disturbed unless and until an Event of Default occurs under this Lease. As a condition of such subordination, Landlord shall cause Lender (and all future lenders) to execute a subordination and nondisturbance agreement (the "SNDA") in substantially the form attached hereto as Exhibit "F" (or in such other form as is mutually acceptable to Lender, Landlord and Tenant), and shall cause Lender to deliver a fully executed counterpart to Tenant. The SNDA shall contain provisions acceptable to Lender and Tenant covering rights and obligations of Lender and Tenant in the event of a foreclosure of Landlord's interest in the Project.

       (c) Tenant shall, in confirmation of the subordination set forth in
Section 20.01(6) and notwithstanding the fact that such subordination is self-operative, and no further instrument or subordination shall be necessary, within a reasonable period from receipt of written notice, at any time or times, execute, acknowledge, and deliver to Landlord or to Lender reasonable instruments mutually agreed upon by Landlord, Tenant and Lender to evidence such subordination.

       (d) Tenant shall, upon reasonable request, at any time or times, execute, acknowledge, and deliver to Lender and all future lenders, a subordination and nondisturbance agreement in substantially the form attached hereto as Exhibit "F." contingent upon Landlord's and Lender's simultaneous execution of same.

       (e) If Lender (or Lender's nominee, or other purchaser at foreclosure) shall hereafter succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease, Tenant shall, if requested by such successor, attorn to and recognize such successor as Tenant's landlord under this Lease without change in the terms and provisions of this Lease, provided that such successor shall not be bound by any payment of Base Rent for more than one month in advance, except prepayments in the nature of security for the performance by Tenant of its obligations under this Lease, and then only if such prepayments have been deposited with and are under the control of such successor. Tenant shall promptly execute and deliver any reasonable instrument that may be necessary to evidence such attornment.

       SECTION 20.02 ESTOPPEL. Tenant and Landlord agree, at any time, and from time to time, within twenty (20) days after written request of the other, to execute, acknowledge and deliver a statement in writing ("ESTOPPEL CERTIFICATE") in recordable form to the other party and/or its designee in form and content mutually satisfactory to Tenant, Lender and Landlord (or successor owner, if any), certifying that: (i) if such should be the case, this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified if such be the case), (ii) the dates to which Base Rent, and other charges have been paid, (iii) whether or not, to the best knowledge of the signer of such certificate, there exists any failure by the requesting party to perform any term, covenant or condition contained in this Lease, and, if so, specifying each such failure of which the signer may have knowledge, (iv) (if such be the case) Tenant has accepted the Project and is conducting its business therein, and (v) as to such additional matters as may be reasonably requested, and being in fact true, it being intended that any such statement delivered pursuant hereto may be relied upon by Landlord, Tenant and Tenant's successors and by any purchaser of title to the Project or by any mortgagee or any assignee thereof or any party to any sale-leaseback of the Project, or the landlord under a ground lease affecting the Project.

                        ARTICLE 21 - DEFAULT AND REMEDIES

       SECTION 21.01 DEFAULTS.

       (a) The occurrence of any one or more of the following events shall constitute an "Event of Default" of Tenant under this Lease:

                  (i) if Tenant fails to pay Base Rent, Additional Rent or any other sum due hereunder as and when such rent or other sum becomes due and such failure shall continue for more than ten (10) days after receipt of written notice from Landlord of such failure;

                  (ii) if Tenant permits to be done anything which creates a lien upon the Project and fails to discharge such lien, bond such lien or post security with Landlord reasonably acceptable to Landlord within thirty (30) days after receipt by Tenant of written notice thereof;

                  (iii) if Tenant fails to maintain in force all policies of insurance required by this Lease and such failure shall continue for more than ten (10) days after Landlord gives Tenant written notice of such failure;

                  (iv) if any petition is filed by or against Tenant or Guarantor under any present or future section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States or any state thereof (which, in the case of an involuntary proceeding, is not permanently discharged, dismissed, stayed, or vacated, as the case may be, within ninety (90) days of commencement), or if any order for relief shall be entered against Tenant or the Guarantor in any such proceedings;

                  (v) if Tenant or Guarantor becomes insolvent or makes a transfer in fraud of creditors or makes an assignment for the benefit of creditors;

                  (vi) if a receiver, custodian, or trustee is appointed for Tenant's interest in the Project or for all or substantially all of the assets of Tenant or Guarantor, which appointment is not vacated within ninety (90) days following the date of such appointment;

                  (vii) if Tenant fails to perform or observe any other term of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Tenant written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Tenant does not commence to correct such default within said thirty
         (30) day period and thereafter diligently prosecute the correction of same to completion within a reasonable time;

                  (viii) if Guarantor fails to perform or observe any other term or provision of this Lease and such failure shall continue for more than thirty (30) days after Landlord gives Guarantor written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Guarantor does not commence to correct such default within said thirty (30) day period and thereafter diligently prosecutes the correction of same to completion within a reasonable time;

                  (ix) if Tenant notifies Landlord in writing that it does not intend to occupy the Project and/or will not commence payment of Base Rent; or

                  (x) if Guarantor fails to execute the Intuit Guaranty simultaneously with the execution of this Lease, or if the Guarantor fails to perform or observe any term or provision of the Intuit Guaranty and such failure shall continue for more than thirty (30) days after Landlord gives Guarantor written notice of such failure, or, if such failure cannot be corrected within such thirty (30) day period, if Guarantor does not commence to cure such default within said thirty
         (30) day period and thereafter does not prosecute the correction of same to completion within a reasonable amount of time.

Landlord agrees that it shall accept a cure by the Guarantor of any default by the Tenant hereunder prior to the date such default has become an Event of Default.

       SECTION 21.02 REMEDIES.

       (a) Upon the occurrence of any one or more Events of Default, Landlord may, at Landlord's option, without any demand or notice whatsoever (except as expressly required in this Section 21.02):

                  (i) Continue this Lease in full force and effect, and Landlord shall have the right to collect Base Rent and other sums when due; or

                  (ii) Terminate Tenant's right to possession of the Project at any time by giving written notice to that effect, and relet the Project or any part thereof. On the giving of the notice, all of Tenant's rights in the Project shall terminate. Upon such termination, Tenant shall surrender and vacate the Project in good condition, ordinary wear and tear excepted, within sixty (60) days of the date of the notice, and Landlord may re-enter and take possession of the Project in accordance with applicable law. Any termination under this Section
         21.02 shall not release Tenant from the payment of any sum then due Landlord or from any claim for damages or Base Rent or other sum previously accrued or then accruing against Tenant. Upon such termination Tenant shall be liable immediately to Landlord for all reasonable costs Landlord incurs in reletting the Project or any part thereof, including, without limitation, broker's commissions, expenses of cleaning and reasonable costs and expenses for redecorating the Project required by the reletting, reasonable attorneys' fees actually incurred and like costs. Such costs shall be due and payable twenty
         (20) days after
         written demand for, and verification of, such costs are provided to Tenant. Reletting may be for a period shorter or longer than the remaining Term of this Lease. In the event such reletting is for a period longer than the remaining Term of this Lease, such costs shall be allocated based upon the ratio that the remaining Term of this Lease bears to the term of the reletting, unless such costs would not have been incurred but for Tenant's breach of the Lease. No act by Landlord other than giving express written notice of termination to Tenant shall terminate this Lease. Acts of maintenance, efforts to relet the Project permitted hereunder or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord has the right, at Tenant's cost and without liability for the loss thereof or damage thereto, if Tenant has left any personal property or the Project, to remove all Tenant's personal property, which shall be deemed to have been abandoned by Tenant, and either store same or otherwise dispose of same in Landlord's sole and absolute discretion. Landlord and Tenant hereby acknowledge that in the event of such a termination, actual damages to Landlord may be difficult to ascertain and, accordingly, hereby agree that in such event, the net present value of the Base Rent due from the date of such termination to the expiration date of the Term or any extension, if exercised (the "EXPIRATION DATE"), discounted at five percent (5%) per annum, shall thereupon be due and payable to Landlord as liquidated damages within twenty (20) days after written notice therefor to compensate Landlord for Tenant's default and such termination. Such liquidated damages and costs shall be reduced (but not below zero) by the amount of rentals which Landlord has received at the time of payment by Tenant. In addition, Landlord shall reimburse Tenant (but not in excess of such liquidated damages and costs) the amount of rentals which Landlord receives as a result of its duty to mitigate set forth in subsection (f) of this Section 21.02 for the remaining Term of the Lease (without consideration of any renewal options), which payment by Landlord to Tenant shall be reduced by any reasonable costs, fees and expenses including brokerage commissions and refurbishment costs, incurred by Landlord in the exercise of its duty to mitigate hereunder)]. Rentals received by the Landlord after the aforesaid payments by Tenant (but not in excess of Tenant's payment of such liquidated damages and payment of Landlord's costs hereunder) for any period of time prior to the date that would have been the expiration date of this Lease had this Lease not been terminated, shall be immediately due and payable by Landlord to Tenant, and costs incurred by Landlord for reletting for a period longer than the remaining Term of this Lease shall be allocated as provided hereinabove, unless such costs would not have been incurred but for Tenant's breach of the Lease. Tenant waives redemption or relief from forfeiture under any other present or future law, in the event Tenant is evicted or Landlord takes possession of the Project by reason of any default of Tenant hereunder; or

                  (iii) Without terminating this Lease, and without terminating Tenant's obligation to pay all sums due and owing hereunder, including, without limitation, Base Rent and other sums due hereunder, in its own name but as agent for Tenant enter into and upon and take possession of the Project or any part thereof. Any property remaining in the Project may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord's negligence. Thereafter, Landlord shall exercise commercially reasonable efforts to, in accordance with Section 21.02(f), lease to a third party the Project or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Project. The remainder of any rentals actually received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder. If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

                  (iv) Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Project and without being liable for prosecution or any claim for damages therefor, maintain the Project and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder. Tenant shall reimburse Landlord immediately upon demand for any expenses which Landlord incurs in thus effecting Tenant's compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto.

                  (v) Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as Tenant is in default under this Lease; or

                  (vi) Without terminating this Lease, immediately cease all construction work required to be performed by Landlord pursuant to the terms of this Lease and/or allow the Project to remain unoccupied and /or incomplete until the Event of Default is cured to the reasonable satisfaction of Landlord (which right to cure such Event of Default is subject to the consent of Landlord, which consent shall not be unreasonably withheld), and collect rent from Tenant as it comes due (for purposes of this provision, Base Rent shall commence on the date which Tenant commits an Event of Default); or

                  (vii) Fulfill any obligation of Tenant under this Lease, including, without limitation, the payment of insurance premiums or obtaining insurance policies required under this Lease, and Tenant shall reimburse Landlord upon demand for all costs, expenses and/or premiums paid by Landlord; or

                  (viii) Pursue such other remedies as are available at law or in equity.

       (b) If this Lease shall terminate as a result of or while there exists an Event of Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

       (c) Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

       (d) No agreement to accept a surrender of the Project and no act or omission by Landlord or Landlord's agents during the Term shall constitute an acceptance or surrender of the Project unless made in writing and signed by Landlord. No re-entry or taking possession of the Project by Landlord pursuant to this Section 21.02 shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant. Landlord's acceptance of Base Rent or other sums in full or in part following an Event of Default hereunder shall not be construed as a waiver of such Event of Default. No custom or practice which may come to exist between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party's right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

       (e) If an Event of Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys' fees, court costs and expenses actually incurred.

       (f) Landlord's and Tenant's rights pursuant to this Section 21.02, including, without limitation, Landlord's rights to collect Base Rent and other charges due under this Lease, shall survive any termination of this Lease. Notwithstanding anything to the contrary contained herein, Landlord and Tenant hereby agree that Landlord shall have a duty to reasonably mitigate or attempt to offset any damages which are or may be suffered by Landlord as a result of any default of Tenant under this Lease in accordance with and to the extent required by Texas law. Any payment by Tenant of a sum of money less than the entire amount due Landlord at the time of such payment shall be applied to the obligations that are then furthest in arrears. No endorsement or statement on any check or accompanying any payment shall be deemed an accord and satisfaction and any payment accepted by Landlord shall be without prejudice to Landlord's right to obtain the balance due or pursue any other remedy available to Landlord both in law and in equity.

        (g) Upon occurrence of an uncured Event of Default, Tenant's rights to sublease or assign under Section 19.01 of this Lease shall immediately terminate.

       (h) Notwithstanding anything contained herein to the contrary, upon the occurrence of an Event of Default, Landlord shall not have the right to dispossess Tenant from the Project without judicial process and Landlord shall specifically have no right of commercial lock-out without the benefit of judicial review.

       SECTION 21.03 LANDLORD'S DEFAULT.

                  (a) (i) If prior to Substantial Completion, and as an alternative to recourse under the Completion Guaranty, Landlord defaults in the performance or observance of any provision of this Lease or the Covenants (including, but not limited to, the failure to deliver to Tenant an executed original of the Completion Guaranty), Tenant may, at its option, give Landlord and Lender written notice specifying in what manner Landlord has defaulted, provided that Tenant's failure, if any, to give such notice shall not be deemed to be a waiver by Tenant of such default. If such default shall not have been cured by Landlord or its Lender within thirty (30) days after the receipt of such notice (except that if such default cannot be cured within said thirty (30) day period, this period shall be extended for a reasonable additional time provided that Landlord or its Lender commences to cure such default within the thirty (30) day period and diligently proceeds to effect such cure), Tenant may cure such default and Landlord shall reimburse Tenant within twenty (20) days after receipt of a certified invoice from Tenant accompanied by applicable bills for any reasonable amount paid and any reasonable expense or contractual liability incurred with interest at the Specified Rate accruing from the date of payment by Tenant to the date of reimbursement by Landlord; provided, however, Tenant hereby expressly waives any right to claim or collect consequential or punitive damages therefor and waives all other remedies except for those specifically made available in this Section 21.03 to Tenant for the respective default by Landlord. If Landlord fails to reimburse Tenant within the time period specified herein, Tenant may offset the amounts required to be reimbursed against the next following payments of Base Rent and/or Additional Rent, plus interest at the Specified Rate accrued to the date of offset, against subsequent payments of Base Rent and/or Additional Rent until such amounts have been reimbursed in full; provided, however, such offset shall be limited to 25% of the Base Rent and/or Additional Rent due and payable each month throughout the then existing Term of this Lease, but in the event such percentage limitation will not enable Tenant to be fully reimbursed prior to the expiration of the then existing Term of this Lease, then the amount required to be reimbursed shall be divided by the number of months remaining in the then existing Term of this Lease, and the quotient thereof, plus accrued interest at the Specified Rate shall be offset against the monthly payments of Base Rent and/or Additional Rent over the remainder of the then existing Term of this Lease.

                  (ii) The foregoing provisions to the contrary notwithstanding, in the event that subsequent to Substantial Completion, Landlord defaults in the performance or observance of any provision of this lease, beyond any applicable cure period, tenant may cure such default and Landlord shall reimburse Tenant within thirty (30) days after receipt of a certified invoice from Tenant accompanied by applicable bills for any reasonable amount paid and any reasonable expense or contractual liability incurred, with interest at the Specified Rate accruing from the date of payment by Tenant to the date of reimbursement by Landlord and if Landlord fails to reimburse

         Tenant within such time period, Tenant may offset the amounts required to be reimbursed, plus interest at the Specified Rate accrued to the date of offset, against subsequent payments of Base Rent and/or Additional Rent until such amounts have been reimbursed in full; provided, however, such offset shall be limited to 25% of the Base Rent and/or Additional Rent due and payable each month throughout the then existing Term of this Lease, but in the event such percentage limitation will not enable Tenant to be fully reimbursed prior to the expiration of the then existing Term of this Lease as of the date the reimbursement is due and payable, then the amount required to be reimbursed shall be divided by the number of months remaining in the then existing Term of this Lease, and the quotient thereof, plus accrued interest at the Specified Rate shall be offset against the monthly payments of Base Rent and/or Additional Rent over the remainder of the then existing Term of this Lease. In the event that Tenant determines, in the exercise of its good faith reasonable judgment, that the remedy of self help and offset is either unavailable or inadequate, then Tenant may institute a proceeding for specific performance against Landlord and/or for a declaratory judgment with the appropriate legal or equitable remedies, and in the event that Tenant determines, again in the exercise of its good faith reasonable judgment, that the remedy of specific performance and/or declaratory judgment is either unavailable or inadequate, Tenant may plead in the alternative for actual damages (and Tenant hereby expressly waives any right to claim or collect consequential or punitive damages), which damages shall be limited to the lesser of Landlord's equity in the Project or the sum of $5,000,000.00.

        (b) Except as otherwise provided in Section 21.03(c) and (d), and in addition to recourse under the Completion Guaranty, in the event of Landlord's failure to achieve Substantial Completion by the date set forth in the Development Schedule, as may be extended by Force Majeure and Tenant Delays, Landlord shall be obligated, as liquidated damages and Tenant's sole and exclusive remedy for such delay, to pay to Tenant the sum of Eight Thousand and No/100 Dollars ($8,000.00) for each day that the Landlord fails to achieve Substantial Completion, until the date Landlord achieves Substantial Completion. At Landlord's election, such liquidated damage sum may be paid to Tenant in the form of a rental credit upon the commencement of payment of Base Rent. The parties acknowledge and agree that the damages that the Tenant will incur in such event are difficult to determine or ascertain with certainty as of the time of the signing of this Lease and that the amount of liquidated damages provided for herein is not intended as a penalty but, instead, represents their best reasonable estimate, based on the information available to them, of the damages that would be incurred and which shall be payable by Landlord in that event to compensate Tenant as damages resulting from such event.

        (c) In lieu of the remedies set forth in Section 21.03(a)(i) and (b), as an alternative to recourse under the Completion Guaranty, in the event that the Landlord fails to complete the following elements of the Project in accordance with the dates set forth below, subject to Force Majeure and Tenant Delays, the Tenant may, at Tenant's sole discretion and upon thirty (30) days prior written notice to Landlord and as its sole and exclusive remedy (except as provided in subsection (v) below), terminate this Lease in which event neither Tenant nor Landlord shall have any further obligation hereunder, one to the other:

                  (i) Landlord fails to deliver to Tenant an executed original of the Completion Guaranty within fifteen (15) days of the date of this Lease;

                  (ii) Landlord's failure to acquire title to the Phase I Property (subject only to the Permitted Exceptions and such other exceptions permitted by Section 1.01(b)) on or before the date which is ninety (90) days following the date set forth for such event in the Development Schedule;

                  (iii) Landlord fails to commence the site work for the Project on or before the date which is one hundred fifty (150) days following the date set forth for such event in the Development Schedule;

                  (iv) Landlord fails to complete the "dry-in" of the Building on or before the date which is one hundred fifty (150) days following the date set forth for such event in the Development Schedule; or

                  (v) Landlord fails to achieve Substantial Completion within one hundred fifty (150) days following the date set forth for such event in the Development Schedule, in which event Tenant shall also be entitled to exercise the remedy in Section 21.03(d) below.

        (d) In the event that the Landlord fails to achieve Substantial Completion within one hundred fifty (150) days following the date set forth for such event in the Development Schedule, subject to Force Majeure and Tenant Delays, provided the Lease has then been terminated pursuant to subsection (c) above, Landlord shall pay to Tenant as liquidated damages the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) to compensate Tenant for damages it will incur due to Landlord's failure to timely complete the Project. The parties acknowledge and agree that the damages that the Tenant will incur in such event are difficult to determine or ascertain with certainty as of the time of the signing of this Lease and that the amount of liquidated damages provided for herein is not intended as a penalty but, instead, represents their best reasonable estimate, based on the information available to them, of the damages that would be incurred and which shall be payable by Landlord in that event to compensate Tenant as damages resulting from such event.

        SECTION 21.04 WAIVER. The waiver by either party of any default of the failure to insist upon strict compliance with any provision hereof, shall not be deemed to be a waiver of any subsequent default under the same, or under any other term, covenant or condition of this Lease. The subsequent acceptance of any rent by Landlord shall not be deemed to be a waiver of any preceding default by Tenant under any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such preceding default at the time of acceptance of such Rent.

                              ARTICLE 22 - NOTICES

        Any notice required to be delivered hereunder must be in writing and shall be deemed to be delivered when actually received or on the date attempted to deliver and refused, after (i) being sent by a recognized, bonded, national, overnight courier service; (ii) deposited in the United States mail, postage prepaid, certified mail, return receipt requested; or (iii) sent by telecopy ("FAX") during normal business hours in which case it shall be deemed delivered on the day sent, provided an original is received by the addressee after being sent by a nationally recognized overnight courier within one (1) business day of the Fax, addressed to Landlord or Tenant at their addresses specified hereunder, respectively, or at such other address as specified by written notice by either party.

       If to Landlord:     KCD-TX I INVESTMENT LIMITED PARTNERSHIP
                           8411 Preston Road
                           Suite 700
                           Dallas, Texas 75225
                           Attn: Steven W. Van Amburgh

       w/a copy to:        Kane, Russell, Coleman & Logan, P.C.
                           3700 Thanksgiving Tower
                           1601 Elm Street
                           Dallas, Texas 75201
                           Attn: Raymond J. Kane
       If to Tenant:
       (before Term Commencement Date)

                          Lacerte Software Corporation
                          13155 Noel Road, Suite 2200
                          Dallas, Texas 75240
                          Attn: Mark Portner, General Counsel

       (and, after the Term Commencement Date to the attention of the General Counsel at the Project address)

       with a copy to:    Intuit Inc.
                          2550 Garcia Avenue
                          Mountain View, California 94043-7850
                          Attn: Catherine L. Valentine, General Counsel

      w/a copy to:        Calhoun & Stacy, P.L.L.C.
                          901 Main Street, Suite 5700
                          Dallas, Texas 75202-3713
                          Attn: Thomas E. Rosen

                        ARTICLE 23 - BROKER'S COMMISSIONS

        SECTION 23.01 BROKER'S COMMISSION. Each party hereto represents that it has not dealt with any real estate broker or agent in connection with the negotiation of this Lease or the leasing of the Building except for The Staubach Company (the "BROKER"), who shall be compensated by Landlord for the transactions contemplated by this Lease (including, but not limited to, any renewals hereof and/or any Project Expansions) pursuant to a written Commission Agreement, a copy of which is attached hereto as Exhibit "G," and that no commissions are due any party other than Broker in connection with the transactions contemplated by this Lease. Each party shall hold the other harmless from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person or entity with whom the other party has dealt (other than Broker).

                       ARTICLE 24 - ENVIRONMENTAL MATTERS

         SECTION 24.01 HAZARDOUS SUBSTANCES CONTAMINATION.

        (a) For purposes of this Lease:

                  (i) "CONTAMINATION" as used herein means the uncontained or uncontrolled presence of or release of Hazardous Substances (as hereinafter defined) into any environmental media from, upon, within, below, into or on any portion of the Project or the Building, so as to require remediation, cleanup or investigation under any applicable Environmental Law (as hereinafter defined).

                  (ii) "ENVIRONMENTAL LAWS" as used herein means all federal, state, and local laws, regulations, orders, permits, ordinances or other requirements, concerning protection of human health, safety and the environment, all as may be amended from time to time.

                  (iii) "HAZARDOUS SUBSTANCES" as used herein means any hazardous or toxic substance, material, chemical, pollutant, contaminant or waste as those terms are defined by any applicable Environmental Laws [including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq. ("CERCLA") and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. ("RCRA")] and any solid wastes, polychlorinated biphenyls, urea formaldehyde, asbestos, radioactive materials, radon, explosives, petroleum products and oil.

        (b) Landlord represents and covenants that Landlord has not treated, stored or disposed of any Hazardous Substances upon or within the Project, nor shall Hazardous Substances be used in connection with the construction of the Building (except as normally utilized in construction of similar projects), nor, to Landlord's current, actual knowledge, has any predecessor owner of the Project stored, treated or disposed of Hazardous Substances upon or within the Project. Landlord's investigation and knowledge with respect to the environmental condition of the Real Property shall be limited to the content of that certain Phase I Environmental Report No. 94007041 A dated January 27, 2000 and prepared by HBC Engineering, Inc.

        (c) Tenant represents and covenants that all its activities on the Project and the Building, during the course of this Lease will be conducted in compliance with Environmental Laws. Tenant warrants to the best of Tenant's actual knowledge that it is currently in compliance with all applicable Environmental Laws and that there are no pending or threatened notices of deficiency, notices of violation, orders, or judicial or administrative actions involving alleged violations by Tenant of any Environmental Laws. Tenant, at Tenant's sole cost and expense, shall be responsible for obtaining all permits or licenses or approvals under Environmental Laws necessary for Tenant's operation of its business on the Project and shall make all notifications and registrations required by any applicable Environmental Laws. Tenant, at Tenant's sole cost and expense, shall at all times comply with the terms and conditions of all such permits, licenses, approvals, notifications and registrations and with any other applicable Environmental Laws. Tenant covenants that it will obtain all such permits, licenses or approvals and make all such notifications and registrations required by any applicable Environmental Laws necessary for Tenant's operation of its business on the Project. Tenant shall not, however, be required to obtain any permits, licenses, approvals, notifications or registrations related to the construction of the Building.

        (d) Tenant shall not cause or permit any Hazardous Substances to be brought upon, kept or used in or about the Project or the Building, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that the consent of Landlord shall not be required for the use at the Project of cleaning supplies, toner for photocopying machines and other similar materials, as well as other substances typically used in Tenant's business that might otherwise be considered Hazardous Substances, in containers and quantities reasonably necessary for and consistent with normal and ordinary use by Tenant, at the Project, in the routine operation of Tenant's business or maintenance of Tenant's office or in the routine janitorial service, cleaning and maintenance for the Project. For purposes of this Section 24.01, Landlord shall be deemed to have reasonably withheld consent if Landlord determines that the presence of such Hazardous Substance within the Project could result in a risk of harm to person or property or otherwise negatively affect the value or marketability of the Building or the Project.

        (e) Tenant shall not cause or permit the release of any Hazardous Substances by Tenant or its agents, contractors, employees or invitees into any environmental media such as air, water or land, or into or on the Project or the Building in any manner that violates any Environmental Laws. If such release shall occur, Tenant shall (i) take all steps reasonably necessary to contain and control such release and any associated Contamination, (ii) clean up or otherwise remedy such release and any associated Contamination to the extent required by, and take any and all other actions required under, applicable Environmental Laws and (iii) notify and keep Landlord reasonably informed in writing of such release and response.

        (f) Regardless of any consents granted by Landlord pursuant to Section
24.01 (d) allowing Hazardous Substances upon the Project, Tenant shall under no circumstances whatsoever (i) cause or permit any activity on the Project which would cause the Project to become subject to regulation as a hazardous waste treatment, storage or disposal facility under RCRA or the regulations promulgated thereunder; (ii) discharge Hazardous Substances into the storm sewer system serving the Project; or (iii) install any underground storage tank or underground piping under the Project.

        (g) Tenant shall and hereby does indemnify, defend and hold Landlord harmless from and against any and all expense, loss and liability suffered by Landlord (with the exception of those expenses, losses, and liabilities arising from Landlord's own negligence or willful act), by reason of Tenant's improper storage, generation, handling, treatment, transportation, disposal, or arrangement for transportation or disposal, of any Hazardous Substances caused or permitted by Tenant to be brought upon the Project (whether accidental, intentional, or negligent) or by reason of Tenant's breach of any of the provisions of this Section 24.01. Such expenses, losses and liabilities shall include, without limitation, (i) any and all expenses that Landlord may incur to comply with any Environmental Laws as a result of Tenant's failure to comply therewith; (ii) any and all costs that Landlord may incur in studying or remedying any Contamination at or arising from the Project or the Building;
(iii) any and all costs that Landlord may incur in studying, removing, disposing or otherwise addressing any Hazardous Substances; (iv) any and all fines, penalties or other sanctions assessed upon Landlord by reason of Tenant's failure to comply with Environmental Laws; and (v) any and all legal and professional fees and costs incurred by Landlord in connection with the foregoing. The indemnity contained herein shall survive the termination or expiration of this Lease.

        (h) Landlord shall have the right, but not the obligation, upon twenty-four (24) hours prior written notice and during normal business hours, except for emergencies, to enter the Project accompanied by Tenant's representative throughout the Term to audit and inspect the Project for Tenant's compliance with this Section 24.01.

        (i) Landlord shall and hereby does indemnify, defend and hold Tenant harmless from and against any and all expenses, loss and liability suffered by Tenant (with the exception of those expenses, losses and liabilities arising from Tenant's own negligence or willful act or the negligence or willful act of Tenant's officers, contractors, licensees, agents, servants, guests, invitees or visitors) by reason of the presence of any Hazardous Substances in the Building or on or under the Project at any time prior to the Term Commencement Date, or placed or caused to be placed by Landlord, its agents or employees in, on or under the Project thereafter.

                         ARTICLE 25 - PROJECT EXPANSIONS

        SECTION 25.01 EXPANSION NOTICE. The Tenant shall have the right to cause the development of one or more Project Expansions by satisfying the provisions of this Article 25. Likewise, the Tenant reserves the right to cause Landlord to acquire one or more portions of the Future Development Property and to construct Project Expansions in the event that the Tenant provides written notices (an "EXPANSION NOTICE") TO THE Landlord on or before September 30, 2005 (or such earlier date which is two hundred seventy (270) days prior to the outside option closing date set forth in the Acquisition Contract), which notices shall contain substantially the same specificity of detail for the Project Expansion as is described for Phase I of the Project in the Base Building Outline Specifications attached hereto as Exhibit "C" (including, but not limited to, any surface parking or parking structures required by Tenant), modified to reflect the features and square footage of the Project Expansion. An Expansion Notice shall also contain a proposed development timeline (the "EXPANSION DEVELOPMENT TIMELINE") requested by Tenant in connection with the development of the Project Expansion, which Expansion Development Timeline shall consist of dates for the development of plans and specifications, acquisition of the portion of the Real Property applicable to the Project Expansion, commencement of the construction of the Project Expansion and the date for Substantial Completion of the Project Expansion. In addition, the Expansion Notice shall identify with specificity the portion of the Real Property upon which the Project Expansion shall be developed, subject to the provisions of the Acquisition Contract. Subject to the provisions of this Article 25, Landlord shall acquire the portion of the Future Development Property outlined in the Expansion Notice on or before the date set forth in the Expansion Development Schedule (as approved by Landlord and Tenant as provided in Section 25.02) for the acquisition of the Future Development Property and in accordance with the terms of the Acquisition Contract.

        SECTION 25.02 SPECIFICATION NOTICE. Within sixty (60) days following receipt of an Expansion Notice, Landlord shall submit to Tenant a notice (the "SPECIFICATION NOTICE"), which notice shall contain preliminary conceptual plans and specifications for the Project Expansion (the "Outline Specifications"), as well as (i) Landlord's best good faith estimate of total costs (hard and soft) of constructing the Project Expansion, (ii) the projected Base Rent, based on the prevailing interest rates at the date of the Specification Notice, and (iii) a development schedule consisting of dates for the development of plans and specifications, acquisition of the portion of the Real Property applicable to the Project Expansion, commencement of the construction of the Project Expansion and the date for Substantial Completion of the Project Expansion (the "EXPANSION DEVELOPMENT SCHEDULE"), all of which shall be mutually reviewed and approved by Landlord and Tenant within thirty (30) days following receipt of the Specification Notice. During such thirty (30) days, Landlord and Tenant agree to act reasonably and in good faith to reconcile any differences between the Expansion Notice and the Specification Notice in order to avoid any delay in the commencement of the Project Expansion.

        SECTION 25.03 GOVERNING PROVISIONS. In the event that the Tenant timely exercises its rights to cause the development of a Project Expansion, the following provisions shall control the development thereof:

        (a) Tenant acknowledges that each Project Expansion must satisfy the provisions of the Acquisition Contract with respect to the notices required to be given and timing of any closings to occur thereunder and the configuration of the portion of the Future Development Property to be acquired by Landlord in connection with the Project Expansion described in the Expansion Notice.

The Landlord shall not be bound to develop the Project Expansion described in the Expansion Notice unless the provisions of such Expansion Notice expressly satisfy the terms, provisions and conditions of the Acquisition Contract related thereto.

        (b) The building and other improvements to be constructed pursuant to each Project Expansion shall be of a design, nature and type substantially similar to the Building, unless at the request of Tenant, Landlord, in its sole, reasonable discretion, shall agree to construct a Project Expansion of a different design, nature and type. Notwithstanding anything herein to the contrary, the Tenant Improvements may be of a different design, nature and type but if the cost of such Tenant Improvements exceeds $30.00 per square foot, Tenant shall pay such excess cost.

        (c) Base Rent for each Project Expansion calculated as provided herein below, shall commence upon the date that each Project Expansion is Substantially Completed, subject only to "punch list" items and other items of incomplete work that do not materially adversely interfere with the use and occupancy of the Project Expansion (as certified to Landlord and Tenant by the Architect) and delivered to Tenant for Tenant's occupancy (the "PROJECT EXPANSION COMMENCEMENT DATE"). Each Project Expansion Base Rent shall be included in the definition of "Base Rent" for purposes of this Lease, and shall be payable concurrently with payments of Base Rent hereunder as set forth in Section 5.01 of this Lease. Upon the acquisition of any portion of the Future Development Property, each Project Expansion shall be deemed to be a part of the Project hereunder, and, upon the Project Expansion Commencement Date, in addition to Base Rent, Tenant shall pay all Additional Rent for each Project Expansion as set forth in the Lease.

        (d) Annual Base Rent for each Project Expansion shall be equal to the amount obtained by multiplying (i) one hundred percent (100%) of the costs (including both so-called "hard costs" and "soft costs" and land acquisition costs) incurred by Landlord to construct the Project Expansion (which costs shall be subject to Tenant's reasonable right of audit and review) by (ii) an interest rate equal to four hundred (400) basis points in excess of the interest rate payable for the most recently issued 10-year treasury obligations of the United States government as of each Project Expansion Commencement Date (as reported in The Wall Street Journal or its successor publication). Base Rent for each Project Expansion shall increase over the Term in an amount corresponding to the percentage increase of Base Rent for the Project Expansion for each Lease Period, as described in Section 5.01 and in the expansion phases of Exhibit "H," or for each Renewal Term, as described in Section 4.02 and the expansion phases of Exhibit "H."

        (e) This Lease shall be modified such that the Term of the Lease for the Project (including each prior Project Expansion, if any) shall expire ten (10) years from the last of any Project Expansion Commencement Dates.

        (f) Anything in this Article 25 to the contrary notwithstanding, Landlord shall be obligated to construct any Project Expansion and lease the Project Expansion to Tenant only if the following conditions shall be satisfied:

                  (i) No uncured Event of Default shall exist:

                  (ii) This Lease shall not have been terminated and shall be in full force and effect; and

                  (iii) Either (1) Guarantor consents to such Project Expansion and agrees that the Guarantor shall guarantee the obligations of the Tenant with respect to the Project Expansion, or (2) Lacerte (if Lacerte is not then the Tenant under this Lease) or Tenant shall have a tangible net worth calculated in accordance with generally accepted accounting principles at the time of delivery of such Expansion Notice equal to or greater than One Hundred Million and No/100 Dollars U.S. ($100,000,000.00 U.S.), and Tenant agrees that the Base Rent payable with respect to such Project Expansion shall equal the calculation provided for Base Rent in Section 25.03(d), except that the reference therein to four hundred (400) basis points shall become five hundred fifty (550) basis points. Failure of Guarantor to consent to any Project Expansion shall not relieve Guarantor of any other liability under the Intuit Guaranty.

         (g) Except as provided otherwise in this Article 25, each and every right, duty, obligation, agreement and remedy of the Landlord and of the Tenant respectively, under this Lease Agreement with respect to the development and construction of Phase I of the Project shall be equally applicable and binding on the respective parties with respect to the development and construction of each Project Expansion, it being understood that the Base Building Outline Specifications and Site Plans for the Project Expansion and the Expansion Development Schedule for each Project Expansion shall be attached hereto as additional and consecutively lettered exhibits and dated and signed by the Landlord and Tenant promptly after approval thereof by Landlord and Tenant. Each such set of exhibits shall further identify each Project Expansion numerically in the order in which they occurred. In addition, all the terms, provisions and conditions of this Lease shall govern the rights and liabilities of Landlord and of Tenant with respect to any Project Expansion, including, but not limited to, the provisions relating to the commencement and payment of Base Rent and Additional Rent, the providing of the Improvement Allowance at Thirty and No/100 Dollars ($30.00) per square foot of Rentable Area of the Project Expansion as provided in Section 3.02 hereof, Landlord and Tenant repair and replacement obligations, remedies upon an Event of Default and payments owed to Brokers. When the portion of the Future Development Property for each Project Expansion is acquired in accordance with terms hereof, then such Project Expansion shall be deemed to be part of the Project for purposes of this Lease.

         (h) In the event that Landlord has sold the Project and it is no longer the Landlord hereunder, the Tenant may cause a Project Expansion to be developed by the successor landlord (the "SUCCESSOR LANDLORD"). If the Successor Landlord elects not to be the developer of the Project Expansion, the Successor Landlord shall identify in the Specification Notice the proposed developer for the Project Expansion, the use of which proposed developer shall be subject to the Tenant's reasonable prior right of approval, which reasonable approval shall not be unreasonably withheld. Each and every obligation of the Landlord with respect to the development and construction of a Project Expansion shall be applicable to and binding upon the Successor Landlord.

         (i) Any reference in any part of this Article 25 to specific sections or terms of this Lease Agreement is not intended to imply or infer that the other sections or terms of this Lease Agreement are inapplicable to any Project Expansion, it being agreed instead that all sections and terms of this Lease Agreement shall apply equally to any Project Expansion, except as modified in this Article 25. Landlord and Tenant agree that the terms of Section 2.05 regarding the guarantee of the construction obligations by Koll, the terms of
Section 3.04 regarding "Supplemental Allowance" and the terms of Section 4.03 regarding "Refurbishment Allowance" shall not apply to any Project Expansion. Landlord and Tenant further agree that the following defined terms in the Lease Agreement shall have the following meanings in the context of an Article 25 Project Expansion for which an Expansion Notice has been given by Tenant:

                  (i) The term "Phase I" shall, whenever the context so requires to give meaning to the term as it relates to a Project Expansion, mean the Project Expansion;

                  (ii) The term "Architect" shall mean the architect retained by the Landlord or Successor Landlord for the Base Building Work for the Project Expansion to perform the Architect's duties as identified in the Lease, and the term "TI Architect" shall mean the architect retained by Tenant for the Tenant Improvements for the Project Expansion to perform the TI Architect's duties as identified in the Lease;

                  (iii) The term "Development Schedule" shall mean the Expansion Development Schedule provided for in Section 25.02 hereof for the development and construction of the Project Expansion;

                  (iv) The term "Building" shall mean the structure and related improvements being constructed by the Landlord or Successor Landlord for the Project Expansion;

                  (v) The term "Parking" shall mean the number and types of parking spaces to be provided for the Project Expansion, to be configured and of the type and amount to accommodate the capacity of the Project Expansion and to comply with all Laws;

                  (vi) The term "Base Building Outline Specifications" shall mean the Outline Specifications for the Project Expansion;

                  (vii) The terms "Base Building Final Plans and Specifications" and "Tenant Improvements Final Plans and Specifications" shall mean the final plans and specifications developed by Landlord and Tenant pursuant to the terms of Sections 2.02 and 2.03 for the Project Expansion;

                  (viii) The term "Contractor" shall mean the contractor proposed and/or used by Landlord or Successor Landlord for the construction of the Base Building Work for the Project Expansion, and the term "TI Contractor" shall mean the contractor proposed and/or used by Tenant for construction of the Tenant Improvements for the Project Expansion;

                  (ix) The term "Base Building Work" shall mean the scope of the work and responsibilities of the Landlord or Successor Landlord, together with the applicable standards for quality and workmanship as expressed in Section 2.02 of the Lease, for the construction of the Project Expansion;

                  (x) The term "Tenant Improvements" shall mean all improvements not part of the Base Building Work for the Project Expansion.

         (j) For purposes of a Project Expansion, Section 21.03(a)(i), (b), (c), and (d) shall be inapplicable and the following provisions shall apply:

                  (i) In the event that the Landlord or Successor Landlord fails to complete the following elements of any Project Expansion in accordance with the dates set forth below, subject to Force Majeure and Tenant Delays, (aa) the Tenant may at Tenant's sole discretion and upon thirty (30) days' prior written notice to Landlord either terminate this Lease as to the Project Expansion only, in which event neither Tenant nor Landlord shall have any further obligation hereunder as to the Project Expansion only, one to the other, or (bb) the Tenant may seek the remedies provided in Section 21.03(a)(ii) (notwithstanding that such remedies as to Phase I are applicable only after Substantial Completion);

                           (1) Landlord or Successor Landlord fails to acquire
                  title to the Future Development Property (subject only to the Permitted Exceptions and such other exceptions permitted by
                  Section 1.01(b)) on or before the date which is ninety (90) days following the date set forth for such event in the Expansion Development Schedule;

                           (2) Landlord or Successor Landlord fails to commence
                  the site work for the Project Expansion on or before the date which is one hundred fifty (150) days following the date set forth for such event in the Expansion Development Schedule;

                           (3) Landlord or Successor Landlord fails to complete
                  the "dry-in" of the Project Expansion improvements on or before the date which is one hundred fifty (150) days following the date set forth for such event in the Expansion Development Schedule; or

                           (4) Landlord or Successor Landlord fails to achieve
                  Substantial Completion within one hundred fifty (150) days following the date set forth for such event in the Expansion Development Schedule.

                  (ii) As an alternative remedy to subsection (j)(i) above, in the event of Landlord's or Successor Landlord's failure to achieve Substantial Completion by the date set forth in the Expansion Development Schedule, as that date may be extended by Force Majeure and Tenant Delays, Landlord shall be obligated, as liquidated damages for such delay, to pay to Tenant the sum of Eight Thousand and No/100 Dollars ($8,000.00) for each day that the Landlord fails to achieve Substantial Completion, until the date Landlord achieves Substantial Completion. At Landlord's election, such liquidated damage sum may be paid to Tenant in the form of a rental credit upon the commencement of payment of Base Rent for the Project Expansion. The parties acknowledge and agree that the damages that the Tenant will incur in such event are difficult to determine or ascertain with certainty as of the time of the signing of this Lease and that the amount of liquidated damages provided for herein is not intended as a penalty but, instead, represents their best reasonable estimate, based on the information available to them, of the damages that would be incurred and which shall be payable by Landlord in that event to compensate Tenant as damages resulting from such event.

                  (iii) As an additional remedy in the event of a termination under subsection (j)(i)(aa) above, in the event that the Landlord or Successor. Landlord fails to achieve Substantial Completion within one hundred fifty (150) days following the date set forth for such event in the Expansion Development Schedule, subject to Force Majeure and Tenant Delays, in the event Tenant has exercised its right to terminate the Lease as to Project Expansion only as described in subsection (j)(i)
         (aa) above, Landlord shall pay Tenant as liquidated damages the amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) to compensate Tenant for damages it will incur due to Landlord's or Successor Landlord's failure to timely complete the Project Expansion. The parties acknowledge and agree that the damages that the Tenant will incur in such event are difficult to determine or ascertain with certainty as of the time of the signing of this Lease and that the amount of liquidated damages provided for herein is not intended as a penalty but, instead, represents their best reasonable estimate, based on the information available to them, of the damages that would be incurred and which shall be payable by Landlord in that event to compensate Tenant as damages resulting from such event.

                  (iv) In the event there are recorded against the Future Development Property any easements or exceptions which arise or exist as a result of the acts, omissions or participation, directly or indirectly, of Landlord (other than the Permitted Exceptions and other than those easements and exceptions which are necessary in connection with the development of the Project, provided such additional easements and exceptions do not impair Tenant's use of the Project, in which event the remedies provided in this subsection (iv) shall not apply),
         (1) the Tenant may, prior to the commencement of construction of the Project Expansion and upon thirty (30) days prior written notice to Landlord either terminate this Lease as to the Project Expansion only, in which event neither Tenant nor Landlord shall have any further obligation hereunder as to the Project Expansion only, one to the other, or (2) the Tenant may seek the remedies provided in
         Section 21.03(a)(ii) (notwithstanding that such remedies as to Phase I are applicable only after Substantial Completion).

                  (v) In the event there are recorded against the Future Development Property any easements or exceptions which do not arise or exist as a result of the acts, omissions or participation, directly or indirectly, of Landlord (other than the Permitted Exceptions and other than those easements and exceptions which are necessary in connection with the development of the Project, provided such additional easements and exceptions do not impair Tenant's use of the Project, in which event the remedies provided in this subsection (v) shall not apply),
         (1) the Tenant may, prior to the commencement of construction of the Project Expansion and upon thirty (30) days prior written notice to Landlord either terminate this Lease as to the Project Expansion only, in which event neither Tenant nor Landlord shall have any further obligation hereunder as to the Project Expansion only, one to the other, and/or (2) Tenant may request Landlord to, and Landlord shall, use commercially reasonable efforts to remove such easements or exceptions, and/or (3) Tenant may request Landlord to, and Landlord shall, assign to Tenant those contractual rights and claims held by Landlord pertaining to such easements or exceptions, and Tenant may contest the same at its sole cost and expense.

                           ARTICLE 26 - MISCELLANEOUS

         SECTION 26.01 MISCELLANEOUS TERMS.

         (a) The parties hereto hereby covenant and agree that Landlord shall receive the Base Rent and all other sums payable by Tenant hereinabove provided as net income from the Project, without any abatement, reduction, set-off, counterclaim, defense or deduction whatsoever, except as expressly permitted in this Lease.

         (b) If any clause or provision of this Lease is determined to be illegal, invalid or unenforceable under present or future laws effective during the Term, then and in that event, it is the intention of the parties HERETO THAT the remainder of this Lease shall not be affected thereby, and that in lieu of such illegal, invalid or unenforceable clause or provision there shall be substituted a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

         (c) All rights, powers, and privileges conferred hereunder upon the parties hereto shall be cumulative, but not restrictive to those given by law.

         (d) Time is of the essence in the performance of each term of this Lease.

         (e) No failure of Landlord or Tenant to exercise any power given Landlord or Tenant hereunder or to insist upon strict compliance by Landlord or Tenant with its obligations hereunder, and no custom or practice of the parties at variance with the terms hereof shall constitute a waiver of Landlord's or Tenant's rights to demand exact compliance with the terms hereof.

         (f) No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.

         (g) This Lease contains the entire agreement of the parties hereto and no representations, inducements, promises or agreements, oral or otherwise, between the parties not embodied herein shall be of any force and effect. The masculine (or neuter) pronoun, and the singular number shall include the masculine, feminine and neuter gender and the singular and plural number.

         (h) This contract shall create the relationship of Landlord and Tenant between Landlord and Tenant; no estate shall pass out of Landlord, other than a leasehold interest.

         (i) The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

         (j) This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

         (k) This Lease shall be interpreted under the laws of the State of Texas, without regard to principles of conflict of laws. Venue for any action arising hereunder shall lie exclusively in the state and federal courts of Dallas County, Texas.

         (l) The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party. No inference shall be made from any item which has been stricken from this Lease other than the deletion of such item.

         (m) In case it should be necessary for Landlord or Tenant to bring any action under this Lease, the nonprevailing party agrees to pay reasonable attorneys' fees, including, without limitation, legal assistant or paralegal fees, secretarial overtime, special mailing and courier services, telecopies/faxes, filing fees, and reasonable travel expenses (including, without limitation, airfare, hotel accommodations, on-the-ground transportation, meals) incurred by the prevailing party.

         (n) No amendments or modifications shall be effective unless such agreement is in writing and signed by Tenant, Guarantor (or in the event Guarantor fails to consent to any amendment or modification, the Intuit Guaranty shall remain in full force and effect, provided that such amendment or modification shall not be binding upon Guarantor) and Landlord, nor shall anv custom, practice or course of dealing between the parties be construed to waive the right to require specific performance by the other party in compliance with this Lease.

         (o) The preparation and submission of a draft of this Lease by either party to the other party shall not constitute an offer, nor shall either party be bound to any terms of this Lease or the entirety of this Lease, until both parties have fully executed a final document and an original signature document has been received by both parties. Until such time as described in the previous sentence, either party is free to terminate negotiations without any obligation to the other party.

         (p) If Tenant shall fail to pay any sum of money required to be paid by it hereunder following thirty (30) days written notice that such payment is delinquent, or if Tenant shall fail to perform any other act on its part to be performed hereunder, which such failure shall continue beyond the applicable cure periods, then, in addition to an Event of Default, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Notwithstanding the foregoing, in the event of an emergency, if Tenant shall fail to pay any sum of money required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant, immediately make any such payment or perform any such other act on Tenant's part to be made or performed as provided in this Lease. Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment of sums due under this subsection as in the case of default by Tenant in the payment of Base Rent. All sums paid by Landlord and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant as Additional Rent within thirty (30) days after such payment by Landlord, together with interest thereon at the Specified Rate from such date to the date of payment.

         (q) Notwithstanding anything to the contrary herein contained, wherever the consent or approval of a party hereto is required under this Lease, said consent or approval shall not be unreasonably withheld, conditioned or delayed.

         SECTION 26.02 LANDLORD'S REPRESENTATIONS. Landlord hereby represents that:

         (a) The Project will be constructed in accordance with all applicable Laws and Covenants.

         (b) The owner of the Real Property is not now, nor, upon acquisition of the Real Property by Landlord, will Landlord be, in default under the Covenants at the time of said acquisition and throughout the term of the Lease; all Covenants are and shall be, throughout the term of this Lease, in full force and effect and all items payable pursuant to the Covenants by the owner of the Real Property or by Landlord have been paid or will be paid and shall continue to be paid throughout the term of this Lease prior to delinquency.

         SECTION 26.03 TENANT'S REPRESENTATIONS. Tenant hereby represents that:

         (a) Tenant is a Delaware corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware. Tenant has full power and authority to enter into and carry out the terms of this Lease.

         (b) The execution, delivery and performance of this Lease by Tenant do not conflict with or result in the breach or violation of Tenant's articles of incorporation, bylaws, or other documents of corporate self-governance; or any agreement, instrument or other obligation to which Tenant is a party or by which it is bound.

         (c) No consent, license, permit, or approval, or authorization (other than the corporate authorization obtained by Tenant) is required in connection with the execution or delivery by Tenant of this Lease.

         SECTION 26.04 LANDLORD'S COOPERATION. Landlord shall cooperate with Tenant, at Tenant's sole cost and expense, in Tenant's seeking to obtain any performance of the declarant under the Covenants or its seeking to obtain any approvals. In addition, Tenant shall have the right, if necessary, to take action in its own name with respect to and for the limited purposes of seeking to enjoin or contest a proposed or pending declarant action under the Covenants, or to cure any defaults by Landlord thereunder, but only if such action directly affects the Project. If any such action by Tenant pursuant to this Section 26.04 shall be barred by reason of lack of privity, non-assignability or otherwise, Landlord shall permit Tenant to take such action in Landlord's name. In any of these events, Tenant shall, indemnify and hold Landlord harmless against all liability, loss, cost (including reasonable attorneys' fees and court costs) or damage which Landlord, its successors or assigns, may incur or suffer by reason of such actions or events, and Tenant shall promptly forward copies of all papers and notices of all proceedings to Landlord.

         SECTION 26.05 CONFIDENTIALITY. The parties hereto, including, but not limited to, their successors, assigns and legal representatives, agree that this Lease may not be recorded. Landlord and Tenant also agree (i) not to disclose to the media or to any third party having no legitimate business interest in the Project the terms of this Lease and (ii) not to deliver copies of this Lease to any third party having no legitimate business interest in the Project.

         SECTION 26.06 MEMORANDUM OF LEASE. Landlord and Tenant agree, at the other's request and at the sole expense of the requesting party, to execute a Memorandum of Lease in recordable form setting forth such provisions hereof as may be desired by Landlord and Tenant. The provisions of this Lease shall control, however, with regard to any omissions from, or provisions hereof which may be in conflict with, the Memorandum of Lease. Notwithstanding anything to the contrary contained herein, no memorandum of lease or other similar document shall be filed until such time as any Mortgage affecting the Project has been recorded.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Lease on the date set forth below.

                                    LANDLORD:

Dated: February 22, 2000.           KCD-TX I INVESTMENT LIMITED PARTNERSHIP,
                                    a Texas limited partnership

                                    By: KCD-TX Investments, Inc.
                                        a Texas corporation


                                         By: /s/ JOBIN C. GROVE
                                            -----------------------------------
                                         Name:   JOBIN C. GROVE
                                              ---------------------------------
                                         Title:  Executive Vice President
                                               ---------------------------------



                                    TENANT:

Dated: February 22, 2000.           LACERTE SOFTWARE CORPORATION,
                                    a Delaware corporation


                                    By: /s/ G. ALLEN HARRIS
                                       -----------------------------------------
                                    Name: G. ALLEN HARRIS
                                         ---------------------------------------
                                    Title: President
                                          --------------------------------------

                                   EXHIBIT "A"
                                PHASE I PROPERTY
                                 (see attached)

                                     PHASE I

                             [SITE LOCATION MAP]

                                PHASE I PROPERTY
                                   10.7 ACRES
 HKS

                               LACERTE CORPORATE
                                  PLANO, TEXAS

                          Metes and Bounds Description
                            Lacerte Corporate Campus
                                 Purchase Parcel
                    Samuel H. Brown Survey, Abstract No. 108
                       City of Piano, Collie County, Texas

BEING a tract of land situated in the Samuel H. Brown Survey, Abstract No. 108, in the City of Piano, Collin County, Texas and being a portion of a called 97.216-acre tract of land conveyed to EDS Realty Corporation, as evidenced in a deed recorded in Volume 1283 at Page 0513 of the Land Records of Collie County, Texas (L.RC.C.T.) and being more particularly described by metes and bounds as follows (bearings based on the east line of a called 27.000-acre tract of land conveyed to Citizens Telecom Services Company, L.L.C., as recorded in Volume 4312 at Page 2230 L.RC.C.T., said bearing being South 00E05'22" East):

BEGINNING at the intersection of the north right of way line of Headquarters Drive (a 130-foot wide right of way at this point) with the east right of way line of Parkwood Boulevard (a variable width right of way);

THENCE in a northerly, along the east right of way line of said Parkwood Boulevard, the following:

         North 45E00'27" West, a distance of 21.24 feet to a corner;

         North 00E05'22" West, a distance of 52.02 feet to the point of curvature of a curve to the right;

         Along the arc of said curve to the right, through a central angle of 08E08'S5", having a radius of 935.00 feet and an arc length of 132.98 feet to the point of tangency of said curve;

         North 08E03'33" East, a distance of 55.98 feet to the point of curvature of a curve to the right;


         Along the arc of said curve to the right, through a central angle of 09E11'31", having a radius of 589.03 feet and an arc length of 94.50 feet to the point of compound curvature of a curve to the right;

         Along the arc of said curve to the right, through a central angle of 10E23'31", having a radius of 939.50 feet and an arc length of 170.40 feet to the end of said curve;

THENCE South 89E55'31" East, departing the east right of way line of said Parkwood Boulevard, a distance of 845.13 feet to a corner;

THENCE South 00E04'29" West, a distance of 509.00 feet to a corner on the north right of way line of proposed Headquarters Drive (a proposed 121-foot wide right of way at this point);

THENCE in a westerly direction, along the north right of way line of said Headquarters Drive, the following:

         North 89E55'31" West, a distance of 597.11 feet to a corner;

         North 88E12'25" West, a distance of 150.07 feet to a corner;

         North 89E55'31" West, a distance of 185.00 feet to the POINT OF BEGINNING and containing 10.72 acres of land, more or less.

                                  EXHIBIT "A-1"
                           FUTURE DEVELOPMENT PROPERTY
                                 (see attached)

                                SCHEME A PHASE I


                              [SITE LOCATION MAP]

                           FUTURE DEVELOPMENT PROPERTY



 HKS

                                LACERTE CORPORATE
                                  PLANO, TEXAS
         having a radius of 939.50 and an arc length of 180.28 feet to the point of tangency of said curve;

         North 38E38'15" East, passing at a distance of 387.25 feet, the northeast corner of said Parkwood Boulevard, continuing along the extension of the east right of way line of said Parkwood Boulevard for a total distance of 731.58 feet, to a corner;

THENCE South 51E21'45" East, departing the projected east right of way line of said Parkwood Boulevard, a distance of 372.00 feet to a corner,

THENCE South 00E04'29" West, a distance of 491.00 feet to a corner;

THENCE North 89E55'31" West, a distance of 845.13 feet to the POINT OF BEGINNING and containing 8.808 acres of land, more or less.

                                  EXHIBIT "A-2"
                              ACQUISITION CONTRACT
                                (to be attached)

                                   EXHIBIT "B"
                              DEVELOPMENT SCHEDULE
                                 (see attached)

                                                                     EXHIBIT "B"
                                                                   [INTUIT LOGO]

                                LACERTE SOFTWARE
                                PROJECT SCHEDULE


                                               1999                                     2000
                                             ---------   ---------------------------------------------------------------------
HD  Task Name                                Nov   Dec   Jan   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
--  ---------------------------------------  ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
 1   MILESTONE NOTES
 2     Kick Off Design                             *12/1
 3     Execute Lease                                           *2/22
 4     Close Land & Loan Transaction                                       *4/28
 5     Start Construction                                                        *5/15
 6     Shell "Dry In"
 7     Substantial Completion/Lease Term
         Commencement
 8   LAND
 9     Site Evaluation/Due Diligence               12/1--12/31
10     Environmental Phase I Survey                      1/18--1/27
11     Geotechnical Investigation                        1/28--2/24
12     Plat Site                                               2/17--------4/17
13     Land Purchase or Transfer                               2/22--------4/28
14   DESIGN
15     SHELL BUILDING & SITE
16       Prelim. Site Plans                        12/1--12/20
17       Tenant Select Site Plan (Layout
           & Height)                                     *1/4
18       Develop Schematic Architectural
           Plans                                         1/5---2/4
19       Tenant Approve Schematic
           Architectural Plans                                 *2/8
20       Design Development/Space Planning                     2/8---3/8
21       Tenant Approve DD's                                         *3/8
22       Tenant Decisions - Shell
           Technical Issues:                                         *3/8
23           Data Center, Phone, Food
24           Service, Ceiling Height,
             Sound Levels, Power Poles
25       Construction Documents                                      3/1---4/15
26       Value Engineering                                                 4/15--5/8
27       Tenant Approve CD's                                                     *5/15
28   PARKING STRUCTURE
29       Prelim. Site Plans                        12/1--1/1
30       Tenant Approve Prelim. Site Plan                *1/1
31       Develop Schematic Architectural
           Plans                                         1/31--2/8
32       Tenant Approve Schematic Design                       *2/8



                                                                     2001
                                              ---------------------------------------------
HD  Task Name                                 Jan   Feb   Mar   Apr   May   Jun   Jul   Aug
--  ---------------------------------------   ---   ---   ---   ---   ---   ---   ---   ---
 1   MILESTONE NOTES
 2     Kick Off Design
 3     Execute Lease
 4     Close Land & Loan Transaction
 5     Start Construction
 6     Shell "Dry In"                               *2/1
 7     Substantial Completion/Lease Term
         Commencement                                                       *6/1
 8   LAND
 9     Site Evaluation/Due Diligence
10     Environmental Phase I Survey
11     Geotechnical Investigation
12     Plat Site
13     Land Purchase or Transfer
14   DESIGN
15     SHELL BUILDING & SITE
16       Prelim. Site Plans
17       Tenant Select Site Plan (Layout
           & Height)
18       Develop Schematic Architectural
           Plans
19       Tenant Approve Schematic
           Architectural Plans
20       Design Development/Space Planning
21       Tenant Approve DD's
22       Tenant Decisions - Shell
           Technical Issues:
23           Data Center, Phone, Food
24           Service, Ceiling Height,
             Sound Levels, Power Poles
25       Construction Documents
26       Value Engineering
27       Tenant Approve CD's
28   PARKING STRUCTURE
29       Prelim. Site Plans
30       Tenant Approve Prelim. Site Plan
31       Develop Schematic Architectural
           Plans
32       Tenant Approve Schematic Design


Project: LACERTE         Task --------   Critical Task ----------  Milestone *
Date: FRI 2/18/000          [KOLL LOGO]

                                                                     EXHIBIT "B"
                                                                   [INTUIT LOGO]

                                LACERTE SOFTWARE
                                PROJECT SCHEDULE


                                                                                        2000
                                             ---------------------------------------------------------------------------------
HD  Task Name                                Nov   Dec   Jan   Feb   Mar   Apr   May   Jun   Jul   Aug   Sep   Oct   Nov   Dec
--  ---------------------------------------  ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---   ---
33     Design Development                                2/8---------3/8
34     Tenant Approve DD's                                          *3/8
35     Construction Documents                                  3/3------------4/15
36     Value Engineering                                              4/15-------5/8
37     Tenant Approve CD's                                                         *5/15
38   INTERIORS
39     Space Programming                       12/15-----------------------4/10
40     Tenant Final Sign Off - Space Program                              *4/10
41     Space Planning                                          3/8--------------------5/22
42     Tenant Final Sign Off - Space Plans                                           *5/22
43     Design Development - Finishes                                  4/24---------------6/9
44     Tenant Final Sign Off - DD's                                                     *6/9
45     FURNITURE
46       Short List Manufacturers                                          *4/1
47       Evaluation                                                    4/1-----------5/29
48       Review Mock Ups                                                    5/1------5/22
49       Final Decision on Furniture System                                         *5/29
50       Negotiate Furniture Contract                                                *6/2
51     Construction Documents                                           5/29-----------------------8/14
52     Preliminary Pricing/Value Engineering                                                 8/14--------9/8
53     Revise CD's For Value Engineering                                                       9/8-------------9/29
54     Tenant Final Sign Off - CD's                                                                           *9/29
55 PRE-CONSTRUCTION
56   SHELL BUILDING & SITE
57     General Contractor Bids                                       4/17--------5/1
58     Building Permit                                               4/17--------5/12
59   PARKING STRUCTURE
60     General Contractor Bids                                       4/17--------5/1
61     Building Permit                                               4/17--------5/12
62   INTERIORS
63     Building Permit                                                                       8/15---------9/11
64     General Contractor Bids                                                                       10/4-----------10/18


                                                                     2001
                                              ---------------------------------------------
HD  Task Name                                 Jan   Feb   Mar   Apr   May   Jun   Jul   Aug
--  ---------------------------------------   ---   ---   ---   ---   ---   ---   ---   ---
33     Design Development
34     Tenant Approve DD's
35     Construction Documents
36     Value Engineering
37     Tenant Approve CD's
38   INTERIORS
39     Space Programming
40     Tenant Final Sign Off - Space Program
41     Space Planning
42     Tenant Final Sign Off - Space Plans
43     Design Development - Finishes
44     Tenant Final Sign Off - DD's
45     FURNITURE
46       Short List Manufacturers
47       Evaluation
48       Review Mock Ups
49       Final Decision on Furniture System
50       Negotiate Furniture Contract
51     Construction Documents
52     Preliminary Pricing/Value Engineering
53     Revise CD's For Value Engineering
54     Tenant Final Sign Off - CD's
55 PRE-CONSTRUCTION
56   SHELL BUILDING & SITE
57     General Contractor Bids
58     Building Permit
59   PARKING STRUCTURE
60     General Contractor Bids
61     Building Permit
62   INTERIORS
63     Building Permit
64     General Contractor Bids

Project: LACERTE         Task --------   Critical Task ----------  Milestone *
Date: FRI 2/18/000          [KOLL LOGO]

                                                                     EXHIBIT "B"
                                                                   [INTUIT LOGO]

                                LACERTE SOFTWARE
                                PROJECT SCHEDULE


                                                              2000
                                             --------------------------------------
HD   Task Name                               Nov    Dec    Jan    Feb    Mar    Apr
--   -------------------------------------   ---    ---    ---    ---    ---    ---
65   CONSTRUCTION
66     SITE WORK
67       Clear Site
68       Grade Surface Parking Lot
69       Site Utilities/Irrigation
70       Paving and Hardscape
71       Landscape
72     BUILDING SHELL
73       Mobilize & Layout Controls/
           Erosion Control
74       Building Earthwork
75       Foundations
76       Underground MEP Rough In
77       Slab On Grade
78       Fabricate Exterior Walls
79       Erect Walls/Steel Structure
80       Structural Slabs
81       Roof/Windows/Sealants
82       Overhead MEP Rough In
83       Core Interior Construction/Finishes
84     PARKING STRUCTURE
85       Earthwork
86       Foundations
87       Underground MEP Rough In
88       Slab On Grade
89       Structure
90       Lighting/Drain Piping
91       Finishes
92     INTERIORS
93       Tenant Improvements
94       FF&E


                                                   2000                                    2001
                                             -------------------------------- -------------------------------
HD   Task Name                                May  Jun  Jul  Aug  Sep  Oct  Nov  Dec  Jan  Feb  Mar  Apr  May  Jun  Jul  Aug
--   -------------------------------------    ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---  ---
65   CONSTRUCTION
66     SITE WORK
67       Clear Site                            5/22-5/24
68       Grade Surface Parking Lot                      7/24----8/11
69       Site Utilities/Irrigation                         8/14----9/15
70       Paving and Hardscape                                   9/18----------11/10
71       Landscape                                                                    1/22-------------4/13
72     BUILDING SHELL
73       Mobilize & Layout Controls/
           Erosion Control                     5/15--5/19
74       Building Earthwork                      5/25----6/23
75       Foundations                               6/12----8/4
76       Underground MEP Rough In                  6/12----8/4
77       Slab On Grade                                  7/17-----8/18
78       Fabricate Exterior Walls                         7/31-----9/15
79       Erect Walls/Steel Structure                           9/13------------11/29
80       Structural Slabs                                               11/9------12/20
81       Roof/Windows/Sealants                                            11/23--------1/24
82       Overhead MEP Rough In                                            11/23-----------2/14
83       Core Interior Construction/Finishes                                    1/18-----------4/13
84     PARKING STRUCTURE
85       Earthwork                                    6/26----7/21
86       Foundations                                        8/7-----9/15
87       Underground MEP Rough In                           8/7-----9/15
88       Slab On Grade                                         8/28----9/29
89       Structure                                                 9/18--------11/17
90       Lighting/Drain Piping                                            11/20---12/15
91       Finishes                                                             12/18---1/12
92     INTERIORS
93       Tenant Improvements                                                       1/3----------------6/1
94       FF&E                                                                            4/2------6/1

Project: LACERTE         Task --------   Critical Task ----------  Milestone *
Date: FRI 2/18/000          [KOLL LOGO]

                                   EXHIBIT "C"
                      Base Building Outline Specifications
                                 (see attached)

                                    EXHIBIT C

                       BASE BUILDING OUTLINE SPECIFICATION
                                       FOR
                                LACERTE SOFTWARE

The following is a general outline of requirements. It is not intended to be all-inclusive or exhaustive. Lacerte Software will expect the building delivered to be complete, ready for construction of tenant improvements, in compliance with all codes and ordinances and generally equal to or better than the standard for new Class A office buildings in Dallas, Texas.

Summary of the Work:

The project consists of general construction, sitework, mechanical, and electrical work as required for a two-story corporate office, air-conditioned, with office wings connected by a central atrium or lobby containing an initial size of approximately 150,000 square feet. Surface parking ratio of 1/200 (provide an alternate for above-grade structured, cast-in-place concrete garage in lieu of surface parking). Developer shall prepare an initial site layout on specific approved sites subject to consultation between Developer and Lacerte Software. Site amenities and landscaping shall be consistent with similar Class A office buildings. Exterior skin shall be consistent with accepted norms for Class A office buildings. e.g. architectural precast or premium concrete tilt-wall construction. The exterior glass area should not exceed more than sixty percent (60%) of the total exterior skin surface area. Floor to ceiling height shall be not less than 10'-0". A three bay dock will provide for 24" and 48" dock high loading and a compactor slip. Building and site shall comply with all applicable codes and ordinances and with any deed restrictions or covenants associated with the property. Shell building design shall be coordinated with all tenant requirements to minimize Tenant Improvement costs by avoiding rework or retrofit of shell building conditions to accept tenant improvements (e.g. plumbing and electrical rough-ins, sprinkler heads installed to accommodate tenant drawings).

Building Design

Lacerte Software will require the opportunity to review and approve the base building design and aesthetics, and will provide input for, but not necessarily limited to, core configuration, common area finishes, lease depths and bay spacing issues.


Sitework

1. Site shall be excavated and subsurface prepared for building and parking in accordance with geotechnical recommendations prepared by a registered professional engineer.
2. Parking and building foundation design shall comply with geotechnical engineer's recommendations.
3. Landscaping and zoned irrigation in accordance with city and business park requirements and consistent with class A properties, at a minimum.
4. Provide all necessary site utilities (electric, gas, water, telephone, cable and fiber entrances). Provide separate and redundant copper/fiber service entrances consisting of 2 sets of 2 each 4" diameter PVC conduits to the building core.
5. Provide all necessary drainage requirements including water quality/filtration and retention, if required.
6.  Parking lot striping, fire lane marking and all required handicap signage.
7. Provide a minimum of two foot-candles (average maintained) site lighting utilizing pole-mounted fixtures.
8.  Fire hydrants as required by city.
9. Other features, such as water features, courtyards, etc., shall be consistent with class A properties, and will be considered a plus.
10. All select fill, paving subgrades, concrete paving and concrete foundations shall be designed by a professional engineer and inspected and tested by an independent testing laboratory.

11. Provide assistance to Tenant in securing dual electrical feed service from local power provider. Feeds shall be from separate substations. Provide additional site improvement necessary to accommodate dual feed gear and switches.
12. All parking and building storm drainage shall be collected in underground storm drains and routed offsite. Sheet draining not allowed.
13. Provide one lighted, internal halyard, flagpole.
14. Provide off-site turn lanes and median cuts for ample site entry and egress.

Concrete

1.  Cast-in-place concrete foundation in accordance with geotechnical report.
2. Composite steel second floor structure (no bar joists) designed to a minimum 50 pound floor live load plus partition loads, except in interior bays, which shall be upgraded to 100 pound live load in the interior bays for storage. Composite steel structure has been selected to eliminate vibration and bouncing and offer clear plenum area.
3.  First floor can be either slab-on-grade or structural slab.
4. When tested in accordance with the provisions of ASTM E1155, a minimum of 80% of the test samples shall fall inside a 3/4" envelope. The overall floor flatness shall comply with Ff = 25, F1, = 20; and minimum local values shall be Ff, = 17, F1, = 13.
5. If exterior skin is precast concrete, it shall be upgraded through the use of stone, texture, integral stone chips, colored cement or otherwise as consistent with a class A building. If the exterior skin is premium tilt-wall concrete construction it shall employ combinations of heavy sandblast, textured paint, form liner finishes and generous reveal fenestration. Natural or artificial stone, precast, or masonry accents should enhance prominent locations.
6. As an alternate to surface parking, provide a parking structure that shall be cast-in-place or precast concrete structure with exterior panels consistent in quality to the office building.

Mason

1. The building shall, at a minimum, provide stone or cast stone accents at lower level entrances.
2. Provide natural stone finishes in building lobby (its) and lavatory countertops.
3. Provide interlocking payers, patterned concrete, or other accent materials on entry plazas, courtyards, etc.

Metals

1. Provide steel stairs, railings, ladders, angles, bracing and access panels as required.
2.  Provide architectural metal stair handrail/guardrail system in the lobby
    (ies).

Carpentry

1.  Provide treated blocking and other rough carpentry as required.
2. Premium grade architectural millwork as required for security/reception desk, lobby(ies), toilet rooms, etc.

Thermal and Moisture Protection

1. Appropriate waterproofing in elevator pits, mechanical room and penthouse floors, and fountains, if applicable.
2.  Provide ball and rigid insulation at exterior walls (R-12) and roof (R-20).
3. Provide sound attenuation as required (not to exceed NC-30) for quiet adjacent occupancies around all mechanical rooms and other sound generating spaces.
4. Four ply built up bituminous roofing or equivalent with as maximum uplift rating of I-60. Provide walk-pads for access to maintenance areas.

Doors and Windows

1. Entrance doors and frames consistent in quality and appearance with class A office properties.
2. Exterior glazing to be 1" Low E glass. No exterior glass should exceed a seventeen percent (17%) visible reflectance percentage.

3. Provide one motorized 8' x 10' overhead coiling door, one 25,000# capacity hydraulic leveler at a lighted and covered dock area.

4. In addition to standard hardware, all exterior door openings shall be equipped with electrified panic devices, transfer hinges, terminal junction boxes, frames and doors prepped and conduited to receive Lacerte
    Software provided security access control systems connection.

5. Provide two (2) each handicap power assist openings at the lobby and rear patio entrance.

6.  Door hardware shall be mortise type latchsets and locksets.

7. Interior doors shall be premium grade wood veneer solid core doors in hollow metal frames.

Finishes

1. All interior finishes to be consistent with class A office properties. All common areas shall receive finishes as part of the shell building construction (toilet rooms, telecommunications closets, janitor, electrical, mechanical, ground lobbies, dock, etc.). Finishes include vinyl wallcoverings, multi-color wall coatings, terrazzo, natural stone, ceramic tile, paint, rubber base, floor sealer and VCT. All carpet is by Tenant. Tenant reserves the right to review and approve all interior finishes.
2. Provide at each floor core area or minimally three (3) 1 hr. rated telecommunications closets per floor level measuring 7' x 10.'
3. Provide 2' x 2' regular ceiling tile and secondary grid stacked on floor in all tenant areas. Shell construction shall include 4' x 4' primary grid throughout.
4. All finishes below the ceiling (except in common areas) shall be included in tenant improvement allowance.
5. All core walls fronting Tenant areas shall be provided to the Tenant, prepared and ready for final finish.

Specialties

1. Ceiling hung, enamel or better, toilet partitions and all toilet accessories consistent with class A office properties.
2. Provide wall-mounted, lighted exterior tenant identification sign. Submit proposed signage location.
3. Provide monument sign for Lacerte Software identification in front of premises. Submit proposed sign(s) location.
4. Provide adjustable Levelor mini-blinds on all exterior windows in tenant areas.
5.  Provide walk-off mats at each main building entrance vestibule.
6. Provide a location and through conduit to the roof, with appropriate structural capacity, for Tenant-installed satellite dish.

Conveying Systems

1. Provide geared electric passenger elevators, minimum 3000# capacity, minimum 250 feet per minute, aluminum sills, protective pads, manufacturer's upgrade ceiling system, custom detailed cab wall and floor finishes consistent in quality with the building lobby.
2. Provide oversized freight elevator with 10' cab ceiling, nickel sill, protective pads and minimum 4500# capacity, with ready access to loading dock.

Mechanical

Plumbing

    - Provide toilet rooms with wall-hung fixtures on each floor to exceed the code minimum fixture count requirements for an occupant load of 1 person per 225 s.f. and consistent in quality with class A office properties.
    - Provide standard and accessible electric water coolers at each restroom pair.
    -   Provide mop sink and mop holder in each janitor's closet.
    - Provide wet stacks at minimum two locations per floor per pod (if applicable) for tenant's coffee bars.

Mechanical

    - Heating, ventilating and air conditioning systems shall be a central plant configuration including cooling towers, chillers, chiller and condenser water pumps, air handling units (with variable frequency drives), variable air volume, energy conserving type designed to allow the building to maintain 75(degree)F interior temperature and 50% relative humidity in summer and 70(degree)F in winter. Provide outside air to meet current ASHRAE standards. Central plant and enclosure should be located adjacent the building on grade level (not roof mounted).
    - In common areas, provide complete air side distribution including medium and low pressure sheetmetal ductwork, mech. room plenum sound attenuation, terminal boxes, flex run outs and air devices including slot diffusers and louver-faced supply grilles and perforated returns. In tenant area, provide a complete medium pressure duct loop around the building's core.
    - System shall provide for DDC controls and be designed so as to be consistent with other class A office properties with maximum reasonable flexibility for base building and tenant requirements.
    -   Assume a density of one occupant per 225 square feet.
    -   Provide smoke detection as required by code.
    - Provide a "building automation" system integrating fire alarms, HVAC and lighting controls, as manufactured by Johnson Controls, CSI or equal.
    - Procure the services of an AABC registered test and balance firm to perform testing, adjusting and balancing of mechanical equipment and systems.
    - Provide vibration isolation and sound control for all motor driven equipment.
    - Provide a condenser water heat pump unit serving each group of electrical room, elevator pump room and telecommunications closet rooms. (total of 6 each required).

Fire Protection

    - Provide wet pipe automatic sprinkler system (fire pump if required) for all areas in conformance with all code requirements, furnished and installed per tenant's space plan. Provide fully recessed heads. Provide provision in sprinkler riser design only for tenant's future preaction system for 10,000 s.f.

Electrical

1. Provide minimum 2500 amp, 277/480v 3 phase, secondary service from pad mounted transformer, with associated main switchgear with TVSS protection, low voltage transformers, panelboards and grounding system. Distribution of primary and emergency power distribution will be complete to each electrical room (minimally two per floor). Amperage is as required to accommodate building requirements, building standard lighting and other developer-provided lighting and equipment, plus tenant's convenience and office equipment loads (see #2 below).
2. Within the service described above, provide 6 watts/s.f. for tenant's 120/208 volt convenience and office equipment loads. Configure at least two
    (2) electrical rooms per floor complete with feeders from switchgear, switches, K-rated transformers and dual, 84 pole; distribution panels (one clean, one dirty power) in each closet. Panels shall be electronic grade with TVSS protection.
3. Within the service describe above, provide 1.5 watts/sf. for tenant's 277 volt lighting loads. Configure at least two (2) electrical rooms per floor complete with feeders from switchgear, switches, relays for lighting control through BAS, and distribution panel(s).
4. Provide 4 - 4" sleeved cores at each telecommunication closet stack between floors for tenant's use.
5. Provide 3-lamp 18 cell fluorescent parabolic light fixtures with whips, with T-8 lamps and electronic ballasts, stacked on floor for tenant installation at a rate of one fixture per 80 square feet.
6.  Provide appropriate lighting in all building and floor common areas.
7. Provide time clocks for exterior lighting and lawn irrigation system. Connect lawn irrigation system to the BAS.
8. Provide exit lights, emergency generator, fire alarm, smoke detectors, voice enunciator (if applicable), flow/tamper switches and any other life safety equipment required by code and as required to secure base building Certificate of Occupancy. Capacity in generator available for tenant use only should be 250 kW with automatic transfer switch suitable to serve Tenant-furnished UPS.
9.  Lightning protection system is required.
10. At each telecommunications closet, provide a separate ground bar connected to building ground.

The standards outlined herein should be considered "minimum" standards for development. Any proposal not incorporating Class A standards will be viewed in a less favorable light by Lacerte Software. However, these restrictions are not intended to limit creativity or "value enhancements" that would ultimately be to the benefit of Lacerte Software.

                             APPENDIX 1 TO EXHIBIT C






TRANSMITTAL                                                 THE STAUBACH COMPANY
                                     DESIGN AND CONSTRUCTION CONSULTING SERVICES
                                                 15601 DALLAS PARKWAY, SUITE 400
                                                             DALLAS, TEXAS 75001
                                                                FAX 972/351-5000
--------------------------------------------------------------------------------

TO:          STARE VAN AMBURGH                      VIA FAX 214.373.3103

FROM:        BRAD BLANKENSHIP

DATE:        SEPTEMBER 14, 1999

PROJECT:     LACERTE SOFTWARE

--------------------------------------------------------------------------------

PLEASE MAKE THE FOLLOWING REVISIONS TO LACERTE SOFTWARE BASE BUILDING OUTLINE
SPECIFICATIONS:

EXHIBIT "A", PAGE 3, ITEM 3 IN FINISHES - CHANGE "REGULAR" TO "TEGULAR."

EXHIBIT "A", PAGE 3, ITEM 1 IN CONVEYING SYSTEMS - CHANGE "GEARED" PASSENGER ELEVATORS TO "HYDRAULIC." CHANGE SPEED FROM "250" FEET PER MINUTE TO "150" FEET PER MINUTE.


                                     1 of 1

                             APPENDIX 2 TO EXHIBIT C

                                LACERTE SOFTWARE

             CLARIFICATIONS TO BASE BUILDING OUTLINE SPECIFICATIONS

The following clarifications apply to the Request for Proposal issued by The Staubach Company for the Lacerte Software project. In the event of conflict between Exhibit A of the Request for Proposal and these clarifications, the information included in the clarifications below shall apply.

1) The requirement for parking lighting levels is clarified to be 2 fc average, on a maintained basis, and shall include "Medium Activity Level" lighting for parking structures, per IES standards.

2) Dual feed electrical service is not included at this time. Koll will assist Lacerte in securing this requirement, based on the final site selection. Lacerte will evaluate the cost impact for acceptance at that time.

3) Offsite turn lanes, median cuts, or utilities extensions are included for the site located at the Northeast corner of Parkwood and Headquarters in Legacy Business Park, Plano, Texas.

4) Main Lobby finishes are included in the shell building, based on one Main Lobby area of approximately 2,000 - 2,500 s.f. and assuming that Main Lobby floor coverings are approximately 50% hard surface and 50% carpet. All carpeting, including Main Lobby, shall be included as part of the T.I. allowance.

5) Full wet pipe fire protection system is included in the shell building, including the installation of heads on a floor with no partitions in place other than core partitions. Installation of heads will be coordinated with final TI plans to minimize cost. However, increased headcount due to TI plans, or relocations due to changes during TI buildout, will be a cost of the TI allowance.

6) Tenant Power and Lighting Distribution: Koll has included dual 84 pole electrical panels (one clean and one dirty) at each electrical room for power distribution. It is anticipated that the building layout will include one electrical room for each floor of each "Pod" serving approx. 25,000 to 30,000 sf. Therefore, a total of twelve (12) panels for tenant power distribution, located in the electrical room serving each floor, have been included. Additional panels, if required, to distribute the service of 6 watts per s.f. reserved for tenant power, will be included as a part of the TI allowance. Koll has included one (1) 84 pole electrical panel, located in each electrical room, for distribution of Tenant's 277 v. lighting. Additional lighting panels, if required, for distribution of the 1.5 watts per s.f. reserved for tenant lighting, will be included as a part of the TI allowance.

7) One 250 kw emergency generator has been included and it is assumed that life safety requirements may be served off of this system. All distribution required for life safety is included in the shell building. All distribution of emergency power for Tenant use is included in the TI allowance.

                                   Page l of 2

                             APPENDIX 2 TO EXHIBIT C

                                LACERTE SOFTWARE

             CLARIFICATIONS TO BASE BUILDING OUTLINE SPECIFICATIONS


8) Total gross / rentable area shall be approximately 165,000 s.f. and may be comprised of two or three story buildings connected by a common atrium or lobby.

9) Parking shall be provided as noted in the Preliminary Recitals of the Lease Agreement, in lieu of one per 200 s.f. Approximately 400 spaces, of the total required by the lease, shall be covered in a precast or cast-in-place parking structure of finish complimentary to the building design. The balance shall be a combination of parking on the top deck of the parking structure or surface parked adjacent to the building(s).

                                  EXHIBIT "C-1"
                                    Site Plan
                                 (see attached)

                                    SCHEME A
                                     PHASE I

                           FUTURE DEVELOPMENT PROPERTY
                                 LACERTE CORPORA

                                  PLANO, TEXAS
                                      KOLL

                               COMPLETION GUARANTY

         For a valuable consideration, receipt of which is hereby acknowledged, the undersigned, KOLL DEVELOPMENT COMPANY, LLC, a Delaware limited liability company (hereinafter called "Guarantor"), absolutely, unconditionally and irrevocably guarantees for the benefit of LACERTE SOFTWARE CORPORATION, a Delaware corporation (hereinafter called "Creditor"): (a) to perform fully and promptly when due all of the covenants, agreements and other obligations undertaken by KCD-TX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership (hereinafter called "Obligor") in Section 2.05 of the Office Lease Agreement by and between Obligor and Creditor dated effective February 22, 2000 (the "Lease Agreement") (such covenants, agreements and other obligations hereinafter called the "Obligations"); and (b) to pay any and all costs, reasonable attorneys' fees and expenses incurred or expended by Creditor due to any default in the performance of the Obligations or in enforcing any right granted hereunder.

         The liability of Guarantor hereunder shall not be modified, changed, released, reduced, limited or impaired in any manner whatsoever on account of any or all of the following: (a) the incapacity, death, disability, dissolution or termination of Guarantor, Obligor, Creditor or any other person or entity;
(b) the failure by Creditor to file or enforce a claim against the estate (either in administration, bankruptcy or other proceeding) of Obligor or any other person or entity; (c) recovery from Obligor or any other person or entity becomes barred by any statute of limitations or is otherwise prevented; (d) any defenses, set-offs or counterclaims which may be available to Obligor or any other person or entity; (e) any release of Obligor, any co-guarantor or any other person (other than Guarantor) primarily or secondarily liable for the performance of the Obligations or any part thereof, or (f) any impairment, modification, change, release or limitation of the liability of, or stay of actions or lien enforcement proceedings against, Obligor, its property, or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal Bankruptcy Code (hereinafter called the "Bankruptcy Code") or other similar federal or state statute, or from the decision of any court.

         Creditor shall not be required to pursue any other remedies before invoking the benefits of the guaranties contained herein. Creditor may maintain an action on this Guaranty without joining Obligor therein and without bringing a separate action against Obligor.

         If for any reason whatsoever (including but not limited to ultra vires, lack of authority, illegality, force majeure, act of God or impossibility) the Obligations cannot be enforced against Obligor, such unenforceability shall in no manner affect the liability of Guarantor hereunder and Guarantor shall be liable hereunder notwithstanding that Obligor may not be liable for such Obligations and to the same extent as Guarantor would have been liable if such Obligations had been enforceable against Obligor.

         Guarantor absolutely and unconditionally covenants and agrees that in the event that Obligor does not or is unable so to perform the Obligations for any reason, including, without limitation, liquidation, dissolution, receivership, conservatorship, insolvency, bankruptcy, assignment for the benefit of creditors, sale of all or substantially all assets, reorganization, arrangement, composition, or readjustment of, or other similar proceedings affecting the status, composition, identity, existence, assets or obligations of Obligor, or the disaffirmance or termination of any of the Obligations in or as a result of any such proceeding, Guarantor shall perform the Obligations and no such occurrence shall in any way affect Guarantor's obligations hereunder.

         Notwithstanding anything to the apparent contrary contained herein, Guarantor does not herein expressly or impliedly waive or release any rights of subrogation that Guarantor may have against Obligor (except as same are expressly subordinated as provided herein), rights of contribution that Guarantor may have against any other guarantor of, or other person secondarily liable for, the performance of the Obligations or rights of reimbursement that Guarantor may have as against Obligor (except as same may be limited herein).

         The rights of Creditor are cumulative and shall not be exhausted by its exercise of any of its rights hereunder or otherwise against Guarantor or by any number of successive actions until and unless all Obligations have been performed and each of the obligations of Guarantor hereunder has been performed. The existence of this Guaranty shall not in any way diminish or discharge the rights of Creditor under any prior or future guaranty agreement executed by Guarantor.

         Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, sent to the intended addressee at the address shown below, or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein.

         THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF GUARANTOR HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS' PRINCIPLES OF CONFLICTS OF LAW) AND THE LAW OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. GUARANTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND GUARANTOR HEREBY AGREES AND CONSENTS THAT IN ADDITION TO ANY

METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS. TEXAS MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS OF GUARANTOR FOR THE GIVING OF NOTICES HEREUNDER.

         Guarantor hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Creditor in connection with this Guaranty, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein (other than a compulsory counterclaim) and (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit Guarantor from instituting or maintaining a separate action against Creditor with respect to any asserted claim.

         This Guaranty may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         This Guaranty may only be modified, waived, altered or amended by a written instrument or instruments executed by the party against which enforcement of said action is asserted. Any alleged modification, waiver, alteration or amendment which is not so documented shall not be effective as to any party. This Guaranty shall lapse and become void and unenforceable upon Obligor's satisfaction of its obligations under Section 2.05 of the Lease Agreement.

         The terms, provisions, covenants and conditions hereof shall be binding upon Guarantor and the successors and assigns of Guarantor and shall inure to the benefit of Creditor and all transferees, successors and/or assignees of Creditor. Within this Guaranty, words of any gender shall be held and construed to include any other gender and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. A determination that any provision of this Guaranty is unenforceable or invalid shall not affect the enforceability or validity of any other provision and any determination that the application of any provision of this Guaranty to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to any other persons or circumstances.

         EXECUTED this 22th day of February, 2000.

                                         KOLL DEVELOPMENT COMPANY, LLC,
                                         a Delaware limited liability company



                                         By: [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                         Name: [NAME ILLEGIBLE]
                                              ----------------------------------
                                         Title: EVP
                                               ---------------------------------

The address of Guarantor is:

4343 Von Karman Avenue
Newport Beach, California 92660

                                         LACERTE SOFTWARE CORPORATION,
                                         a Delaware corporation By:


                                         By: [SIGNATURE ILLEGIBLE]
                                            ------------------------------------
                                         Name: [NAME ILLEGIBLE]
                                              ----------------------------------
                                         Title: President
                                               ---------------------------------

The address of Creditor is:

13155 Noel Road, Suite 2200
Dallas, Texas 75240
Attn: Mark Portner, General Counsel

                                  EXHIBIT "D-1"

                                 Intuit Guaranty

         THIS LEASE GUARANTY ("GUARANTY") is made as of the 22 day of February, 2000, by INTUIT INC., a corporation formed under the laws of Delaware ("GUARANTOR") in favor of KCDTX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership ("LANDLORD").

         FOR VALUE RECEIVED, Guarantor hereby unconditionally, irrevocably and absolutely guarantees to Landlord without demand or notice (except for the notice of default which is delivered to Guarantor under the Lease) the prompt and full payment and performance, when due, of all obligations and covenants of LACERTE SOFTWARE CORPORATION, a Delaware corporation ("TENANT"), fixed or contingent, under the terms of the Office Lease Agreement dated effective February 22, 2000, executed by and between Tenant and Landlord and any and all, subject to Paragraph 4 below, renewals, extensions, amendments, expansions and modifications thereof (collectively, the "LEASE"), or which Tenant, or its successors or assigns, may in any other manner now or at any time hereafter owe Landlord under the terms of the Lease, including, but not limited to, rent, taxes, insurance, operating expenses, maintenance costs, damages and expenses resulting from Tenant's default under the Lease, (collectively, the "OBLIGATIONS").

1. CONTINUING GUARANTY. This is a continuing Guaranty and shall apply to any renewals, extensions, and modifications of the Lease.

2. OTHER REMEDIES. Landlord shall not be required to pursue any other remedies before invoking the benefits of this Guaranty; specifically, Landlord shall not be required to take any action against Tenant or any other person, to exhaust its remedies against any other guarantor of the Obligations, any collateral or other security, or to resort to any balance of any deposit account or credit on the books of Landlord in favor of Tenant or any other person.

3. OBLIGATIONS NOT IMPAIRED. Prior to performance and satisfaction in full of the Obligations, the liability of Guarantor under this Guaranty shall not be released or impaired without the prior written consent of Landlord. Without limiting the generality of the foregoing, the liability of Guarantor shall not be released or impaired on account of any of the following events:

         (a) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Tenant, or any receivership, insolvency, bankruptcy, reorganization or other similar proceedings affecting Tenant or any of its assets;

         (b)      the addition of a new guarantor or guarantors;

         (c) any bankruptcy or insolvency proceedings against or by Tenant, its property, or its estate or any modification, discharge or extension of the Obligations resulting from the operation of any present or future provision of the United States Bankruptcy Code or any other similar federal or state statute, or from the decision of ay court, it being the intention hereof that Guarantor shall remain liable on the Obligations notwithstanding any act, omission, order, judgment or event which might, but for the provisions hereof, otherwise operate as a legal or equitable discharge of Guarantor;

         (d) Landlord's failure to use diligence in preserving the liability of any person on the Obligations, or in bringing suit to enforce collection of the Obligations;

         (e) the substitution or withdrawal of collateral, or release of collateral, or the exercise or failure to exercise by Landlord of any right conferred upon it herein or in any collateral agreement;

         (f) if Tenant is not liable for any of the Obligations because the act of creating the Obligations is ultra vires, or the officers or person creating the Obligations acted in excess of their authority, or for any reason the Obligations cannot be enforced against Tenant;

         (g) any payment by Tenant to Landlord if such payment is held to constitute a preference under the bankruptcy laws, or if for any other reason Landlord is required to refund such payment to Tenant or pay the amount thereof to any other party; or

         (h) any assignment of the Lease or subletting of all or any portion of the Project (as defined in the Lease).

4. AMENDMENTS AND PROJECT EXPANSIONS. Notwithstanding anything in this Guaranty to the contrary, Guarantor shall have no liability for any obligations of Tenant incurred as a result of any amendment, extension, renewal or modification of the Lease (collectively, an "Amendment"), or any Project Expansion (as such term is defined in the Lease), unless Guarantor shall have expressly agreed to the same in writing; provided, however, that any such Amendment or Project Expansion may be effected as between Landlord and Tenant as provided in the Lease without Guarantor's consent, but shall not be binding on Guarantor in any way. In the event of such an Amendment or Project Expansion effected by Landlord and Tenant without Guarantor's consent, Guarantor shall remain liable only for those obligations under the Lease which existed prior to such Amendment or Project Expansion.

5. BENEFIT TO GUARANTOR. Guarantor represents and warrants that it derives or expects to derive substantial financial and other advantage and benefit, directly or indirectly, from the Lease and the Obligations. Guarantor acknowledges that, in entering into the Lease, Landlord is relying on Guarantor's agreements contained in this Guaranty and on Guarantor's creditworthiness. Guarantor acknowledges that Landlord would not have entered into the Lease without Guarantor's guarantee of the Obligations pursuant to the terms hereof.

6. DISSOLUTION OF GUARANTOR. Upon the dissolution or bankruptcy of Guarantor, the liability of Guarantor shall continue against its assets as to all Obligations which shall have been incurred by Tenant.

7. FINANCIAL STATEMENTS. The Guarantor warrants and represents to Landlord that all financial statements heretofore delivered by Guarantor to Landlord are true and correct in all material respects, if any.

8. WAIVER OF NOTICE. Guarantor waives diligence on the part of Landlord in the collection and enforcement of the Obligations, notice, demand, protest, and waives the right to notice of all extensions, amendments, modifications and/or expansions that may be granted to Tenant with respect thereto.

9. MODIFICATION OR CONSENT. No modification, consent or waiver of any provision of this Guaranty, nor consent to any departure by Guarantor therefrom, shall be effective unless the same shall be in writing and signed by Landlord, and then shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Landlord in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof or the exercise of any other right or power hereunder. All rights and remedies of Landlord hereunder are cumulative of each other and of every other right or remedy which Landlord may otherwise have at law or in equity or under any other contract or document, and the exercise of one or more rights or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies.

10. INDUCEMENT TO LANDLORD. Guarantor acknowledges that this Guaranty is given to induce Landlord to enter into the Lease and to extend credit to Tenant which would not be extended except in reliance upon this Guaranty.

11. ATTORNEY'S FEES. If a lawsuit is instituted in connection with this Guaranty, then the non-prevailing party in such lawsuit agrees to pay to the prevailing party all expenses incurred by the prevailing patty in connection with such lawsuit (including, but not limited to, reasonable attorneys' fees and costs of court).

12. SUCCESSORS AND ASSIGNS. This Guaranty is for the benefit of Landlord, and its successors and/or assigns. Landlord may assign its rights hereunder in connection with assignment of the Lease or collaterally or absolutely to the Lender (as defined in the Lease); and, upon any such assignment, all the terms and provisions of this Guaranty shall inure to the benefit of such assignee, to the extent so assigned. The liability of Guarantor hereunder shall be binding upon all administrators, legal representatives, successors and assigns of Guarantor.

13. HEADINGS. The section headings hereof are inserted for convenience of reference only and shall not alter, define or be used in construing the text of this instrument.

14. DEFENSES. Notwithstanding anything to the contrary herein, Guarantor shall have available to it all of Tenant's defenses to enforcement of the Lease resulting from the acts or omissions of Landlord under the Lease, but Guarantor shall not be entitled to raise any of Tenant's personal defenses to enforcement of Lease obligations, including, but not limited to, bankruptcy, insolvency, waiver, laches, ultra vires or lack of authority.

15. CONSENT TO JURISDICTION. Guarantor hereby consents to the jurisdiction of any state or federal court located within the County of Dallas, State of Texas and irrevocably agrees that, subject to Landlord's election, all actions or proceedings arising out or relating to this Guaranty or the Lease shall be litigated in such courts. Guarantor accepts for itself and in connection with its properties, generally and unconditionally, exclusive jurisdiction of the aforesaid courts and waives any defense of forum non conveniens.

16. TERM. This Guaranty shall terminate only when all of the Obligations have been fully performed and satisfied.

17. GUARANTY OF PAYMENT AND PERFORMANCE. This is an unconditional, irrevocable and absolute guaranty of payment and performance and not a guaranty of collection.

18. PAST DUE AMOUNTS. All past due payments of the Obligations shall bear interest at the Specified Rate (as defined in the Lease).

19. REPRESENTATIONS. Guarantor represents and warrants to Landlord that (i) Guarantor has executed this Guaranty of its free will and accord, (ii) Guarantor has read and understands the term of this Guaranty and the Lease, (iii) Guarantor has had the opportunity to have this Guaranty and the Lease reviewed by an attorney of Guarantor's choice, and (iv) the execution of this Guaranty will benefit, directly or indirectly, the Guarantor.

20. AUTHORITY. This Guaranty has been duly authorized by all appropriate corporate action, and the undersigned is an authorized signatory of Guarantor, fully empowered to execute this Guaranty.

21. GOVERNING LAW. This Guaranty shall be governed under the laws of the State of Texas, without regard to principles of conflicts of laws.

22. EFFECTIVENESS. This instrument shall be effective and binding upon Guarantor upon Guarantor's execution hereof and delivery hereof to Landlord (which delivery may only be by original execution copy), and shall remain in full force and effect, and shall survive the exercise by Landlord of any remedy under the Lease.

23. SUBSTITUTION. In the event that Tenant is not a Related Party to Intuit, Intuit may substitute a guarantor in its place hereunder ("Substitute Guarantor"), provided: (i) such Substitute Guarantor assumes Intuit's obligations hereunder in a form reasonably satisfactory to Landlord and Lender; (ii) Landlord's rights to enforce the Guaranty will not be impaired thereby; (iii) such Substitute Guarantor represents and warrants to Landlord that the Substitute Guarantor derives or expects to derive substantial financial and other advantage and benefit, directly or indirectly, from the Lease and the Obligations, and (iv) such Substitute

         Guarantor has (1) an Investment Grade Credit Rating, or (2) at the time the request is made by Intuit to substitute a guarantor, the proposed Substitute Guarantor has a minimum tangible net worth calculated in accordance with generally accepted accounting principles of not less than Five Hundred Million and No/100 Dollars U.S. ($500,000,000.00 U.S.) and further provided that for each of the proposed Substitute Guarantor's most recent three fiscal year end reporting periods, the proposed Substitute Guarantor has both positive earnings and a minimum tangible net worth of not less than Five Hundred Million and No/100 Dollars U.S. ($500,000,000.00 U.S.) as calculated in accordance with generally accepted accounting principles. Upon such approval by Landlord and Lender, Intuit shall thereafter be relieved of any and all liability under the Lease or this Guaranty from and after the date of such substitution. As used in the Lease and this Guaranty, unless expressly set forth to the contrary, the use of the tern "Guarantor" shall be applicable to, and mean the same as, the term "Substitute Guarantor."

24. NOTICES. Any notice sent by Landlord to Guarantor shall be delivered as specified in the Lease to the address given below.


         IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the day and year first written above.

                                         GUARANTOR:

                                         INTUIT INC.,
                                         a Delaware corporation


                                         By: /s/ GREG SANTORA
                                            ------------------------------------
                                         Name: GREG SANTORA
                                              ----------------------------------
                                         Title: CFO & Senior Vice President
                                                of Finance & Corporate Services

ADDRESS OF GUARANTOR:                                APPROVED


2550 Garcia Avenue                                   INTUIT LEGAL DEPT.
Mountain View, California 94043-7850                 DATE FEBRUARY 22, 2000
Attn: Catherine L. Valentine, General Counsel        By [SIGNATURE ILLEGIBLE]

                                   EXHIBIT "E"

                                WEATHER STANDARD

The following table of average work days lost per month due to weather conditions has been anticipated with respect to Section 2.15 of this Lease:


                                               AVERAGE LOST TIME
                     MONTH                       IN WORK DAYS
                     -----                       ------------

                     January                          5
                     February                         4
                     March                            5
                     April                            6
                     May                              6
                     June                             4
                     July                             4
                     August                           4
                     September                        5
                     October                          4
                     November                         4
                     December                         4


Contract time extensions for abnormal weather will be granted in accordance with
Section 2.15 only to the extent that the actual time lost during a particular month exceeds the average lost time indicated in the above table.

                                   EXHIBIT "F"


                        SUBORDINATION, NONDISTURBANCE AND
                              ATTORNMENT AGREEMENT

         THIS AGREEMENT made effective as of the day of______________, 2000, between _______________, a __________ (hereinafter called "Lender") and LACERTE SOFTWARE CORPORATION, a Delaware corporation (hereinafter called "Tenant"),

                                WITNESSETH THAT:

         WHEREAS, Lender will be the owner and holder of a Deed of Trust, Mortgage and Security Agreement (hereinafter called the "Security Instrument"), to be recorded in Collin County, Texas, covering the real property described in Exhibit A and the building and improvements thereon (hereinafter collectively called the "Mortgaged Premises") securing the payment of a promissory note in the stated principal amount of $______ payable to the order of Lender;

         WHEREAS, Tenant is the tenant under Lease Agreement (hereinafter called the "Lease") dated February 22, 2000 made by KCD-TX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership, as landlord (said landlord and its successors and assigns occupying the position of landlord under the Lease hereinafter called "Landlord"), covering certain property (hereinafter called the "Demised Premises") consisting of all of the Mortgaged Premises; and

         WHEREAS, Tenant and Lender desire to confirm their understanding with respect to the Lease and the Security Instrument;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, Lender and Tenant hereby agree and covenant as follows:

         1. Subordination. The Lease now is, and shall at all times and for all purposes continue to be, subject and subordinate, in each and every respect, to the Security Instrument, with the provisions of the Security Instrument controlling in all respects over the provisions of the Lease, it being understood and agreed that the foregoing subordination shall apply to any and all increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations of the Security Instrument, provided that any and all such increases, renewals, modifications, extensions, substitutions, replacements and/or consolidations shall nevertheless be subject to the terms of this Agreement.

         2. Non-Disturbance. So long as (i) Tenant is not in default (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed, (ii) the Lease is in full force and effect according to its original terms, or with such amendments or modifications as Lender shall have approved, and (iii) Tenant attorns to Lender or a purchaser of the Mortgaged Premises as provided in Paragraph 3, then (a) Tenant's possession, occupancy, use and quiet enjoyment of the Demised Premises under the Lease, or any extensions or renewals thereof or acquisition of additional space or all or any portion of the fee interest in the Mortgaged Premises which may be effected in accordance with any option therefor in the Lease, shall not be terminated, disturbed, diminished or interfered with by Lender in the exercise of any of its rights under the Security Instrument, and
(b) Lender will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant's interest and estate under the Lease because of any default under the Security Instrument.

         3. Attornment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, the Lease shall continue in full force and effect as a direct Lease between Lender, or other purchaser of the Mortgaged Premises who shall succeed to the rights and duties and obligations of Landlord, and Tenant, and Tenant shall attorn to Lender or such purchaser, as the case may be, upon any such occurrence and shall recognize Lender or such purchaser, as the case may be, as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument on the part of any of the parties hereto. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of Landlord or of any holders) of any of the indebtedness or other obligations secured by the Security Instrument or any such purchaser, any instrument or certificate which, in the sole reasonable judgment of the requesting party, is necessary or appropriate, in connection with any such foreclosure or deed in lieu of foreclosure or otherwise, to evidence such attornment.

         4. Obligations and Remedies. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Lender or other purchaser of the Mortgaged Premises, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants and conditions of the Lease on Tenant's part to be performed that Landlord had or would have had if Lender or such purchaser had not succeeded to the interest of Landlord. Upon attornment by Tenant as provided herein, Lender or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease and Tenant shall have the same remedies against Lender or such purchaser for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord if Lender or such purchaser had not succeeded to the interest of Landlord; provided, however, that Lender or such purchaser shall not be liable or bound to Tenant:

         (a) for any act or omission of any prior landlord (including Landlord) which constitutes a default or breach of this Agreement; provided, however, nothing contained herein shall be deemed to be a waiver of Tenant's rights or remedies against Lender or such purchaser in the event such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Premises; or

         (b) for any offsets or defenses except those based upon or related to defects or deficiencies in the construction of the Project, which the Tenant might be entitled to assert against Landlord arising prior to the date Lender takes possession of Landlord's interest in the Lease or becomes a mortgagee in possession, subject to Tenant's continued rights of offset and termination for any default by Landlord which remains uncured; provided that notice of such default is provided to Lender within a reasonable time after Lender acquires the Mortgaged Premises;

         (c) for or by any rent or additional rent which Tenant might have paid for more than thirty (30) days in advance to any prior landlord (including Landlord) unless such rent is actually received by Lender; or

         (d) by any amendment or modification of the Lease made without Lender's consent, except for any amendment or modification of a de minimis or non-material nature; or

         (e) for any security deposit, rental deposit or similar deposit given by Tenant to a prior landlord (including Landlord) unless such deposit is actually paid over to Lender or such purchaser by the prior landlord; or

         (f) for any repairs or replacements to or required by the Demised Premises or the Mortgaged Premises arising prior to the date Lender or such purchaser takes possession of the Mortgaged Premises provided, however, nothing contained herein shall be deemed to be a waiver of Tenant's rights or remedies against Lender or such purchaser in the event such default is not cured by Lender or such purchaser after Lender or such purchaser acquires the Mortgaged Premises; or

         (g) for the payment of any leasing commissions or other expenses for which any prior landlord (including Landlord) incurred the obligation to pay; or

         (h) by any notice given by Tenant to a prior landlord (including Landlord) unless a copy thereof was also then given to Lender; or

         (i) beyond Lender's or such purchaser's interest in the Mortgaged Premises, notwithstanding any provision contained in the lease to the contrary, it being agreed that Lender or such purchaser shall not be liable or responsible whatsoever under the terns of the Lease after it ceases to own an interest in the Mortgaged Premises.

         5. No Abridgment. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of Landlord under the Lease in the event of any default by Tenant (beyond any period given Tenant to cure such default) in the payment of rent or additional rent or in the performance of any of the other terms, covenants or conditions of the Lease on Tenant's part to be performed.

         6. Notices of Default to Lender. Tenant agrees to give Lender a copy of any default notice sent by Tenant to Landlord.

         7. Representations by Tenant. Tenant represents and warrants to Lender that Tenant has validly executed the Lease; the Lease is valid, binding and enforceable and is in full force and effect in accordance with its terms; the Lease has not been amended except as stated herein; no rent under the Lease has been or will be paid more than thirty (30) days in advance of its due date; there are no defaults existing under the Lease; and, as of this date, no charge, lien, counterclaim or claim of offset under the Lease, or otherwise, has accrued against the rents or other charges due or to become due under the Lease.

         8. Rent Payment. If Lender shall become the owner of the Mortgaged Premises or the Mortgaged Premises shall be sold by reason of non-judicial or judicial foreclosure or other proceedings brought to enforce the Security Instrument or the Mortgaged Premises shall be conveyed by deed in lieu of foreclosure, Tenant agrees to pay all rents directly to Lender or other purchaser of the Mortgaged Premises, as the case may be, in accordance with the Lease immediately upon notice of Lender or such purchaser, as the case may be, succeeding to Landlord's interest under the Lease. Tenant further agrees to pay all rents directly to Lender immediately upon notice that Lender is exercising its rights to such rents under the Security Instrument or any other loan documents (including but not limited to any Assignment of Leases and Rents) following a default by Landlord or other applicable party. Tenant shall be under no obligation to ascertain whether a default by Landlord has occurred under the Security Instrument or any other loan documents. Landlord waives any right, claim or demand it may now or hereafter have against Tenant by reason of such direct payment to Lender and agrees that such direct payment to Lender shall discharge all obligations of Tenant to make such payment to Landlord.

         9. Notice of Security Instrument. To the extent that the Lease shall entitle Tenant to notice of any deed of trust or security agreement, this Agreement shall constitute such notice to the Tenant with respect to the Security Instrument and to any and all other deeds of trust and security agreements which may hereafter be subject to the terms of this Agreement.

         10. Landlord Defaults. Tenant agrees with Lender that effective as of the date of this Agreement: (i) except as permitted by the terms of the Lease for failure to construct the Project in a timely manner, Tenant shall not take any steps to terminate the Lease for any default by Landlord or any succeeding owner of the Mortgaged Premises until after giving Lender written notice of such default, stating the nature of the default and giving Lender thirty (30) days from receipt of such notice to effect cure of the same, or if cure cannot be effected within said thirty (30) days due to the nature of the default, Lender shall have a reasonable time to cure provided that it commences cure within said thirty (30) day period of time and diligently carries such cure to completion; and (ii) notice to Landlord under the Lease (oral or written) shall not constitute notice to Lender.

         11. Notice. Any notice or communication required or permitted hereunder shall be given in writing, sent by (a) personal delivery, or (b) expedited delivery service with proof of delivery, or (c) United States mail, postage prepaid, registered or certified mail, or (d) telegram addressed as follows:

        To Lender:
                                       -------------------------------

                                       -------------------------------

                                       -------------------------------

                                       -------------------------------



        To Tenant:                     Lacerte Software Corporation
                                       13155 Noel Road, Suite 2200
                                       Dallas, Texas 75240
                                       Attention: Mark Portner, General
                                       Counsel

        With a copy to:                Calhoun & Stacy, P.L.L.C.
                                       901 Main Street, Suite 5700
                                       Dallas, Texas 75202-3713
                                       Attention: Thomas E. Rosen

        and to:                        Intuit Inc.
                                       2550 Garcia Avenue
                                       Mountain View, California 94043-7850
                                       Attn: Catherine L. Valentine, General
                                             Counsel

or to such other address or to the attention of such other person as hereafter shall be designated in writing by the applicable party sent in accordance herewith. Any such notice or communication shall be deemed to have been given and received either at the time of personal delivery or, in the case of delivery service or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or in the case of telegram, upon receipt.

         12. No Amendment. Termination. Assignment or Subletting of Lease. Lender and Tenant agree that Tenant's interest in and obligations under the Lease shall not be altered, modified or terminated without the prior written consent of Lender. Lender and Tenant also agree that in connection with any assignment of subletting of the Lease where Landlord's consent is required under the Lease, Tenant shall neither assign the Lease or allow it to be assigned in any manner nor sublet the Demised Premises or any part thereof without the prior written consent of Lender.

         13. Modification. This Agreement may not be modified orally or in any manner other than by an agreement in writing signed by the parties hereto or their respective successors in interest.

         14. Successor Lender. The term "Lender" as used throughout this Agreement includes any successor or assign of Lender and any holder(s) of any interest in the indebtedness secured by the Security Instrument.

         15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their successors and assigns, and any purchaser or purchasers at foreclosure of the Mortgaged Premises, and their respective successors and assigns.

         16. Paragraph Headings. The paragraph headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several paragraphs hereof.

         17. Gender and Number. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural and words in the plural number shall be held and construed to included the singular, unless the context otherwise requires.

         18. Applicable Law. This Agreement and the rights and duties of the parties hereunder shall be governed by all purposes by the law of the state where the Mortgaged Premises is located and the law of the United States applicable to transactions within such state.

         IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the day and year first above written.

                                      ----------------------------,

                                      a
                                       ---------------------------

                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------


                                      LACERTE SOFTWARE CORPORATION,
                                      a Delaware corporation

                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------

THE STATE OF TEXAS )
                   )
COUNTY OF DALLAS   )

         This instrument was acknowledged before me on _____, 2000 by_____________of ______________, a_____________, on behalf of said___________.




                                    -------------------------------------------
                                    Notary Public, State of Texas


                                    -------------------------------------------
                                    (printed name)

My commission expires:

                       .
----------------------

THE STATE OF____________)

COUNTY OF_______________)

         This instrument was acknowledged before me on_________, 2000 by ________________of Lacerte Software Corporation, a__________corporation, on behalf of said corporation. Notary Public, State of (printed name)




                                    -------------------------------------------
                                    Notary Public, State of______________


                                    -------------------------------------------
                                    (printed name)

My commission expires:


----------------------.

                               CONSENT OF LANDLORD

         KCD-TX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership, as the current Landlord under the Lease, joins in the execution of this Agreement to evidence its consent to the terms and provisions set out herein.


                                      KCD-TX I INVESTMENT LIMITED
                                      PARTNERSHIP, a Texas limited partnership

                                      By:    KCD-TX Investments, Inc.
                                             a Texas corporation

                                      By:
                                         -----------------------------------
                                      Name:
                                           ---------------------------------
                                      Title:
                                            --------------------------------


 THE STATE OF TEXAS )
                    )
 COUNTY OF DALLAS   )

         This instrument was acknowledged before me on _________, 2000 by ________, _____________of ____________________, a Delaware corporation, on behalf of said corporation, in its capacity as General Partner of KCD-TX I INVESTMENT LIMITED PARTNERSHIP, a Texas limited partnership, on behalf of said partnership.


                                    -------------------------------------------
                                    Notary Public, State of Texas


                                    -------------------------------------------
                                    (printed name)

My commission expires:

                       .
----------------------

                                   EXHIBIT "G"
                              COMMISSION AGREEMENT
                                 (see attached)

THE STAUBACH COMPANY
Corporate Services Division

                              COMMISSION AGREEMENT


This Commission Agreement ("Agreement") is entered into as of this 1st day of November 1999, by and between Koll Development Company ("Owner) and The Staubach Company, ("Broker"). The following provisions are true and correct and are the basis for this Agreement:

A) Owner will have legal title to a tract of property in Dallas County on which tract Owner will construct an office building commonly known as Lacerte Software Corporation - Build-To-Suit ("Building"), which tract of land is more particularly described h Exhibit "A" attached hereto and incorporated herein by reference (or as described next to the Owner's signature hereon) (the "Property").

B) Broker has presented the office space needs of "LACERTE SOFTWARE/INTUIT" to Owner and has and will render services in connection with the leasing of office space to the Tenant.

C) Owner has agreed to pay Broker a real estate commission in consideration for services rendered and to be rendered in consummating a Lease (herein so called) pursuant to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the mutual promises act forth herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. AGREEMENT TO PAY COMMISSION. Owner hereby agrees to pay a real estate commission to broker in a sum equal to four and one-half percent (4.5%) of the Gross Rental to be received by the Owner during the Lease term as shown in the Lease, including four and one-half percent (4.5%) of the Gross Rental paid in connection with any expansion of Tenants space a renewals of the Lease.

2. DEFINITION OF TOTAL GROSS RENTALS. Total gross rentals shall include all rental proceeds obligated for payment by the Tenant including operating expenses, (inclusive of common area maintenance and insurance). For the purpose of calculating the real estate commission hereunder there shall be no deduction from Gross Rental shown in the Lease for any sum (except free rent), including but not limited to any concessions made to Tenant by Owner or any costs or expenses paid by Owner an behalf of Tenant. There shall be no deductions from the gross rental for equity options, purchase options, allowance or other benefits provided to the Tenant. Variable escalations in the rental, or increases in operating expenses above the base shall not be included in the calculation of total gross rentals.

3. PAYMENT OF COMMISSION. The commission shall be due and payable to Broker in cash (i) one half (1/2) upon the latter to occur of at the time the Lease is signed or the initial construction loan is funded and (ii) the balance an the earlier to occur of (a) the that day that Tenant occupies all or any portion of the space covered by the Lease, or (b) commencement of the term under the Lease, whichever is earlier.

4. EXPANSIONS AND RENEWALS. In the event the Tenant executes any expansion and/or renewal that is substantially in accordance with an option or right provided for within the initial lease document, a commission shall be due as provided herein. in the event the Tenant executes any expansion and/or renewal that is not substantially provided for within the initial lease document, a commission fee shall be due to Broker unless another Broker is appointed to assist the Tenant in such negotiations.

5. PURCHASE BY TENANT (OR TENANT'S ASSIGNS). In the event of the Tenant purchases the premises prior lease commencement and in lieu of a lease agreement (in whole or in part) through a right a option provided for in the lease, the Broker shall be due a fee as follows:

- an imputed lease commission of 4.5% of what the Gross Rental would have been in the event of a Lease payable by Owner to Broker at closing.

6. SUCCESSORS AND ASSIGNS. Broker is to be named in the Lease as the broker entitled to a commission and the obligation to pay and the right to receive any of the commissions described above shall inure to the benefit and obligation of the respective heirs, successors and/or assigns of Owner or Broker. In the event of a sale or an assignment of the Property which includes Tenant's demised premises, Owner agrees to secure from the purchaser or assignee a written, recordable agreement under which the new owner or assignee assumes payment to the Broker of all commissions payable hereunder, or the Landlord shall remain liable for all terms and conditions of this agreement unless and until the purchaser or assign(s) assumes all obligations contained herein.

7. NOTICES


If to Broker:                                The Staubach Company
                                             15801 Dallas Parkway, Suite 400
                                             Dallas, Texas 75001 (972) 381-5000

If to Owner:                                 Koll Development Company
                                             ----------------------------------
                                             8411 Preston Road. Suite 700
                                             ----------------------------------
                                             Dallas, Texas 75225 (214) 696-1700
                                             ----------------------------------
LEGAL DESCRIPTION (IF NOT ATTACHED AS
                   EXHIBIT "A")              APPROVED this 1st day of Nov., 1999
                                             [SIGNATURE ILLEGIBLE]
----------------------------------           ----------------------------------
                                             Owner
----------------------------------
                                             Accepted this 1st day of Nov., 1999
----------------------------------
                                             [SIGNATURE ILLEGIBLE]
APPROVED BY:                                 -----------------------------------
                                             AGENT
                                             The Staubach Company
----------------------------------           (Tax I.D. #75-1559116)

----------------------------------

                                  EXHIBIT "I"
                              PERMITTED EXCEPTIONS
                                (to be attached)

                                   EXHIBIT "H"

                               *Base Rent Example

  PHASE I
            Year 1         $14.81 NNN
            Year 2         $14.81 NNN
            Year 3         $14.81 NNN
            Year 4         $14.81 NNN
            Year 5         $14.81 NNN
            Year 6         $16.29 NNN
            Year 7         $16.29 NNN
            Year 8         $16.29 NNN
            Year 9         $16.29 NNN
            Year 10        $16.29 NNN
            Year 11        $17.92 NNN
            Year 12        $17.92 NNN
            Year 13        517.92 NNN
            Year 14        517.92 NNN
            Year 15        $17.92 NNN
            Year 16        $19.71 NNN
            Year 17        519.71 NNN
            Year 18        $19.71 NNN
            Year 19        $19.71 NNN
            Year 20        $19.71 NNN
            Year 21        520.11 NNN
            Year 22        520.51 NNN
            Year 23        520.92 NNN
            Year 24        $21.34 NNN
            Year 25        521.77 NNN
            Year 26        522.21 NNN
            Year 27        $22.65 NNN

EXPANSION PHASES (IF APPLICABLE)

            Years 1-5      Cost x Yield per Section 25.03(d) of Lease Agreement
            Years 6-10     Previous NNN Rental Rate x 110%
            Years 11-15    Previous NNN Rental Rate x 110%
            Years 16-20    Previous NNN Rental Rate x 110%
            Year 21        Previous NNN Rental Rate x 102%
            Year 22        Previous NNN Rental Rate x 102%
            Year 23        Previous NNN Rental Rate x 102%
            Year 24        Previous NNN Rental Rate x 102%
            Year 25        Previous NNN Rental Rate x 102%
            Year 26        Previous NNN Rental Rate x 102%
            Year 27        Previous NNN Rental Rate x 102%

*Note: Rental rates may increase or decrease in accordance with the provisions of Section 5.01(c) and Article 25.


                                       1